As filed with the Securities and Exchange Commission on December 7, 2004
                                      Registration Number 333-116117


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                FORM SB-2/A

                          REGISTRATION STATEMENT
                                 UNDER THE
                          SECURITIES ACT OF 1933
                            (Amendment No. 2)



                     Headliners Entertainment Group, Inc.
                --------------------------------------------
               (Name of Small Business Issuer in its Charter)

          Delaware                   7900                  84-1195628
 ---------------------------------------------------------------------------
 (State or other Jurisdiction of (Primary Standard     (I.R.S. Employer
  Incorporation or Organization)  Industrial            Identification No.)
                                  Classification Code
                                  Number)


                         EDUARDO RODRIGUEZ, CHAIRMAN
                     Headliners Entertainment Group, Inc.
                            501 Bloomfield Avenue
                             Montclair, NJ 07042
                               (973) 233-1233
  (Address and telephone number of Registrant's principal executive offices, principal place of business, and agent for service of process.)
                     _________________________________

                                   Copy to


                             ROBERT BRANTL, ESQ.
                             322 Fourth Street
                             Brooklyn, NY 11215
                             Attorney for Issuer
                               (718) 768-6045
                     _________________________________

     Approximate Date of Commencement of Public Sale: As soon as practicable after the Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made
pursuant to Rule 434, check the following box.   [ ]

                       CALCULATION OF REGISTRATION FEE

Title of Each                                      Proposed
Class of                              Maximum      Maximum
Securities           Amount           Offering     Aggregate       Amount
To Be                To Be            Price Per    Offering    of Registration
Registered           Registered       Per Share(5) Price            Fee
------------------------------------------------------------------------------
Common Stock,
 $.001 par value     115,000,000(1)      $0.15     $17,250,000      $2,185.58

Common Stock,
 $.001 par value       2,000,000(2)      $0.15        $300,000         $38.01

Common Stock,
 $.001 par value     165,000,000(3)      $0.15     $24,750,000      $3,135.83

Common Stock,
 $.001 par value      95,333,324(4)      $0.057     $5,434,000      $  688.49(6)
                                                                     --------
Total Fee                                                           $6,047.91(6)
                                                                     ========

(1)  These 115,000,000 shares (reduced from 200,000,000
     registered in the initial filing) were registered in the initial filing, and represent Headliners' estimate of the number of shares that may be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement and then reoffered by Cornell Capital Partners pursuant to this prospectus.

(2) These 2,000,000 shares were registered in the initial filing, and are the shares that will be offered by Eduardo
     Rodriguez and Michael Margolies.

(3) These 165,000,000 shares were registered in the initial filing, and are the shares that may be acquired from Headliners by The Rodriguez Family Trust and The Margolies
     Family Trust upon exercise of outstanding warrants and then reoffered by them pursuant to this prospectus.

(4) These 95,333,324 shares were registered in Amendment No. 1, and are the shares that will be offered by Selling
     Shareholders other than Eduardo Rodriguez, Michael
     Margolies, The Rodriguez Family Trust, The Margolies Family
     Trust and Cornell Capital Partners, LP.

(5) The proposed offering price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), a registration fee of $7,090.77 for registration of 373,100,000 shares was paid on June 3, 2004 based upon $.15, the closing price of the Common Stock reported on the OTC Bulletin Board on June 1, 2004. From that sum, $5,363.22 is being allocated to the 282,200,000 of those shares that remain in this registration statement. Pursuant to Rule 457(c), an additional registration fee of $688.49 for registration of an additional 95,333,324 shares was paid with Amendment No. 1 based upon $.057, the closing price of the Common Stock reported on the OTC Bulletin Board on August 6, 2004.

(6) $1,727.55 was paid with the initial filing to register 90,900,000 shares that have since been withdrawn from this registration statement. Pursuant to Rule 457(p), that sum was offset against the filing fee of $688.49 otherwise due for registration of the 95,933,324 shares added to the registration statement with Amendment No. 1.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   HEADLINERS ENTERTAINMENT GROUP, INC.

                               Common Stock
                            377,333,324 Shares

     Forty-six shareholders of Headliners Entertainment Group, Inc. are offering shares of Headliners common stock to the public by means of this prospectus. Forty-three of the selling shareholders currently own 97,333,324 of the shares. Two of the selling shareholders hold warrants to acquire up to 165,000,000 shares, which they may then resell to the public by means of this prospectus. One of the selling shareholders, Cornell Capital Partners LP, is party to an equity line agreement with Headliners, and may use this prospectus to resell up to 115,000,000 shares that it may acquire from Headliners pursuant to the equity line agreement.

     Headliners' common stock is quoted on the OTC Bulletin Board under the trading symbol "HLNR.OB."

     The forty-six shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for Headliners common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

     PURCHASE OF HEADLINERS COMMON STOCK INVOLVES SUBSTANTIAL RISK. PLEASE SEE "RISK FACTORS," WHICH BEGINS ON PAGE 6 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            The date of this prospectus is December    , 2004

                            TABLE OF CONTENTS


PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . .-3-
     Summary Financial Information . . . . . . . . . . . . . .-5-

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .-6-

YOU SHOULD NOT RELY ON
FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . -12-

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . -12-

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . -12-
     Market for the Common Stock . . . . . . . . . . . . . . -13-

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . -14-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . . . . . . . -14-

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . -22-

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . -28-
     Executive Compensation. . . . . . . . . . . . . . . . . -28-
     Other Transactions Between Headliners and its Management-31-
     Limitation of Liability and Indemnification . . . . . . -34-

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . -34-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . -35-
     Plan of Distribution. . . . . . . . . . . . . . . . . . -41-

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . -42-

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . -42-

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . -42-

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . -44-

                           PROSPECTUS SUMMARY

Headliners Entertainment Group, Inc.

     Headliners Entertainment Group, Inc. is a Delaware corpora tion, which was known as "Rascals International, Inc." until June 1, 2004. Headliners is engaged in the business of owning and/or operating comedy clubs under the trade name "Rascals." One of its current comedy clubs is integrated into a restaurant that Headliners operates in Montclair NJ. The rest of Headliners comedy clubs are located in hotels or entertainment venues operated by unrelated parties. Headliners also owns a library of comedic performances recorded in its clubs. Headliners licenses this library to distributors for replay or reprint.

     During the two years ended December 31, 2003, Headliners discontinued the operations of all but one of its clubs, and that one had opened in December 2002. Headliners is now developing or acquiring new clubs, still under the "Rascals Comedy Club" tradename. Headliners' roster of clubs now includes:

       *  two clubs (Montclair NJ, Cherry Hill NJ) that
          Headliners owns and operates - the Montclair club includes a full service restaurant;
       * two clubs (Jackson MS, Louisville KY) that are part of entertainment complexes in which Headliners holds a one-third equity interest;
       * one club (Jersey City NJ) that is operated by a licensee from Headliners, which pays a royalty to Headliners for use of its trade name and other intellectual property; and
       * a one-third equity interest in an entertainment complex in Omaha NE that does not include a comedy club.

     Headliners is now under contract to acquire the entertainment complexes in Jackson MS, Louisville KY and Omaha NE noted above, as well as dance clubs in Kansas City MO, Tucson AZ and Cincinnati OH. The purchase price we will pay for those properties will be $1,908,000 at closing, $2,100,000 in 84 weekly payments, and 58,050,000 shares of common stock. If we are able to obtain the funds needed for closing, we expect to complete those acquisitions within a few days after the date of this prospectus.

     The executive offices of Headliners are located at 501
Bloomfield Avenue, Montclair, NJ 07042.  Our telephone number is
973-233-1233.

The Selling Shareholders

     Forty-six shareholders are using this prospectus to sell shares of Headliners common stock to the public. They acquired the shares directly from Headliners. Included among the Selling
Shareholders are:
                                   -3-

       * The two members of Headliners' Board of Directors offering 2,000,000 shares. Headliners issued the shares to them in compensation for their services to Headliners.
       * Five consultants to Headliners offering 15,500,000 shares. Headliners issued the shares to each of them in compensation for their consulting services.
       * Four creditors offering 7,000,000 shares that they received in settlement of claims.
       * JHF Properties LLC, which is offering 7,000,000 shares it received as a partial prepayment of Headliners' obligation to fund the development of an entertainment facility in Hampton Virginia.
       * Thirty-one investors offering 65,833,324 shares that they purchased from Headliners at prices ranging from $.017 to $.03 per share.
       * Two trusts whose beneficiaries are the families of Headliners' two officers. The trusts may use this prospectus to offer up to 165,000,000 shares that they are entitled to acquire by exercising warrants to purchase shares at $.09 per share.
       * Cornell Capital Partners, LP may also use this prospectus to resell to the public up to 115,000,000 shares that it may purchase from Headliners from time to time pursuant to the terms of a Standby Equity Distribution Agreement. The Standby Equity Distribution Agreement gives Headliners a conditional right to sell shares to Cornell Capital Partners at a discount to the market price, which Cornell Capital Partners will then resell to the public using this prospectus. The Agreement permits Headliners' to demand a maximum of $150,000 from Cornell Capital Partners every seven trading days until January 8, 2006
          - i.e. a maximum of approximately $7,800,000. At the market price of $.015 on December 3, 2004, a drawdown of $150,000 would entail the sale of approximately 10,200,000 shares by Headliners to Cornell Capital Partners.

Outstanding Shares

     Headliners has issued only one class of stock: its common stock. On the date of this prospectus there were 169,068,526 shares of common stock outstanding. Of those, 97,333,324 (58%) have been included in this prospectus.

     Two trusts controlled by members of the families of Headliners' two officers hold warrants to purchase up to 165,000,000 shares at a price of $.09 per share. In addition, Headliners has registered 115,000,000 shares in this prospectus that it may sell to Cornell Capital Partners for resale to the public. If the trusts exercise their warrants and all 115,000,000 shares are sold to Cornell Capital Partners, there will be 449,068,526 shares outstanding, of which 377,333,324 (84%) will be offered through this prospectus.

     There are no other significant options, warrants or securities convertible into Headliners common stock outstanding.

Financial Condition

     Since becoming an SEC-reporting company in 2001, Headliners has reported significant losses each year. As a result, at September 30, 2004 Headliners had a working capital deficit of $7,072,822 and negative shareholders equity of $1,779,207. Its current liabilities on that date totaled $7,089,671 and its liquid assets totaled only $16,849. Headliners' independent auditors stated that Headliners' financial condition "raises substantial doubt about its ability to continue as a going concern," in the auditors' report on Headliners' financial statements for 2003. Headliners has committed to pay a total of $4,008,000 to acquire a chain of dance clubs and $1,400,000 to build a new dance club/comedy club complex in Hampton VA. In order to obtain the funds needed for those purposes, Headliners will likely need to sell additional equity.

Summary Financial Information

     During 2003 and 2004 Headliners closed the two restaurant/ club facilities which had provided over 90% of its revenues throughout Headliners' history. Those facilities have been accounted for as "discontinued operations" and only the net income or loss from their operations and the net gain or loss from their disposal have been included in our Statements of Operations.

     We have derived the information in this table from the
financial statements that are at the end of this prospectus. The information for the 1st nine months of 2004 and 2003 has not been audited, but, in our opinion, we have made all adjustments necessary for a fair presentation of the financial results for those quarters.
                                                 Nine         Nine
                                                Months       Months
                      Year          Year        Ended        Ended
Statement of          Ended         Ended       9/30/04      9/30/03
Operations           12/31/03      12/31/02   (unaudited)  (unaudited)
-----------------------------------------------------------------------
Net Sales          $   264,317  $    25,119   $   912,127  $   155,608

Cost and
 Expenses              216,025       27,102       742,909      382,669
                    --------------------------------------------------
Gross Profit            48,292       (1,983)      169,218     (227,061)

G & A Expense        3,398,455    1,547,836     4,419,904      277,759
                    --------------------------------------------------
(Loss) from
 Continuing
 Operations         (3,518,696)  (1,560,473)   (4,277,686)    (505,470)

Discontinued
 Operations            158,626      143,384      (422,662)    (233,061)
                    --------------------------------------------------
Net (Loss)         $(3,360,070) $(1,417,089)  $(4,700,348) $  (738,531)
                    ==================================================

Net (Loss)
 Per Share         $    (1.14)  $    (27.07)  $     (0.22) $     (0.43)
                    ==================================================

Weighted Average
 # of Shares
 Outstanding        2,953,237        52,359    21,716,540    1,716,193

Balance Sheet Data      12/31/03                  9/30/04
                                                (Unaudited)
-----------------------------------------------------------------
Working Capital/
 (Deficit)             $ (2,234,022)            $(7,072,822)

Total Assets                867,984               5,310,464

Shareholders'
 Equity/(Deficit)        (1,552,923)             (1,779,207)





                               RISK FACTORS

     You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

     I.  RISKS ATTENDANT TO OUR BUSINESS

     WE MAY NOT BECOME PROFITABLE.

     Headliners Entertainment Group has incurred substantial operating losses during the past three years. In order to achieve profitability it will be necessary that we either expand operations to a point sufficient to cover overhead or establish new sources of revenue. Failing such developments, it is likely that we will continue to sustain net losses.

     WE MAY BE UNABLE TO SATISFY OUR CURRENT DEBTS.

     Primarily as a result of the operating losses experienced over the past three years, our debts are far in excess of the book value of our assets. At September 30, 2004 our debts totaled $7,089,671, and our liquid assets totaled $16,849. We are engaged in efforts to negotiate compromises and extensions with major creditors. If those negotiations are unsuccessful, however, our business may fail.

     WE LACK SUFFICIENT CAPITAL TO FULLY CARRY OUT OUR BUSINESS
PLAN.

     In order to make our operations cost-efficient, it is necessary that we expand our operations. At the present time, however, our capital resources are sparse. In order to expand our operations, we will need an infusion of capital, since each new club requires a capital investment by Headliners, whether we acquire it or develop it ourselves. Sometimes it is an insignificant investment, as when we license our name and services to outside investors. But often it is a substantial investment, as when we build a new club ourselves. We do not know yet if the equity line of credit that we secured from Cornell Capital Partners will be adequate to provide us the necessary capital. If we cannot obtain additional capital, it is unlikely that our business will ever be prosperous.

     IF WE ACQUIRE THE SIX ENTERTAINMENT PROPERTIES THAT WE HAVE
CONTRACTED TO PURCHASE, OUR NEED FOR CAPITAL WILL INCREASE.

     We are currently under contract to acquire the entire equity in six dance clubs, two of which have been developed in conjunction with a Rascals Comedy Club. The contract also provides for the development of an additional dance club/comedy club complex in Hampton VA at a cost of $1.4 million. The parties also contemplate that they will build other such complexes in the coming years. The acquisitions will only occur if we are able to raise the necessary funds, specifically $1,908,000 that we are required to pay at the closing of the acquisitions. If the acquisitions do occur, payment of the purchase price and the development of additional clubs will require that Headliners obtain capital, most likely from the capital markets. Those capital-raising activities could have an adverse effect on the market for our common stock.

     CURRENT SHAREHOLDERS MAY SUFFER DILUTION AS A RESULT OF OUR
FINANCING ACTIVITIES.

     If we are able to sell equity in Headliners Entertainment Group and raise the capital we need to grow, it is almost certain that the sale will occur at a price which is less than the market price for our common stock when the sale occurs. For example, our equity line of credit agreement with Cornell Capital Partners provides that we will sell shares to that entity at a price equal to 98% of the lowest daily volume-weighted average price during the five trading days after we put the shares to them. Because the market price of our shares is volatile, the price at which we sell to Cornell has to date generally been 80% to 90% of the market price on the date we made the put. In addition, we pay fees totaling 8% of the purchase price in connection with each put to Cornell, with the result that we generally obtain only 70% to 80% of the market price for shares we sell to Cornell Capital Partners.

     Other terms may be negotiated with investors which could have the effect of diluting the interest of current shareholders in the equity of Headliners Entertainment Group. For example, in May, June and July 2004, our relationship with JHF Properties would have terminated if we could not obtain immediate funds to satisfy our commitment to JHF Properties. The only offers we received at that time were from 31 of the Selling Shareholders included in this prospectus, who agreed to purchase 65,833,324 shares for prices that ranged from 20% to 50% of the market price when the sales were effected. If such an urgent need for cash were to occur in the future, we might again be forced to sell our equity at below-market prices. Such sales would dilute the equity of existing shareholders.

     THE ISSUANCE OF SHARES TO CORNELL CAPITAL PARTNERS PURSUANT
TO THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND TO OUR OFFICERS'
FAMILY TRUSTS UPON EXERCISE OF THEIR WARRANTS COULD INCREASE OUR
OUTSTANDING SHARES BY 200%.

     Headliners is party to an Standby Equity Distribution Agreement pursuant to which Headliners may sell stock to Cornell Capital Partners. The maximum sale during any seven trading days is $150,000, and the Agreement terminates on January 8, 2006. Based on the market price of $.015 on December 3, 2004 and the discount to market of 20% to 30% that Headliners has experienced in selling shares under the Standby Equity Distribution Agreement, Headliners would have to issue over 480,000,000 shares to Cornell Capital Partners during the next 12 months in order to obtain the full $150,000 every seven trading days. Since such an issuance would be likely to destroy the market for Headliners common stock, Headliners has registered only 115,000,000 shares for resale by Cornell Capital Partners. The market value of those shares (at December 3, 2004, $1,725,000) will determine the extent to which Headliners can take advantage of the Standby Equity Distribution Agreement in the future.

     In addition, trusts for the benefit of the families of Headliners' two officers hold warrants to purchase 165,000,000 shares of Headliners common stock for $.09 per share. If the 170,000,000 shares, as calculated above, were issued to Cornell Capital Partners and the trusts exercised their warrants, the number of outstanding shares of Headliners common stock would increase by 200%.

     COMPETITION FROM WELL-CAPITALIZED COMPANIES INVOLVED IN THE
COMEDY CLUB BUSINESS  COULD HINDER OUR GROWTH.

     The comedy club business is dominated by a small number of well-known, well-financed companies. As we seek advantageous locations for our clubs, we may face competition from one or more of these competitors. If one of these well-established competitors were to make a concerted effort to secure a location, it would be very difficult for us to compete effectively. This may limit our access to business opportunities.

     LIABILITY FROM LAWSUITS BASED ON "DRAM SHOP" LAWS COULD
EXCEED OUR INSURANCE COVERAGE.

     In most states where Headliners locates clubs, there will be liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since we will serve alcoholic beverages in all of our clubs, we will be subject to the risk that lawsuits arising under dram shop laws could produce judgments that exceed our insurance coverage and imperil our capital.

     II.  RISKS ATTENDANT TO OUR MANAGEMENT

     OUR BUSINESS DEVELOPMENT WOULD BE HINDERED IF WE LOST THE
SERVICES OF OUR PRESIDENT.

     Eduardo Rodriguez is the President of Headliners Entertainment Group. Mr. Rodriguez is the only executive employed on a full-time basis by Headliners Entertainment Group. Mr. Rodriguez is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Rodriguez were to leave Headliners Entertainment Group or become unable to fulfill his responsibilities, our business would be imperiled. At the very least, there would be a delay in the development of Headliners Entertainment Group until a suitable replacement for Mr. Rodriguez could be retained.

     IF OUR PLAN TO ACQUIRE SIX DANCE CLUBS AND DEVELOP OTHERS IS
REALIZED, OUR SUCCESS WILL DEPEND ON THE MANAGEMENT SKILLS OF THE
INDIVIDUALS WHO NOW MANAGE THOSE DANCE CLUBS.

     We are under contract to acquire six dance clubs and build one additional club. The revenue from those clubs, if we acquire them, will far exceed the revenue we now realize from our comedy clubs. However, neither of our present officers has any experience in the business of operating dance clubs. If we acquire those clubs, we will rely on the two individuals from whom we are acquiring the dance clubs to provide us sound management in the future. If their services became unavailable, or if their management decisions were unsound, it would have a serious adverse effect on our business.

     HEADLINERS ENTERTAINMENT GROUP IS NOT LIKELY TO HOLD ANNUAL
SHAREHOLDER MEETINGS IN THE NEXT FEW YEARS.

     Delaware corporation law provides that members of the board of directors retain authority to act until they are removed or replaced at a meeting of the shareholders. A shareholder may petition the Delaware Court of Chancery to direct that a shareholders meeting be held. But absent such a legal action, the board has no obligation to call a shareholders meeting. Unless a shareholders meeting is held, the existing directors elect directors to fill any vacancy that occurs on the board of directors. The shareholders, therefore, have no control over the constitution of the board of directors, unless a shareholders meeting is held.

     Since it became a public company in 1999, Headliners Entertainment Group has never held an annual or a special meeting of shareholders. The Board of Directors of Headliners Entertainment Group consists of the same individuals who served in 2000. Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. Therefore, any new members of the Board of Directors or any replacements for current members will be nominated and elected by the present members of the Board.

     RELATED PARTY TRANSACTIONS MAY OCCUR ON TERMS THAT ARE NOT
FAVORABLE TO HEADLINERS ENTERTAINMENT GROUP.

     Two members of our Board of Directors, Eduardo Rodriguez and Michael Margolies, directly and through their families, control 20% of the voting power of Headliners Entertainment Group and have options to acquire 165,000,000 additional shares for a price of $.09 per share. For the foreseeable future, therefore, they will control the operations of Headliners Entertainment Group.
In the past they have been the Managers of limited liability companies that were senior secured creditors of Headliners and that owned the properties where Headliners' New Jersey restaurant clubs operated. It is possible that they will engage in other transactions with Headliners Entertainment Group. It is unlikely that they will obtain independent confirmation that the terms of such related party transactions are fair. If the terms are unfair to Headliners Entertainment Group, the transactions could harm our operating results.

     III.  RISKS ATTENDANT TO THE MARKET FOR OUR COMMON STOCK.

     THE VOLATILITY OF THE MARKET FOR HEADLINERS ENTERTAINMENT
GROUP COMMON STOCK MAY PREVENT A SHAREHOLDER FROM OBTAINING A
FAIR PRICE FOR HIS SHARES.

     Headliners Entertainment Group at the present time has fewer than 900 shareholders and only a small number of market makers. As a result, the market price for our common stock is volatile, at times moving over 50% in one day. Unless and until the market for our common stock grows and stabilizes, the common shares you purchase will remain illiquid. A shareholder in Headliners Entertainment Group who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.

     THE RESALE OF SHARES ACQUIRED BY CORNELL CAPITAL PARTNERS
FROM HEADLINERS ENTERTAINMENT GROUP MAY REDUCE THE MARKET PRICE
OF HEADLINERS' SHARES.

     Headliners and Cornell Capital Partners are parties to a Standby Equity Distribution Agreement. The agreement provides that Headliners may sell shares to Cornell Capital Partners for up to $30,000,000. We expect that Cornell Capital Partners will promptly resell into the public market any shares it acquires under this arrangement. Since January 2004, when Headliners first sold shares to Cornell Capital Partners under this arrangement, the market price of Headliners' common stock has fallen by over 95%. Future resales by Cornell Capital Partners may similarly reduce the market price of Headliners' common stock.

     HEADLINERS ENTERTAINMENT GROUP WILL BE QUOTED ON THE OTC
BULLETIN BOARD FOR THE IMMEDIATE FUTURE.

     Headliners Entertainment Group does not meet the eligibility requirements for listing on the NASDAQ Stock Market. Until we meet those standards and are accepted into the NASDAQ Stock Market, or unless we are successful in securing a listing on the American Stock Exchange or some other exchange, Headliners Entertainment Group common stock will be quoted only on the OTC Bulletin Board. Such a listing is considered less prestigious than a NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recommend Bulletin Board stocks to their clients. This situation may limit the liquidity of your shares.

     ONLY A SMALL PORTION OF THE INVESTMENT COMMUNITY WILL
PURCHASE "PENNY STOCKS" SUCH AS HEADLINERS COMMON STOCK.

     Headliners' common stock is defined by the SEC as a "penny stock" because it trades at a price less than $5.00 per share. Headliners' common stock also meets most common definitions of a "penny stock," since it trades for less than $1.00 per share. Many brokerage firms will discourage their customers from purchasing penny stocks, and even more brokerage firms will not recommend a penny stock to its customers. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not consider a purchase of a penny stock due, among other things, to the negative reputation that attends the penny stock market. As a result of this widespread disdain for penny stocks, there will be a limited market for Headliners' common stock as long as it remains a "penny stock." This situation may limit the liquidity of your shares.

     ISSUANCE OF COMMON STOCK AND EQUIVALENTS BY HEADLINERS MAY
DILUTE THE VALUE OF OUTSTANDING SHARES AND REDUCE THE MARKET
PRICE OF OUR COMMON STOCK.

     Throughout the past three years, Headliners has made a number of arrangements with its officers and directors that resulted in a total of 4,583,756 shares of our common stock being issued to them or to their affiliates. In addition, we have also during the same three years satisfied debts and compensated our professional advisors and others by issuing a total of 46,107,820
shares of common stock to them.   Until we have sufficient
capital resources that we can afford to settle all of our debts in cash and to pay cash for all of the services we need, we will continue to issue stock for these purposes.

     When we issue stock to affiliates or to compensate advisors, we value the stock at current market value, and we do not intend to vary from that practice in the future. When we issue stock to settle debts, we must negotiate the valuation with our creditor, and there is a risk that we may in the future be forced to issue stock at below-market value in order to settle a pressing debt. To date, however, we have been successful in negotiating a valuation at current market value. Nevertheless, any or all of these transactions could have the effect of diluting the value of our outstanding shares by reducing the per-share interest of our current shareholders in the company. In addition, the market for our shares may be adversely affected by the issuance of additional shares.

                         YOU SHOULD NOT RELY ON
                       FORWARD LOOKING STATEMENTS

     This prospectus contains a number of forward-looking statements regarding our future prospects. Among the forward-looking statements are descriptions of our plans to acquire a chain of dance clubs, our plans to increase the number of Rascals Comedy Clubs, and our plans to develop products using the Headliners library of comedy performances. These forward-looking statements are a true statement of our present intentions, but are neither predictions of the future nor assurances that any of our intentions will be fulfilled. Many factors beyond our control could act to thwart Headliners in its efforts to develop its business, including factors discussed in "Risk Factors" as
well as factors we have not foreseen.   In addition, changing
circumstances may cause us to determine that a change in plans will be in the best interests of Headliners.

                           DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We expect to retain future earnings, if any, for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future.

                           CAPITALIZATION

     Our authorized capital stock consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board of Directors is authorized to issue the preferred stock with any rights and preferences that the Board of Directors decides are appropriate.

     There are 169,068,526 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Common Stock

     As a holder of our common stock, you will be entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Our by-laws require that only a majority of the issued and outstanding shares of common stock must be represented to constitute a quorum and to transact business at a shareholders meeting.

     You will be entitled to receive dividends if the Board of Directors declares dividends. In the event that Headliners is liquidated or dissolved, you will receive a distribution, on a per share basis, of any assets remaining after payment of all liabilities and any preferential payments that must be made to preferred shareholders, if any. You will have no preemptive or conversion rights and you will not be subject to any calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.
                                  -12-

Derivative Securities

     The Rodriguez Family Trust holds a warrant to purchase 90,000,000 shares of our common stock for a price of $.09 per share. The Margolies Family Trust holds a warrant to purchase 75,000,000 shares of our common stock for that same price. The 165,000,000 shares which they may acquire on exercise of their warrants are included among the shares being offered by means of this prospectus.

     Other than the aforesaid warrants, there are no options or warrants for our common stock outstanding. In addition, there are no securities outstanding which are convertible into shares of our common stock.

Registrar and Transfer Agent

     The Registrar and Transfer Agent for the common stock is:

                    Interwest Transfer Company, Inc.
                    1981 East 4800 South, Suite 100
                       Salt Lake City, UT 84117

Market for the Common Stock

     Our common stock is listed for quotation on the OTC Bulletin Board under the trading symbol "HLNR.OB." The following table sets forth the bid prices quoted for our common stock on the OTC Bulletin Board during the two years starting January 1, 2002 and ending December 31, 2003 and the first three quarters of the current year. We have adjusted all prices to reflect the 1-for-500 reverse split of common stock effected on March 28, 2003.


                                      Bid
 Period:                        High          Low
---------------------------- ----------------------
Jan. 1, 2002 - Mar. 31, 2002   $   65.00   $  35.00
Apr. 1, 2002 - June 30, 2002   $   40.00   $  20.00
July 1, 2002 - Sep. 30, 2002   $   25.00   $   5.00
Oct. 1, 2002 - Dec. 31, 2002   $   35.00   $   2.50

Jan. 1, 2003 - Mar. 31, 2003   $    7.00   $   2.00
Apr. 1, 2003 - June 30, 2003   $    2.99   $   1.01
July 1, 2003 - Sep. 30, 2003   $    1.55   $    .21
Oct. 1, 2003 - Dec. 31, 2003   $     .60   $    .14

Jan. 1, 2004 - Mar. 31, 2004   $     .50   $    .07
Apr. 1, 2004 - June 30, 2004   $     .27   $    .05
July 1, 2004 - Sep. 30, 2004   $     .11   $    .04

     Our shareholders list contains the names of 98 registered shareholders of record. Based on recent requests for materials that we mailed to shareholders, we believe that the number of beneficial shareholders exceeds 800.

                           USE OF PROCEEDS

     Headliners will not receive any of the proceeds from the sale of the shares offered in this prospectus. Headliners will receive cash, however, whenever it sells shares to Cornell Capital Partners pursuant to the terms of the Standby Equity Distribution Agreement or if either The Rodriguez Family Trust or The Margolies Family Trust exercises the warrants they hold for common stock. The funds that could be obtained in this fashion total:

         $1,690,000  The amount that Headliners will receive if
                     the 115,000,000 shares included in this
                     prospectus for resale by Cornell Capital
                     Partners were sold by Headliners based on the market price of $.015 on December 3, 2004. The Standby Equity Distribution Agreement terminates on January 8, 2006.

        $14,850,000  The amount that Headliners
                     will receive if all of the
                     warrants held by Family Trusts
                     are exercised.  The warrants
                     terminate on May 24, 2006.

     Headliners intends to apply the cash that it obtains from Cornell Capital Partners or the Family Trusts to the following uses, listed in order of priority:

         $1,908,000  Completion of purchase of entertainment
                      complexes in Jackson, Louisville and Omaha
         $1,500,000  Reduction of accounts payable
         $1,400,000  Construction of entertainment complex in
                      Hampton VA

     Any cash obtained from Cornell Capital Partners or the Family Trusts in excess of the $4,808,000 allocated above will be retained as working capital and applied to further acquisitions or the development of new entertainment facilities.



                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our Financial Statements and the notes to the Financial
Statements, which appear at the end of this prospectus. A summary of the Financial Statements appears in the Prospectus
Summary at the beginning of this prospectus.

Results of Operations

     Nine Months Ended September 30, 2004 Compared to
     Nine Months Ended September 30, 2003

     At the beginning of 2002 Headliners embarked on a new business plan. From its founding in 1984 through 2001, Headliners' business consisted entirely of the operation of stand-alone restaurant/comedy club facilities: two in New Jersey since the 1980s and one that we operated in Miami, Florida for only a year. In 2002 we began to develop alternative locations for Rascals' comedy by organizing hotel-based clubs and by granting licenses to utilize the name "Rascals." We also began to develop multiple channels of distribution for the comedic entertainment produced in our clubs, such as home video sales and pay-per-view sales. As the year progressed, however, it became apparent that our efforts in developing and managing these multiple channels of distribution, though profitable, were not cost-effective. So, in the third quarter of 2002 we refocused our attention on the development of new Rascals clubs, both hotel-based and licensed. Our focus today is on developing a sufficient number of clubs to achieve an efficient level of operations.

     Recently we have expanded our new direction from hotel-based clubs to clubs in entertainment venues, where a large, pre-existing clientele can be converted into customers of our club. As our first effort in this new type of environment, in December 2003 we signed a ten year lease for 7,000 square feet in the Palisades Center, the second largest retail mall in the United States. Although we did not at that time have the funds needed to build the club, we committed to the lease with the expectation that our Standby Equity Distribution Agreement with Cornell Capital Partners would provide us the necessary capital. We are currently building a 350-seat comedy club in the Palisades Mall that we expect to open near the end of 2004.

     The most dramatic example of our new focus on entertainment venues is the investment we have made since January 2004 with JHF Properties LLC. JHF Properties is the developer of a chain of dance clubs that operate under one of the followings trade names: "Banana Joe's,""Margarita Mama's," "Red Cheetah," "Parrot Beach" or "Cactus Cafe." From January through June 2004 our agreement with JHF Properties provided that Headliners would contribute the cost of developing "mega-entertainment complexes," each consisting of a Rascals Comedy Club and a dance club that would bear one of JHF Properties' tradenames. Under that arrangement, Headliners contributed $2,490,000 and received a one-third equity interest in the three complexes that were developed:

     * a 30,000 square foot facility in Jackson MS that contains a Rascals Comedy Club and six other entertainment venues involving variations on the themes used by JHF Properties' dance clubs. From its opening in March 2004 through September 2004 the Jackson facility reported $2,125,118 in revenue and net income of $293,701.

     * a dance club in Omaha NE utilizing the JHF Properties tradenames. From its opening in April 2004 through September 2004 the Omaha facility reported $988,493 in revenue and net income of $70,728.
     * a 15,000 square foot facility in Louisville, KY that contains a 270 seat Rascals Comedy Club and three other entertainment venues involving variations on the themes used by JHF Properties' dance clubs. From its opening in June 2004 through September 2004 the Jackson facility reported $2,156,301 in revenue and net income of $670,344.

     Because we own only a passive interest in these clubs, we cannot at this time consolidate their results with our financial statements. However, at the end of June 2004 we entered into a contract with JHF Properties and Paul Butler, the chief executive of JHF Properties. The contract provides that we will purchase the remaining two-thirds interest in these three facilities from JHF Properties and Mr. Butler. To complete the purchase we are required to pay $1,908,000 within one week after the Securities and Exchange Commission declares effective the prospectus we filed to permit a public resale of shares by Cornell Capital Partners. We anticipate that we will obtain those funds by selling a note to Cornell Capital Partners, to be repaid by puts of common stock under the Standby Equity Distribution Agreement. There is, however, no agreement requiring Cornell Capital Partners to lend money to Headliners.

     The financial statements of the three properties in which we own a one-third interest - 6107 Ridgewood Rd LLC ("Jackson"),
1299 Farnam St LLC ("Omaha"), and JP 4th Street Line LLC
("Louisville") - appear at the end of this prospectus.

     The agreement to acquire the remaining interest in the three clubs also contains provisions regarding the construction of a new mega-entertainment complex in Hampton VA. Headliners has committed to pay $1,400,000 to JHF Properties to develop that complex. As a partial advance payment of that obligation, we have issued 7,000,000 shares of common stock to JHF Properties and included them in the currently pending registration statement for resale to the public. The funds received from selling the shares will be a credit against Headliners' commitment to pay $1,400,000 toward the Hampton project. At the market price for our common stock on December 3, 2004, sale of those shares would produce less than $105,000 in cash. Headliners will be obligated to pay in cash the remainder of the $1,400,000 commitment prior to the end of April 2005.

     At the same time that we contracted to acquire the three newly-developed facilities, we entered into contracts with JHF Properties, Paul Butler and Jon Field to acquire seven dance clubs that JHF Properties developed in 2003 and currently operates. That contract has subsequently been amended to cover only three clubs that we will purchase from JHF and Paul Butler. In exchange for the clubs, we have agreed to make 84 weekly payments of $25,000 (a total of $2,100,000) from the cash flow of the six properties we have contracted to acquire. We have also agree to issue a total of 62,550,000 shares of our common stock to JHF Properties and Mr. Butler, and have covenanted that if Mr. Butler is unable to obtain $300,000 in proceeds from the sale of shares during any four week period within the seventeen weeks after the date of this prospectus, we will provide a cure for the shortfall. If we are able to obtain the $1,908,000 necessary to purchase the Jackson, Omaha and Louisville properties, we expect our contracts with JHF and Mr. Butler to acquire these other three properties will close promptly after the SEC declares this prospectus effective. As noted above, however, we have no commitment from any source to provide those funds.


     The financial statements of the three properties that Headliners intends to acquire from JHF and Paul Butler - 1133
Sycamore Street, LLC ("Cincinnati"), 4115 Mill Street, LLC
("Kansas City"), and 296 N. Stone, LLC ("Tucson") - appear at the end of this prospectus.

     While we have been undertaking these capital intensive efforts to increase the number of our clubs, we have also been offering licensing arrangements that will increase the numbers of Rascals Comedy Clubs with minimal capital commitment by Headliners. Our first such licensing arrangement permitted our licensee to open a 300-seat "Rascals Comedy Club" in Jersey City, New Jersey during the first quarter of 2004. Headliners provides the group with its plans and designs for the club, consulted with the group during the development stage, and is providing bookings for a fee. In return, the licensee pays a monthly royalty to Headliners equal to five percent of its gross receipts throughout the ten-year term of the license. Through September 2004 the Jersey City club had paid us only $6,000, and we anticipate that our revenue from this arrangement will remain modest. However, almost all of the revenue flows through to our bottom line, since we have no operational responsibility for the club, and it has been achieved with no capital commitment.

     In 2003 86% of our revenue came from the two New Jersey restaurant-clubs that we have operated since the 1980s. However we closed our restaurant-club in West Orange NJ in the summer of 2003, and closed our restaurant-club in Ocean NJ in May 2004. On our statement of operations for the first nine months of 2004 and 2003, therefore, the results of the operations of these two facilities have been summarized as "Discontinued Operations."
The "Continuing Operations" reflected on our Statement of Operations consists only of:

     * our hotel-based club in Cherry Hill NJ, which has been contributing to revenue since December 2002;
     * our restaurant and club in Montclair NJ in June, which has been contributing to revenue since June 2004; and
     * our video licensing activities, which have contributed to revenue since 2002, but are not expected to contribute in the immediate future.

     The transitions in our business plan have resulted in a marked disparity between revenues and expenses. During the nine months ended September 30, 2004 we incurred general and administrative expenses totaling $4,419,904, including $2,199,305 in expenses that will be settled in cash and $2,220,599 in expenses that we settled by issuance of stock. The dramatic increase in general and administrative expenses reflects, in part, the fact that in the second quarter of 2004 we received cash from loans and private sales of stock totaling $4,740,000.
A portion of the recent general and administrative expense represents expenses we incurred in obtaining these funds that are not capital expenses. Another, larger portion of the general and administrative expenses occurred as we promptly utilized a portion of the funds we had raised to implement growth strategies for the future. Finally, our lack of cash requires us to pay with stock the network of individuals who are assisting us in developing and implementing our business plan, which results in a large expense for "stock issued for consulting services."

     In 2005 we expect a number of new revenue sources to contribute to our financial results. The components of revenue in 2005 may include:

        (1) Cherry Hill. We are now realizing approximately $22,000 per month in revenue from our Cherry Hill hotel-based operation. Although this sales level is far lower than the levels we maintained in West Orange or Ocean, we generate it with only one full-time and three part-time employees (compared to dozens at our restaurant-club combinations). So we are realizing an average monthly profit in Cherry Hill of approximately $13,000.

        (2) Montclair. To replace our West Orange and Ocean restaurant-clubs, in June 2004 we opened a 13,000 square foot restaurant and comedy club in Montclair, New Jersey. The restaurant and bar in our Montclair facility seats 150, and the showroom seats 400. The property was initially owned by a separate corporation organized by members of Headliners' management. In October 2004, however, they contributed their ownership interest in that corporation to Headliners.

        (3) Jackson, Omaha and Louisville. If we acquire the remaining two-thirds equity interest in the three entertainment complexes that we developed this year with JHF Properties, their results will be added to our statement of operations. (If we remain only a one-third equity owner, our interest will be accounted for as an investment.) The combined results reported by these clubs during 2004, if annualized, would produce approximately $12 million in revenue and $2.6 million in net income.

        (4) Dance Clubs. If our contract to acquire three other dance club properties from JHF Properties and Paul Butler closes, our revenue will be increased by the addition of revenues from those properties. The combined results reported by these clubs during the first nine months of 2004, if annualized, would produce over $4 million in revenue and nearly $1 million in net income.

        (5) Palisades Center. We expect this club to open later in the year and to begin to contribute to our revenue in the first quarter of 2005.

     These new directions in our operations bode well for the future. So while 2004 will be a year of transition, our goal is to return to profitability in 2005. We believe that is an achievable goal.

     Year Ended December 31, 2003 Compared to Year Ended December
31, 2002

     When we began 2003, our attention was focused on our plan to locate Rascals Comedy Clubs in hotels. The results of our hotel-based operations, which commenced in the Fall of 2001, have been
mixed to date.   Our first two clubs, one in Springfield, MA and
one in Phoenix, AZ, have closed. The Springfield club closed after less than 8 months of operations; the Phoenix club closed after 18 months of operations. Each made a modest contribution to our revenue and incurred relatively insignificant losses, as start-up expenses such as marketing offset the initial revenues. We closed the clubs when we determined that their growth rate was falling short of our expectations. However, because we had only a very modest capital investment in either club, we were able to quickly cut our losses without damage to the Company's balance sheet. Our experiences in Springfield and Phoenix, though disappointing, lent support to our rationale for entering into hotel-based relationships. The operations require only a modest capital investment, and the measure of their success can be determined relatively quickly.

     The most tangible result of our focus on hotel-based clubs was the opening in December 2002 of a Headliners club in the prestigious Hilton Hotel in Cherry Hill, NJ. During 2003 the Cherry Hill club contributed $261,677 to our revenue and recorded net income of $8,205. We expect that as the community becomes familiar with the club, we will realize increased attendance as well as sales in the special event market (parties, meetings, etc.) which will make Cherry Hill a more profitable operation.

     The transitions in our business plan during 2002 resulted in a marked disparity between revenues and expenses. Since our new operations were only in their early stages in 2003, we continued to realize over 86% of our net sales from our two New Jersey restaurant/comedy club facilities. Since these clubs have now been closed, the results of their operations have been summarized as "Discontinued Operations." Therefore the gross profit of $48,292 that we reported was attributable almost entirely to our Cherry Hill operation, and was not sufficient to support the corporate activities involved in developing our new business plan. These widespread efforts to implement new revenue sources resulted in general and administrative expenses during 2003 of $3,398,455. The portion of general and administrative expenses that are payable in cash was significantly reduced from 2002 ($1,340,969) to 2003 ($999,412). However, the non-cash expense increased by $2,192,176, as we incurred $2,399,043 in expenses for "stock based compensation" during 2003.

Liquidity and Capital Resources

     On October 8, 2003 Headliners signed an Equity Line of
Credit Agreement with Cornell Capital Partners, LP.   This was
replaced on June 2, 2004 by a Standby Equity Distribution Agreement. The terms of the two agreements are identical except that the latter agreement increased the credit line from $10,000,000 to $30,000,000. The Standby Equity Distribution Agreement provides that during the two years commencing January 8, 2004 Headliners may demand that Cornell Capital Partners purchase shares of common stock from Headliners. Headliners may make a demand no more than once every seven trading days. The maximum purchase price on each demand is $150,000. The Standby Equity Distribution Agreement recites that Headliners may demand from Cornell Capital Partners up to $30,000,000 during its term. However, the limit of $150,000 per demand means that the maximum Headliners can put to Cornell Capital Partners during the term of the Agreement will be approximately $5,500,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Headliners. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Headliners, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Headliners outstanding shares, or (c) the representations made by Headliners in the Agreement prove to be untrue.

     Through November 22, 2004 Headliners sold a total of 38,559,043 shares to Cornell Capital Partners pursuant to the terms of the Equity Line of Credit Agreement, and received $2,015,000 for those shares. In addition, Cornell Capital Partners has made loans to Headliners, the remaining balance of which totals $3,075,000. The loans will be satisfied by Headliners issuing shares to Cornell Capital Partners under the terms of the Standby Equity Distribution Agreement. The number of shares that will be issued in this way will depend on the market price of our common stock from time to time. At the market price of $.0135 on December 3, 2004, it will require over 210,000,000 shares to fully satisfy Headliners' obligation to Cornell Capital Partners.

     During June and July 2004 Headliners obtained an additional $1,482,000 by selling a total of 65,833,324 shares of common stock to private investors. The shares were sold at prices ranging from $.01 to $.03 per share, which represented 20% to 50% of the market price of the shares on the dates the sales occurred. Headliners used the greater portion of the proceeds to complete the development of its new restaurant and comedy club in Montclair NJ and to initiate development of its club in the Palisades Center.

     At the present time Headliners has negligible cash on hand.
In addition to the ongoing expenses of operating its business, Headliners faces the following cash commitments:

            - From the funds provided by Cornell Capital Partners, Headliners has advanced $2,490,000 to JHF Properties to fund the development of the three mega-entertainment complexes that we have developed with JHF Properties. Our contract with JHF Properties provides that Headliners will acquire a 100% interest in those properties if it contributes an additional $1,908,000 within one week after the Securities and Exchange Commission declares effective the prospectus we filed to permit Cornell Capital Partners to make a public resale of our shares. We expect to fund that obligation by additional borrowing from Cornell Capital Partners, but we do not have a binding commitment from Cornell Capital Partners to provide those funds.

            - We have an agreement with JHF Properties to develop a mega-entertainment complex in Hampton VA. Headliners has committed to pay JHF Properties $1,400,000 no later than April 2005 to develop the property. Headliners has issued 7,000,000 shares of common stock to JHF Properties in partial satisfaction of the obligation, as the proceeds realized by JHF Properties from selling those shares will be an offset to Headliners' obligation. At the market price of $.015 on December 3, 2004, those shares would produce net proceeds of less than $105,000. The issuance of the 7,000,000 shares has been recorded on Headliners' balance sheet as "construction in progress," offset by an equal liability labeled "construction costs payable." Those balance sheet items will be amortized as the shares are sold.

            - Our contract to acquire three other dance clubs from JHF Properties and its affiliates will, if it closes, require us to make 84 weekly payments of $25,000 (a total of $2,100,000). We will also be required to make annual payments to the management of those clubs totaling $1,070,000. We expect to make those payments from the cash flow of the clubs, but will have to obtain outside capital if cash flow is insufficient for that purpose.

            - We are currently building our new club in the Palisades Center in Nyack NY. We expect that completion of the club will require
                approximately $250,000.   Once the club opens,
                it will require some capital to pay start-up costs until it achieves break-even operations. Our lease for the facility requires that we pay an annual rental equal to the sum of $119,000 plus 8% of our gross receipts in excess of $1.5 million plus an allocated portion of common area expenses and taxes. However, as the landlord has provided us a rent abatement equal to approximately one year's lease costs, we do not anticipate a significant immediate capital requirement beyond the costs of completing the build-out.

            - We had over $1.5 million in accounts and notes payable on September 30, 2004, not including the notes payable to Cornell Capital Partners. Included in that number is $119,000 that we have booked as a liability to Andrew Freundlich, although the actual liability is now being determined in litigation and may be less. We do not expect that cash flow from operations will, in the near term, effect any significant reduction in our accounts and notes payable. Therefore we will either need to obtain extended payment terms from our creditors or we will have to obtain additional capital to pay those creditors whose debts are most pressing.

     Our immediate short-term needs for capital are critical, therefore, since we do not have funds on hand to satisfy any of these cash commitments. We expect that our relationship with Cornell Capital Partners will enable us to meet those needs. If the funds provided by Cornell Capital Partners are insufficient for our purposes, we will seek other sources of financing. If the necessary financing cannot be obtained, our development plans will be curtailed.
                                  -21-

     Once we have passed the current period of rapid expansion, our capital requirements will be much easier to control. Once clubs are established, they either operate profitably or they are closed. So the capital requirements of ongoing operations should not be significant. Our plan is to continue to expand, but at a pace commensurate with available capital and capital commitments, either from equity sources or secured lending sources that should become available once we have a portfolio of assets to offer as collateral.

Critical Accounting Policies and Estimates

     In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values. In our preparation of the financial statements for 2003, there was only one estimate made which was (a) subject to a high degree of uncertainty and (b) material to our results. That was our determination, detailed in Note 9 to the Consolidated Financial Statements, that we should record a valuation allowance for the full value of the deferred tax asset created by our net operating loss carryforward. The primary reason for the determination was our lack of certainty as to if and when Headliners would commence profitable operations.

     We have made no material changes to our critical accounting policies in connection with the preparation of financial statements for 2003.

Off-Balance Sheet Arrangements

     We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.


                             BUSINESS

     The Business Plan

     Headliners Entertainment Group, Inc. is the successor to a business operation commenced in 1983. Until June 1, 2004, Headliners' corporate name was "Rascals International, Inc." Headliners began with a comedy club and restaurant in West Orange, New Jersey that operated under the trade name "Rascal Comedy Club.". Until 2003 the West Orange "Rascals" and a sister club/restaurant of the same name in the New Jersey resort area of Ocean Township were the source of substantially all of Headliners' revenue. Nevertheless the success of those clubs in booking and promoting both headliners and rising stars in the field of stand-up comedy made Rascals a name known throughout the comedy industry. Many of today's stars of comedy were helped on their way to fame by appearing at a Rascals Comedy Club. They include talents such as Rosie O'Donnell, Tim Allen, Ray Romano, Chris Rock and Andrew Dice Clay.

     In recent years Headliners has acquired new management, a new business plan, and a new determination to exploit the value of the "Rascals" name as leverage for the growth of our company. Our first effort involved the establishment of a "Rascals Comedy Club" in the Miami area, which copied in essence the operations of our two New Jersey clubs. The expense, however, involved in outfitting a new facility and pushing traffic to a new site exceeded the capacity of our financial resources, and the Miami club was closed in 2000. Spurred on by that experience, however, we have formulated a business plan designed to give Rascals a nationwide presence with a minimum of capital investment. The plan contemplates that we will develop a network of "partners" who recognize the value of the "Rascals" name and our entertainment offerings in attracting consumers of comedy. In exchange for the opportunity to market to these consumers, our "partners" will provide the other resources necessary to business success.

     The plan to "go national" with the "Rascals" name can be understood in four discernable, albeit interrelated, aspects:

          Embedded Clubs. Recently we expanded our focus to explore the advantages of locating a Rascals Comedy Club in a destination location where there is a pre-established clientele. We are currently constructing a Rascals Comedy Club to open this winter in the Palisades Center in West Nyack, New York, which is the second largest shopping mall in the U.S. We have also developed with JHF Properties three entertainment complexes, two of which (Jackson MS and Louisville KY combine a Rascals Comedy Club with dance clubs and other entertainment venues) and one of which (Omaha NE) contains dance clubs only.

          Hotel-Based Clubs. We are underway with a program of establishing "Rascals Comedy Clubs" in premier hotels throughout the U.S. During 2001 we opened a Rascals in the Crowne Plaza Hotel in Phoenix, and another in the Sheraton Springfield at Monarch Place in Springfield, MA. Both of those clubs have since closed. However, since December 2002 we have operated a Rascals Comedy Club in the Hilton Hotel in Cherry Hill, NJ. We are currently in negotiation with a hotel in Asbury Park. In each of these arrangements the hotel will provide the facility (rent-free) and operate the food and beverage service. We provide the show and the promotion only, keep all admission proceeds, and receive a share of the food and beverage gross revenue.

          Licensed Clubs. We have granted a license to an investment group that opened a Rascals Comedy Club in Jersey City, New Jersey in the second quarter of 2004. The Jersey City licensee will pay us a five percent of its gross revenue for use of our trade name and assistance in organizing the club, and may also pay us fees if we book entertainment for their club. We intend to pursue similar arrangements nationally.
                                  -23-

          The Library. Headliners owns a library of over 200 hours of recorded performances by major comedic entertainers, such as Tim Allen, Rosie O'Donnell and Drew Carey, made before the comedians became famous. In exchange for the opportunity to appear at Rascals Comedy Club, these entertainers yielded to Headliners the right to market video recordings of their performances at Rascals. This library of videotapes provides Headliners the raw materials from which we can manufacture a limitless supply of comedy products in every audio-visual medium. For example, "The Rascals Comedy Hour" was offered in 35 million homes on pay-per-view television during 2002. As another example, in the Summer of 2003 a major distributor to the home video market commenced marketing three VHS titles containing comedy performances recorded at Rascals. In addition, Rascals comedy has also been broadcast on the Internet, and on the in-house television channels in 140,000 Hilton hotel rooms. While none of these relationships is ongoing, we expect that similar relationships could be developed in the future when we have sufficient personnel to focus on exploiting the Library.

     In each of these aspects, our goal is to leverage the "brand-equity" of our Rascals trade name by joining forces with another entity which will underwrite the capital-intensive aspects of marketing comedy, such as site construction, publicity or distribution. We believe that in this way we can achieve a national presence for the Rascals name with a modest capital investment.

     Embedded Clubs

     The concept of the "embedded club" is aimed at attracting customers for our comedy by offering them a richer entertainment experience. The combined restaurant and comedy club facilities that we operated for most of our history represented a first level of the embedded club. Today we are exploring a broad variety of environments in which a Rascals Comedy Club would achieve marketing synergy with other entertainment venues.

     During 2004 we have opened four new facilities representing embedded clubs: our restaurant and comedy club in Montclair NJ and the three entertainment complexes we developed with JHF Properties in Jackson MS, Omaha NE and Louisville KY. We are currently constructing a club in the Palisades Center in West Nyack NJ that we expect to open in the winter of 2004. The Rascals Comedy Club in the Palisades Center will be located amidst a complex of restaurants, so we will provide beverage service only. We have also contracted with JHF Properties to develop a fourth entertainment complex, this one in Hampton VA.

     The properties that we own with JHF Properties are managed by JHF Properties. Our role in management is limited to booking the comedy entertainment and marketing the comedy clubs. If our contracts to acquire the entirety of these properties close, we will be responsible for management of the entire entertainment facility. We have contracted with JHF Properties, however, to provide the necessary management services after the closing.

     Comedy shows at our clubs generally consist of three performers: one nationally-known headliner, a featured act and a comic master of ceremonies. Our ticket prices range from $8.00 to $35.00, and are determined by the fees we commit to pay the entertainers. Those fees may on occasion include a percentage of our ticket revenues.

     Entertainers are booked for our clubs by independent booking agents. Most of our bookings at present are made by Top Draw Entertainment. Our relationship with Top Draw is at will. Our fees to Top Draw are based on services provided. As the number of our clubs increases, Rascals should become even more attractive to entertainers due to our ability to offer "block booking." In a block booking arrangement, we commit to multiple dates at multiple locations in exchange for a reduced fee per show.

     We market our shows through traditional local media:
newspaper and radio advertisements, local cable TV commercials, and radio promotions, often involving the performers that will be appearing. In addition, tickets to all of our club locations can be purchased at our Website: www.Rascalscomedyclub.com.

     Hotel-Based Clubs

     In December 2002 we opened the Rascals Comedy Club at the Hilton Hotel in Cherry Hill, New Jersey. It consists of a comedy room with a seating capacity of 308 in which we produce six shows per week. Our plan is to develop more hotel-based clubs, as opportunities and resources become available.

     Our agreements with the hotels which host our clubs allocate to Headliners the responsibility for booking, marketing and producing the comedy shows, and allocate to the hotel the responsibility for food and beverage service. Headliners promotes the shows through local media, sells the tickets, and retains 100% of the revenue from ticket sales, from which it pays fees to the entertainers and to the Headliners personnel involved in producing the show. The hotel collects payment for food and beverage service, and is responsible for supervising the kitchen and wait staff, who are hotel employees. The hotel is also responsible for compliance with liquor laws. Our agreements provide for a percentage of food and beverage revenue to be paid by the hotel to Headliners.

     The primary advantage of a hotel-based club for Headliners is the efficiency of initiating the club's operations. Since we are moving into an established facility, we are required to make only the minimal capital investment necessary to outfit the comedy room in Rascals' trademark decor. In addition, since the hotels in which we locate are already known as entertainment locations in their communities (even if only as a restaurant location), the expense incurred in "attracting traffic" to the site is generally not much greater than the expense we incur in promoting shows at our established sites. Our estimate is that our capital commitment to a new hotel-based facility, including the working capital required until the club achieves positive cash flow, will generally not exceed $130,000. Occasionally, however, a particular site will be appropriate for a higher quality build-out, which will require a larger investment. This was the case with our club in Cherry Hill, where we installed cherrywood paneling and a state-of-the-art sound system.

     Rascals Comedy Library

     Between 1985 and 1992 Headliners developed a library of videotapes of the comedy performances at its West Orange club. The performers on the videotapes include many who achieved stardom: Denis Leary, Drew Carey, Jeff Foxworthy, Rosie O'Donnell, Tim Allen, Ray Romano and others. In exchange for the opportunity to appear at Rascals Comedy Club, each of these performers signed a release giving Headliners the right to reproduce and market the videotapes. Until 2002 the videotapes were co-owned by Headliners and Rob Perna d/b/a Stand and Deliver. In 2002 we divided the library, with Headliners retaining over 200 hours of performances.

     Our library provides an inventory of raw material which Headliners intends to use to develop products and content in a variety of media. At the same time, although Headliners is not currently adding to its library of videotapes, the ongoing operations of our comedy clubs is a potential source of additional valuable media content.

     A considerable portion of our energies during 2002 were devoted to developing outlets for marketing Rascals' comedy outside of our clubs. As a result we entered into an arrangement under which Razor & Tie Direct LLC advanced to Headliners $50,000 in exchange for our agreement to produce three home videos of performances in the Rascals library, which Razor & Tie marketed in 2003. In addition, in the Fall of 2001 we entered into a marketing agreement with iN-DEMAND L.L.C. to market up to 12 programs produced by Headliners on pay-per-view television. Each of those relationships became dormant during 2004, primarily because we lack the personnel required to sustain the relationships. When our resources are more full, we intend to again utilize the Rascals Library as a source of revenue.

     Employees

     The Company currently employs 86 individuals, of whom 20 are full-time employees. The other 66 employees are primarily hosting staff, wait staff, bartenders, and kitchen employees. Of these11 full-time employees and 63 part-time employees work during the evenings at our Montclair restaurant and club and one full-time employee and three part-time employees work during the performances at our club in Cherry Hill. None of our employees is represented by a union. We believe that our relations with our employees are good.

     Insurance

     As a dispenser of alcoholic beverages, Headliners is subject to state liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since alcoholic beverages are served in all of our clubs, it is particularly important that we maintain insurance against liability.

     At the present time, Headliners is insured by a policy which provides $2,000,000 general aggregate liability coverage. as well as a $10,000,000 commercial umbrella policy. The annual premium for our insurance, which includes this liability insurance, is $102,700.

     Properties

     Since February 2004 the executive offices of Headliners Entertainment Group, Inc. have been located in the building in Montclair, New Jersey adjacent to our new restaurant and Rascals Comedy Club. The offices and the restaurant/club facility is leased to us for a term ending in 2014. We pay $4,500 and a percentage of our gross receipts as monthly rent. We are also responsible for an allocated portion of the landlord's taxes and operating costs.

     Our space in the Palisades Center is held by our subsidiary, Palisades Comedy LLC pursuant to a ten year lease. Headliners guarantees the obligations of Palisades Comedy LLC under the lease. The lease requires us to pay an annual rental equal to $119,000 (increasing to $132,000 in the sixth year) plus 8% of our gross receipts plus an allocated portion of the landlord's taxes and expenses attributable to common areas.

     Our Cherry Hill comedy club is located in the Hilton Hotel, which provides the comedy room to us free of charge.

     Legal Proceedings

     Rascals International, Inc. v. iCapital Finance Inc., Randall Letcavage and Rosemary Nguyen (Court of Common Pleas, Philadelphia County, Pennsylvania). This action commenced in August 2003. Headliners alleged that the defendants signed investment banking and consulting agreements with Headliners, in which they undertook to perform certain services for Headliners. Headliners further alleges that the defendants failed to perform the services, as a result of which Headliners suffered damages in excess of $1,000,000. The defendants failed to answer the complaint, and a default judgment was entered against them in October 2003. Headliners does not know to what extent, if any, it will be able to enforce the judgment.

     Andrew Freundlich v. Eduardo Rodriguez, Rascals International, Inc., Robert Jaffe, John Doe and Richard Roe. (Superior Court, Union County, State of New Jersey). The plaintiff claims that moneys are owed to him under the terms of a debenture that Headliners sold to him several years ago. We have included $119,000 in "notes payable" on our balance sheet as our estimate of Headliners' potential liability in this action.

                                   MANAGEMENT

          This table identifies our directors and executive officers. Directors serve until the next annual meeting of shareholders and until their successors are elected and qualify. Officers serve at the pleasure of the Board of Directors.

     Name                 Age   Position with          Director
                                the Company            Since
     ------------------------------------------------------------
     Eduardo Rodriguez      42   Chairman, Chief
                                  Executive              1998
                                  Officer, Chief
                                  Financial Officer

     Michael Margolies      76   Vice Chairman,
                                  Secretary,             2001
                                  Director


     Eduardo Rodriguez has served as Chief Executive Officer of
Headliners since 1998. Immediately prior to joining Headliners, Mr. Rodriguez served as President of Lancaster Consultants, Inc., a company involved in financial management and consulting.

     Michael Margolies became Vice Chairman and Secretary of Headliners in January 2002, after having served on our Board of Directors for the prior year. Since 1998 Mr. Margolies has been employed as Chief Executive Officer of Global Concepts, Ltd., a holding company currently involved in distributing a medical device, marketing cosmetics, and providing warehousing and transport services.

          Audit Committee

          The Board of Directors does not have an audit committee financial expert. The Board of Directors has not been able to recruit an audit committee financial expert to join the Board of Directors because of the Company's poor financial condition.

          Code of Ethics

          The Company does not have a written code of ethics applicable to its executive officers. The Board of Directors has not adopted a written code of ethics because there are so few members of management.

Executive Compensation

          This table itemizes the compensation we paid to Eduardo Rodriguez, who served as our Chief Executive Officer during 2003, and to Michael Margolies, our Vice Chairman during that year. There was no other officer whose salary and bonus for services rendered during the year ended December 31, 2003 exceeded $100,000.
                                          -28-

                                                  Other       Restricted
                           Year     Salary     Compensation   Stock Awards
                           --------------------------------------------------
Eduardo Rodriguez.......   2003   $ 145,228(1) $ 10,800(2)  1,000,000 shares(3)
                           2002      40,000                    10,800(2)
                           2001      74,400                    22,000(2)

Michael Margolies.......   2003   $ 145,228(1)              1,000,000 shares(3)
                           2002           0
                           2001           0
          ______________________

(1) Represents shares acquired in lieu of salary under the Employee Stock Purchase Plan.
(2) Represents paid for health insurance and payments made to supply Mr. Rodriguez with an automobile.
(3)       Represents shares issued pursuant to the Restricted Stock
          Grant Program. The shares had a market value of $.70 per share on the date they were granted. The Program provided that the executives' ownership of the shares would vest only if Headliners' achieved specified revenue targets in the five years from 2003 through 2007. In May 2004 the Board of Directors waived the conditions to vesting.

          Employment Agreements; Affiliation Agreement

          In connection with the refinancing of the mortgages on Headliners' two New Jersey restaurant/clubs on December 31, 2001, Headliners entered into employment agreements with Eduardo Rodriguez, its Chief Executive Officer, and Michael Margolies, its Vice Chairman and Secretary. The refinancing is described in "Certain Relationships and Related Transactions" below.

          Headliners' employment agreement with Eduardo Rodriguez provides that Mr. Rodriguez will serve as President of Headliners during the term of the agreement, which ends on December 31, 2006. Mr. Rodriguez covenants in the agreement that he will not compete with Headliners for one year after termination of his employment. The agreement further provides that Headliners will pay Mr. Rodriguez an annual salary of $250,000, and will spend up to $12,000 per year to provide him an automobile. In the event of Mr. Rodriguez' death or disability, Headliners commits to pay him or his estate an amount equal to one year's salary.

          Headliners' employment agreement with Michael Margolies provides that Mr. Margolies will serve as Vice Chairman and Secretary during the term of the agreement, which ends on December 31, 2006. Mr. Margolies covenants in the agreement that he will not compete with Headliners for one year after termination of his employment. The agreement further provides that Headliners will pay Mr. Margolies an annual salary of $150,000. In the event of Mr. Margolies' death or disability, Headliners commits to pay him or his estate an amount equal to one year's salary. In order to induce Mr. Margolies to enter into the agreement, Headliners issued 2,000 shares of common stock to the Margolies Family Trust and 1,000 shares to Mr. Margolies. In September 2002 the Margolies Family Trust and Mr. Margolies surrendered those shares to Headliners.

          At the same time as the employment agreements, an "Affiliation Agreement" was made among Headliners, Mr. Rodriguez and Mr. Margolies. The stated consideration for Headliners' covenants in the Affiliation Agreement was Mr. Margolies' agreement to participate in the refinancing of the New Jersey mortgages. The Affiliation Agreement provides, with respect to both Mr. Rodriguez and Mr. Margolies, that as long as he or his family own one percent of Headliners, he will be nominated at any election of Board members. The Affiliation Agreement further provides that until December 31, 2006 the salary and benefits paid to Mr. Margolies will equal no less than 60% of the salary and benefits paid to Mr. Rodriguez; that Headliners will not issue stock to Mr. Rodriguez or Mr. Margolies or their families without the consent of the other; and that neither Mr. Rodriguez nor Mr. Margolies will sell any Headliners shares without affording the sale opportunity to the other of them.

          Stock Purchase Warrants

          In May 2004 the Board of Directors awarded to each of its officers warrants to purchase Headliners common stock. The warrants permit Mr. Rodriguez to purchase 90,000,000 shares for $.09 per share and Mr. Margolies to purchase 75,000,000 shares for $.09 per share. The warrants expire on June 1, 2006. Mr. Rodriguez assigned his warrants to The Rodriguez Family Trust, and Mr. Margolies assigned his warrants to The Margolies Family Trust.

          Restricted Stock Grant

     On August 5, 2003, Headliners' Board of Directors adopted a Restricted Stock Grant Program (the "Program") pursuant to which 2,000,000 shares of Common Stock were reserved. 1,000,000 of the restricted shares were issued to each of Eduardo Rodriguez and Michael Margolies.

     In May 2004 the Board of Directors waived the restrictions on the shares and permitted them to vest immediately.


     Employee Stock Purchase Plan

     In July 2003 Headliners' Board of Directors adopted the 2003 Employee Stock Purchase Plan. Each employee of Headliners who is either an executive officer or a manager was eligible to participate in the Plan. The Plan permitted participants to purchase Headliners common stock through payroll deductions. The purchase price was 85% of market value. 500,000 shares were included in the Plan, and all have been purchased as follows:
245,750 shares by Eduardo Rodriguez, 245,750 shares by Michael Margolies, and 8,500 share by Headliners' Director of Operations.

     Equity Compensation Plan Information

     The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of December 31, 2003.


                                                               Number of
                                                 Weighted      securities
                               Number of         average       remaining
                               securities to be  exercise      available
                               issued upon       price of      for future
                               exercise of       outstanding   issuance
                               outstanding       options,      under equity
                               options, warrants warrants      compensation
                               and rights        and rights    plans
                               --------------------------------------------
Equity compensation plans
approved by security
holders..........                  0                 --              0

Equity compensation plans not
approved by security holders*....  0                 --          6,380

              Total..............  0                 --          6,380


* Our Board of Directors adopted three equity compensation plans in 2001 and 2002 without shareholder approval. The three plans were identical in their material terms. They permitted the Board to award to employees, directors or consultants (other than consultants whose services to Headliners are related to capital-raising transactions) stock, restricted stock, stock options or performance shares.

Other Transactions Between Headliners and its Management

     Refinance

     On December 31, 2001, the management and affiliates of Headliners completed a refinancing of the mortgages on the properties in West Orange, New Jersey and Ocean Township, New Jersey on which Rascals Comedy Clubs were located (the "Realty").
 The refinanced mortgage loan was a two-year loan in the principal amount of $2,250,000. As a condition to its willingness to complete the refinancing, the mortgagee received personal guarantees of the loan from Michael Margolies and his wife and Eduardo Rodriguez and his wife.

     In order to induce Mr. Margolies and his wife to assist in the refinancing, including giving a personal guarantee of the mortgage loan, Headliners and Mr. Rodriguez entered into the Affiliation Agreement with Mr. Margolies. In addition, Mr. Margolies acquired the greater part of the interest that Mark Magnusson had held in Headliners and all of his interest in the Realty. Specifically:
                                  -31-

     * Mr. Magnusson agreed to the assignment of the Realty by Comrest and W.H.R. Realty, two general partnerships comprised of Mr. Magnusson and Eduardo Rodriguez, Headliners President, to Marod Holdings, L.L.C. ("Marod") and Rodmar Holdings, L.L.C. ("Rodmar"). The members of Marod and Rodmar are Mr. Rodriguez' spouse (in trust for their minor children) and the Margolies Family Trust. The Managers of Marod and Rodmar are Messrs. Eduardo Rodriguez and Michael Margolies, who are members of Rascal's Board). In consideration of his agreement to the transfer, the Margolies Family Trust paid Mr. Magnusson $24,000 and promissory notes for $56,000.

     * Headliners, Marod and Rodmar agreed that the leases of the Realty to Rascal's subsidiaries would continue in effect and unchanged.

     * The Margolies Family Trust purchased four thousand shares of Headliners common stock from Mark Magnusson for $96,000.

     * Comrest and W.H.R. Realty, the previous landlords of the Realty, released Headliners from past debts, primarily unpaid rental, totaling approximately $570,000.

     *  Headliners reaffirmed the agreement it had made with Mr.
        Magnusson dated January 24, 2001, and agreed to commence paying Mr. Magnusson $1,500 per week without interest until the debt of $114,000 was satisfied.

     Sale and Lending

     On September 26, 2002 Marod Holdings, LLC sold to Commerce Bank the land and buildings at 425 Pleasant Valley Way in West Orange, New Jersey. D.E.M., Amusements, Inc., a subsidiary of Headliners, by lease from Marod Holdings, carried on the operation of a restaurant and comedy club on those premises. By arrangement with Commerce Bank, D.E.M. Amusements, Inc. continued to carry on that business until June 2003, at which time D.E.M. Amusement's lease for the premises expired.

     Marod utilized a portion of the proceeds of the sale of the West Orange property to reduce the principal amount of the mortgage held by Hudson United Bank on the West Orange premises
as well as on the premises in Ocean.   The mortgage loan
encumbering the properties was reduced from a principal amount of approximately $2,250,000 to a principal amount of approximately $1,250,000. That amount was retired in December 2003 when Rodmar sold the property in Ocean Township, New Jersey where Headliners other club and restaurant complex was located.

     Upon completion of the sale of the West Orange property, Marod Holdings assigned to Rodmar Holdings a beneficial interest in a portion of the proceeds from the sale. Marod Holdings and Rodmar Holdings subsequently loaned to Headliners a total of $659,361. Headliners used the proceeds of the loan primarily to reduce its outstanding payables. The Loan Agreement provided for the sale to each of Rodmar Holdings and Marod Holdings of fifteen thousand shares of Headliners's common stock for a price of $7,500.

     In consideration of the loan, Headliners entered into a Loan Agreement and a Pledge Agreement with Rodmar Holdings and Marod Holdings, and Headliners executed a Promissory Note in favor of Rodmar Holdings and Marod Holdings. The Promissory Note was in the principal amount of $641,204 and bore interest at twelve percent per annum. The Promissory Note called for payment of $25,000 per month, commencing on January 2, 2003, with payment of the unpaid balance of the Note on December 31, 2003. In May 2003 Headliners reduced its obligation under the Promissory Note by $500,000 by issuing 1,000,000 shares of common stock to Rodmar Holdings, LLC. In December 2003 Headliners satisfied the remainder of the obligation on the Promissory Note and other debts to Rodmar Holdings and Marod Holdings by issuing them 1,250,000 shares of common stock.

     The members of Marod Holdings and Rodmar Holdings are the spouse of Eduardo Rodriguez (in trust for their minor children) and the Margolies Family Trust. The Managers of Marod Holdings and Rodmar Holdings are Messrs. Eduardo Rodriguez and Michael Margolies, who are members of Headliners's Board of Directors.

     Rascals Montclair, Inc.

     In June 2003 Headliners' lease for the property in West Orange, New Jersey on which Headliners operated a club and restaurant terminated. For several months, Headliners' management looked for a location where the club and restaurant could be reopened. However, because of Headliners' lack of capital, landlords were unwilling to rent space to Headliners on favorable terms and contractors were unwilling to extend credit to Headliners for construction of the new facility. Therefore Eduardo Rodriguez and Michael Margolies, Headliners' officers, organized Rascals Montclair, Inc., which is owned by The Margolies Family Trust, the Rodriguez Family Trust and Jerry Pontones, Headliners' Director of Operations. Rascals Montclair, Inc. then entered into a lease for space in Montclair, New Jersey and proceeded to develop a replacement for the West Orange club and restaurant. The Montclair club and restaurant opened in June 2004.

     The development of Headliners' financing relationship with Cornell Capital Partners led to a change in the plan for development of the Montclair facility. It had originally been contemplated that Rascals Montclair, Inc. would provide most of the funds needed to build the new facility. However, during 2004 Cornell Capital Partners agreed to advance significant sums to Headliners as loans to be amortized through the put procedure set forth in the Standby Equity Distribution Agreement. With these funds, therefore, Headliners provided most of the cash required to complete the Montclair facility - approximately $1.1 million. Accordingly, on October 1, 2004 the owners of Rascals
Montclair, Inc. transferred their interests in that entity to Headliners for no consideration.

 Limitation of Liability and Indemnification

     Our bylaws provide that we will indemnify our directors and officers against liabilities arising from their service as directors and officers. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                      PRINCIPAL SHAREHOLDERS

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of this prospectus by the following:

     * each shareholder known by us to own beneficially more than 5% of our common stock;

     *  Eduardo Rodriguez, our Chief Executive Officer

     *  each of our directors; and

     *  all directors and executive officers as a group.

     Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

     In computing the number of shares beneficially owned by a person and the percent ownership of that person, we include shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days. We do not, however, include these "issuable" shares in the outstanding shares when we compute the percent ownership of any other person.

                              Amount and
                              Nature of
     Name and Address         Beneficial          Percentage
     of Beneficial Owner(1)   Ownership(2)        of Class
     -------------------------------------------------------------------
     Eduardo Rodriguez        123,533,404(3)(4)      47.7%

     Michael Margolies         78,528,963(4)(5)      32.2%

     All Officers and
      Directors As a
      Group (2 persons)       199,785,155(3)(4)      59.8%

     Kevin Waltzer             41,427,000            24.5%
     17 Larkspur Lane
     Newtown, PA 18940
     ____________________________________

 (1) Except as noted, the address of all shareholders is c/o Headliners Entertainment Group, Inc., 501 Bloomfield Avenue, Montclair, NJ
      07042
 (2)  All shares are owned of record unless otherwise indicated.
 (3) Includes 90,000,000 shares which The Rodriguez Family Trust may purchase upon exercise of currently-exercisable options. The
      Trustee of the Rodriguez Family Trust is Mr. Rodriguez' spouse, and the beneficiaries of the Trust are Mr. Rodriguez' spouse and children. Also includes 30,000,000 shares owned by Kevin Waltzer, who has given Mr. Rodriguez an irrevocable proxy to vote his shares at any meeting of shareholders.
 (4) The shares beneficially owned by Messrs. Rodriguez and Margolies each include 1,638,606 shares owned of record by Rodmar Holdings, LLC and 638,606 shares owned of record by Marod Holdings, LLC. Mr. Rodriguez and Mr. Margolies are the two Managers of Rodmar and of Marod. Mr. Rodriguez' wife owns a 50% interest in Rodmar and a 50% interest in Marod in trust for their minor children. The remaining 50% interest in each LLC is owned by The Margolies Family Trust. The Trustee of the Margolies Family Trust is Mr. Margolies' spouse, and the beneficiaries of the Trust are Mr. Margolies' spouse and children.
 (5) Includes 75,000,000 shares which The Margolies Family Trust may purchase upon exercise of currently-exercisable options

                             SELLING SHAREHOLDERS

     The table below lists the selling shareholders and other information regarding the beneficial ownership of our common stock by each of the selling shareholders.

     The selling shareholders acquired the shares that they are offering by means of this prospectus directly from Headliners.
The transactions in which they acquired the shares may be categorized as follows:

        * The shares identified as "Shares Put by Headliners" are those which Headliners may sell to Cornell Capital
          Partners pursuant to the Standby Equity Distribution
          Agreement.
        * The shares offered by the two Trusts, if any, will have been acquired by them upon exercise of warrants that were granted by Headliners in consideration of the services of Messrs. Rodriguez and Margolies.
        * Messrs. Rodriguez and Margolies acquired their shares as compensation for service on behalf of Headliners.
        * JHF Properties LLC acquired its shares as a partial prepayment of Headliners' obligation to fund the development by JHF Properties LLC of an entertainment facility in Hampton Virginia.
        * Mark Magnusson, Drew Magnusson, and Messrs. Whalen and Chason received their shares is settlement of financial obligations that Headliners had toward them.
        * Paul Negroni, XXR Consulting, LLC, Trans Global
          Industries, Inc., Oceanic Consulting, LLC received their shares in consideration of consulting services.
        * Wall Street At Home, Inc. is affiliated with a registered broker-dealer. It acquired its shares in consideration of consulting services in the ordinary course of business. There have been no agreements between Headliners or any other person and Wall Street
          At Home, Inc. or its affiliated broker-dealer regarding the distribution of securities.
        * Kevin Waltzer purchased his shares in July 2004 from Headliners for $.01 per share.
        * The remaining selling shareholders purchased their shares from Headliners in June 2004 for either $.03 or $.02 per share.


                               Shares Owned
                        --------------------------
                        Shares Put by                          Shares Owned
                        Headliners                 Shares     After Offering
Name                    Per Seda         Other     Offered      Is Complete
-------------------------------------------------------------------------------
Cornell Capital
 Partners, LP           115,000,000(1)         -           -                  -

The Rodriguez Family
 Trust                            -   90,000,000(2)

The Margolies Family
 Trust                                75,000,000(2)         -                 -

Eduardo Rodriguez                 -    1,256,192    1,000,000           256,192

Michael Margolies                 -    1,251,751    1,000,000           251,751

JHF Properties, LLC               -    7,000,000    7,000,000                 -

Mark Magnusson                    -    2,000,000    2,000,000                 -

Drew Magnusson                    -    1,000,000    1,000,000                 -

P.A. Whalen & Company, Inc.       -    2,000,000    2,000,000                 -

Stanley Chason                    -    2,000,000    2,000,000                 -

Paul Negroni                      -    5,900,000    5,900,000                 -

XXR Consulting, Inc.              -    5,000,000    5,000,000                 -

Trans Global Industries, Inc.     -    1,000,000    1,000,000                 -

Oceanic Consulting, LLC           -      600,000      600,000                 -

Wall Street At Home.com, Inc.     -    3,000,000    3,000,000                 -

Kevin Waltzer                     -   41,427,000   30,000,000        11,427,000*

          * Will represent 7.5% of the shares now outstanding.

Mark J. Iacono                    -    3,333,333    3,333,333                 -

Jerome Giangrasso                 -      833,333      833,333                 -

James J. Metzler                  -      500,000      500,000                 -

Walter W. Newgeon and
 Elizabeth E. Newgeon             -      666,666      666,666                 -

John L. Pettit                    -      166,666      166,666                 -

Roger Paglia                      -    3,333,333    3,333,333                 -

David R. Butler and
Susan M. Butler                   -      166,666      166,666                 -

James E. Keith                    -    3,333,333    3,333,333                 -

David A. Johnson and
 Debra J. Johnson                 -      166,666      166,666                 -

Gary M. Von Bergen and
 Julie A. Von Bergen              -      166,666      166,666                 -

Thomas A. Toole                   -    3,750,000    3,750,000                 -

Steven R. Eckert                  -      666,666      666,666                 -

Michael A. Pederson               -      166,666      166,666                 -

Rita G. Kessler                   -      500,000      500,000                 -

Saul Perlmutter                   -    1,333,333    1,333,333                 -

Dennis Krump                      -    1,000,000    1,000,000                 -

Robert Anzalone                   -      833,333      833,333                 -

Charles L. Daniel DBPP            -      500,000      500,000                 -

Thomas R. Parker                  -      833,333      833,333                 -

James Tanaka                      -      833,333      833,333                 -

Elton K. Feffer                   -      166,666      166,666                 -

R. Kline Ashton                   -      833,333      833,333                 -

Mordechai Rubin                   -      833,333      833,333                 -

Eric Meyer                        -    1,666,666    1,666,666                 -

Jeffrey D. Halverson              -    2,500,000    2,500,000                 -

Franklin C. Fisher                -    1,250,000    1,250,000                 -

Radiation Specialists of
 Eastern Iowa, P.C.               -    1,250,000    1,250,000                 -

Richard E. Barson                 -    1,250,000    1,250,000                 -

Benedict L. Paglia                -    2,000,000    2,000,000                 -

Michael E. Fournier and
 Donna Fournier                   -    1,000,000    1,000,000                 -

_______________________________

(1) Represents the maximum number of shares that Headliners may sell to Cornell Capital Partners pursuant to the Standby Equity
     Distribution Agreement.

(2) Represents shares that may be acquired by the Selling Shareholder upon exercise of stock purchase warrants for a price of $.09 per share.

     Standby Equity Distribution Agreement

     On October 8, 2003 Headliners signed an Equity Line of Credit Agreement with Cornell Capital Partners. Headliners issued 290,000 shares to Cornell Capital Partners on that date to compensate it for entering into the Agreement. Headliners also issued 12,000 shares to David Gonzalez, Esq., who serves as legal counsel to Cornell Capital Partners, to compensate Mr. Gonzalez for his services in connection with the preparation and implementation of the Agreement. Finally, Headliners issued 19,231 shares to Newbridge Securities Corp. to compensate it for acting as an advisor to Headliners in connection with the negotiation of the Agreement.

     On June 2, 2004 Headliners and Cornell Capital Partners entered into a Standby Equity Distribution Agreement. The June 2 agreement is substantially identical to the earlier agreement, except that the line of credit was increased from $10,000,000 to $30,000,000.

     The Standby Equity Distribution Agreement provides that during the two years commencing on January 8, 2004 Headliners may demand that Cornell Capital Partners purchase shares of common stock from Headliners. Headliners may make a demand no more than once every seven trading days. The maximum purchase price on each demand is $150,000. The aggregate maximum that Headliners may demand from Cornell Capital Partners is $30,000,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Headliners. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Headliners, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Headliners outstanding shares, or (c) the representations made by Headliners in the Agreement prove to be untrue.

     The Standby Equity Distribution Agreement requires that we register the shares for resale by the Cornell Capital Partners. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering. Cornell Capital Partners will pay the fees and disbursements of its own counsel, as well as any underwriting discounts, selling commissions, and similar expenses relating to the sale of the shares. We have agreed to indemnify Cornell Capital Partners and some of its affiliates against certain liabilities, including liabilities under the Securities Act, in connection with this offering. In turn, Cornell Capital Partners has agreed to indemnify us and our directors and officers, as well as any person who controls us, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors and officers, or persons that control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     To date Headliners has sold a total of 38,559,043 shares to Cornell Capital Partners pursuant to the terms of the Equity Line of Credit Agreement, and received $2,015,000 for those shares.
In addition, Cornell Capital Partners has made loans to Headliners, the remaining balance of which totals $3,075,000.
The loans will be satisfied by Headliners issuing shares to Cornell Capital Partners from time to time under the terms of the Standby Equity Distribution Agreement. The number of shares that will be issued in this way will depend on the market price of our common stock from time to time.



Other Relationships with Headliners Entertainment Group

      Cornell Capital Partners, LP has not had any relationship with Headliners Entertainment Group or its subsidiaries or affiliates within the past three years, other than the relationships created by the Equity Line of Credit Agreement and related lending arrangements described above.

     None of the other selling shareholders had any relationship with Headliners within the past three years other than as an investor, except as follow:

     Eduardo Rodriguez and The Rodriguez Family Trust. Mr. Rodriguez has served as Chairman and Chief Executive Officer of Headliners since 1998. Until 2003 Mr. Rodriguez was a manager of two limited liability companies that leased to subsidiaries of Headliners the properties on which its restaurant/club operations were located. The beneficiaries of The Rodriguez Family Trust are Mr. Rodriguez' spouse and children.

     Michael Margolies and The Margolies Family Trust. Mr. Margolies has served as a member of Headliners' Board of Directors since 2001 and as Vice Chairman since 2002. Until 2003 Mr. Margolies was a manager of two limited liability companies that leased to subsidiaries of Headliners the properties on which its restaurant/club operations were located. The beneficiaries of The Margolies Family Trust are Mr. Margolies' spouse and children.

     JHF Properties LLC has been involved in a property development contract with Headliners since January 2004, which is described in detail elsewhere in this prospectus. JHF Properties LLC is currently party to three related contracts with Headliners, which contemplate the sale of six entertainment facilities by JHF Properties and its affiliates to Headliners. One of the agreements also provides for the development of a new entertainment facility in Hampton VA, to be financed by Headliners' contribution of $1,400,000. As an advance against that obligation, Headliners issued to JHF Properties the 7,000,000 shares of common stock that it is offering through this prospectus.

     Mark Magnusson. Mr. Magnusson was an officer and director of Headliners until early in 2001. At that time he resigned and sold part of his shareholdings to Headliners in exchange for a promise of installment payments. Mr. Magnusson was also part owner of the two parcels of realty on which Headliners' West Orange and Ocean clubs were located. On December 31, 2001, Mr.

Magnusson sold his interest in that real estate and some Headliners common stock to the family of Michael Margolies. Headliners was in default in its agreement to pay for Mr. Magnusson's stock until December 2003 when it issued 1,000,000 shares of common stock to him in partial satisfaction of that debt. In August 2004 Headliners issued an additional 2,000,000 shares of common stock to Mr. Magnusson in further partial satisfaction of the debt.

     Drew Magnusson. Mr. Magnusson was an officer and director of Headliners until early in 2000. At that time he resigned and sold part of his shareholdings to Headliners in exchange for a promise of installment payments. Headliners was in default in its agreement to pay for Mr. Magnusson's stock until December 2003 when it issued 500,000 shares of common stock to him in partial satisfaction of that debt. In August 2004 Headliners issued an additional 1,000,000 shares of common stock to Mr. Magnusson in further partial satisfaction of the debt.

     P.A. Whalen & Company, Inc. This entity entered into a consulting and marketing contract with Headliners in 2001. In February 2002 Headliners commenced legal action seeking rescission of the contract. P.A. Whalen & Company countersued, demanding damages. The action was settled in July 2004 by Headliners' agreement to issue 2,000,000 shares of common stock to P.A. Whalen & Company.

     Stanley Chason. In the Fall of 2002 Mr. Chason loaned $200,000 to Rascals Cherry Hill, Inc., a subsidiary of Rascals International, Inc. The loan was guaranteed by Rascals International, as well as by its other subsidiaries and its officers, Eduardo Rodriguez and Michael Margolies. When the loan went into default, Mr. Chason commenced legal action and obtained a judgment against Rascals Cherry Hill and the guarantors. In December 2003 Headliners issued 1,000,000 shares to Mr. Chason in partial satisfaction of that judgment debt. In August 2004 Headliners issued an additional 2,000,000 shares to Mr. Chason to fully discharge the judgment.

     Paul Negroni, XXR Consulting, Inc. and Trans Global Industries, Inc. are each party to a consulting agreement with Headliners. The agreements provide that the consultants will offer management and financial consulting services to Headliners. Mr. Negroni's contract terminates on June 30, 2006; XXR's agreement terminates on January 30, 2005; and Trans Global Industries' contract terminates on June 30, 2006. In exchange for the commitment of consulting services, Headliners issued the shares that these selling shareholders are offering in this prospectus.

     Oceanic Consulting, LLC and Wall Street At Home.com, Inc. received the shares they are offering in this prospectus as compensation for introducing to Headliners investors who purchased shares from Headliners in June 2004. In addition, Headliners paid a cash finders fee equal to 13% of the funds received from any investor introduced by one of the finders. The compensation rate was fixed in finders agreements that Headliners made in anticipation of its private offering of common stock.

Plan of Distribution

     The selling shareholders may sell shares from time to time in public transactions, on or off the OTC Bulletin Board, or in private transactions, at prevailing market prices or at privately negotiated prices, including, but not limited to, one or more of the following types of transactions:

     * ordinary brokers' transactions;
     * transactions involving cross or block trades
     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
     * "at the market" to or through market makers or into an existing market for our common stock;
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
     * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);
     * in privately negotiated transactions; or to cover short sales.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. The selling shareholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling shareholders may also sell shares short and deliver the shares to close out the short position.
The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to the broker-dealers of the shares, which the broker-dealer may resell using this prospectus. The selling shareholders may also pledge the shares to a broker-dealer and, upon a default, the broker or dealer may effect sales of the pledged shares using this prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts, or concessions from selling shareholders in amounts to be negotiated in connection with the sale. The selling shareholders and any participating brokers or dealers will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting compensation.

     Information as to whether underwriters whom the selling shareholders may select, or any broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters that the selling shareholders may select or by any broker or dealer acting as principal or agent for the selling shareholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such broker or dealer.

     We have advised the selling shareholders that, during any time when they are engaged in a distribution of the shares, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

     We will not receive any of the proceeds from the selling shareholders' sale of their common stock.

                          LEGAL MATTERS

     The validity of the common stock which the selling shareholders are selling by means of this prospectus has been passed upon by our counsel, Robert Brantl, Esq., 322 Fourth
Street, Brooklyn, New York 11215.

                             EXPERTS

     The financial statements of Headliners Entertainment Group, Inc. included in this prospectus and in the registration statement have been audited by Rosenberg Rich Baker Berman & Company P.A., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


     The financial statements of 1133 Sycamore Street, LLC, 4115 Mill Street, LLC, and 296 Stone Street, LLC included in this prospectus and in the registration statement have been audited by Couchot Hogenkamp & Associates, Inc., independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                      ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules, under the Securities Act with respect to the shares to be sold in the offering. This prospectus does not contain all the information set forth in the registration statement. In particular, the statements in this prospectus regarding the contents of contracts, agreements or other documents are not necessarily complete. You can find further information about us in the registration statement and the exhibits and schedules attached to the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission, which may assist you in understanding our company.

     You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.

     We do not currently send annual reports to our shareholders, due to the expense involved. Until our resources permit, we do not expect to send annual reports unless we are soliciting proxies for an annual meeting of shareholders. You may, however, obtain a copy of our annual or our quarterly report to the Commission by writing to us at our executive offices.

                     INDEX TO FINANCIAL STATEMENTS

I. HEADLINERS ENTERTAINMENT GROUP, INC.

1. Audited Financial Statements for the Years
     Ended December 31, 2003 and 2002

                                                            Pages
Report of Independent Auditors                               F-1
Balance Sheet                                                F-2
Statements of Operations                                     F-3
Statements of Stockholders' Equity (Deficit)                 F-4
Statements of Cash Flows                                     F-5
Notes to Financial Statements                                F-7

2. Unaudited Financial Statements for the Nine
     Months Ended September 30, 2004 and 2003

Balance Sheet                                               F-18
Statements of Operations                                    F-19
Statements of Cash Flows                                    F-20
Notes to Financial Statements                               F-21

II PROPERTIES IN WHICH HEADLINERS HAS AN INVESTMENT

1. 6107 Ridgewood Rd LLC ("Jackson")

Balance Sheet                                               F-23
Statement of Profit and Loss                                F-25
Statement of Cash Flows                                     F-27

2. 1299 Farnam St LLC ("Omaha")

Balance Sheet                                               F-28
Statement of Profit and Loss                                F-30
Statement of Cash Flows                                     F-32

3  JP 4th Street Line LLC ("Louisville")

Balance Sheet                                               F-33
Statement of Profit and Loss                                F-35
Statement of Cash Flows                                     F-38

III    PROPERTIES THAT HEADLINERS HAS CONTRACTED TO ACQUIRE

1. 1133 Sycamore Street, LLC ("Cincinnati")

a. Audited Financial Statements for the Year
       Ended December 31, 2003

                                                            Pages

Report of Independent Auditors                              F-39
Balance Sheet                                               F-40
Statement of Income                                         F-41
Statement of Member's' Equity                               F-42
Statement of Cash Flows                                     F-43
Notes to Financial Statements                               F-44

2.  Unaudited Financial Statements for the Nine
      Months Ended September 30, 2004

Balance Sheet                                               F-49
Statements of Profit and Loss                               F-51
Statements of Cash Flows                                    F-53

2  4115 Mill Street, LLC ("Kansas City")

a. Audited Financial Statements for the Year
       Ended December 31, 2003

                                                            Pages
Report of Independent Auditors                              F-54
Balance Sheet                                               F-55
Statement of Income                                         F-56
Statement of Member's' Equity                               F-57
Statement of Cash Flows                                     F-58
Notes to Financial Statements                               F-59

2.  Unaudited Financial Statements for the Nine
      Months Ended September 30, 2004

Balance Sheet                                               F-64
Statements of Profit and Loss                               F-66
Statements of Cash Flows                                    F-69

3  296 N. Stone, LLC ("Tucson")

a. Audited Financial Statements for the Year
       Ended December 31, 2003

                                                       Pages
Report of Independent Auditors                         F-70
Balance Sheet                                          F-71
Statement of Income                                    F-72
Statement of Member's' Equity                          F-73
Statement of Cash Flows                                F-74
Notes to Financial Statements                          F-75

2.  Unaudited Financial Statements for the Nine
      Months Ended September 30, 2004

Balance Sheet                                          F-80
Statements of Profit and Loss                          F-82
Statements of Cash Flows                               F-85


                                  -46-
                           Independent Auditors' Report

    To the Stockholders and Board of Directors of Headliners Entertainment Group, Inc. and Subsidiaries

    We have audited the accompanying consolidated balance sheet of Headliners Entertainment Group, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Headliners Entertainment Group, Inc. and Subsidiaries as of December 31, 2003, and the consolidated results of their operations, stockholders' equity (deficit) and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

    The accompanying consolidated financial statements have been prepared assuming Headliners Entertainment Group, Inc. and Subsidiaries will continue as a going concern. As discussed in Note 1, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going
    concern.   Management's plans in regard to these matters are also described
    in Note 1.   The consolidated financial statements do not include any
    adjustments that might result from the outcome of this uncertainty.

    As discussed in Note 19 to the consolidated financial statements, the ccompanying consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended have been restated.

                                /s/ Rosenberg Rich Baker Berman & Company
                                -----------------------------------------
                                Rosenberg Rich Baker Berman & Company

    Bridgewater, New Jersey
    April 10, 2004, except for Note 19 as
    to which the date is August 5, 2004
                                                                   F-1






            Headliners Entertainment Group, Inc. and Subsidiaries
                          Consolidated Balance Sheet
                             December 31, 2003
                                As Restated



Assets

Current Assets
 Cash (Note 1)                            $        70
 Assets to be disposed of (Note 16)           186,815
                                             --------
 Total Current Assets                         186,885
                                             --------

Property and equipment, net (Notes 1 and 4)    29,965

Prepaid consulting, net of current
 portion (Note 3)                             651,134
                                             --------
 Total Assets                                 867,984
                                             ========

Liabilities and Stockholders' Deficit

Current Liabilities
 Accounts payable and accrued expenses      1,298,022
 Liabilities to be disposed of (Note 16)      790,742
 Due to officer (Note 8)                       15,143
 Notes payable (Note 5)                       317,000
                                            ---------
 Total Current Liabilities                  2,420,907
                                            ---------

Commitments and Contingencies (Note 10)             -

Stockholders' Deficit
 Common stock, authorized 100,000,000
  shares, $.001 par value, 10,731,731
  shares issued and outstanding
  (Notes 1, 3 and 6)                           10,732
 Additional paid-in capital                 9,263,091
 Accumulated deficit                       (8,628,031)
 Prepaid consulting                        (1,078,715)
 Deferred compensation                     (1,120,000)
                                            ---------
 Total Stockholders' Deficit               (1,552,923)
                                            ---------
 Total Liabilities and Stockholders'
  Deficit                                 $   867,984
                                            =========




See notes to the consolidated financial statements.

          Headliners Entertainment Group, Inc. and Subsidiaries
                   Consolidated Statements of Operations




                                               Year Ended December 31,
                                                2003
                                             As Restated        2002
                                           -----------------------------
Net Sales                                  $   264,317     $    25,119

Costs and Expenses
 Cost of sales                                 145,465          17,807
 Restaurant operating expenses                  70,560           9,295
                                             ---------       ---------
 Total Costs and Expenses                      216,025          27,102
                                             ---------       ---------

Gross Profit (Loss)                             48,292          (1,983)
                                             ---------       ---------
General and Administrative expenses
 General and administrative expenses           999,412       1,340,969
 Stock based compensation (Note 3)           2,399,043         206,867
                                             ---------       ---------
Total General and Administrative Expenses    3,398,455       1,547,836
                                             ---------       ---------
Other Income (Expense)
 Interest expense                             (167,057)        (23,301)
 Other income                                        -          12,887
 Loss on disposal of fixed assets               (1,040)              -
                                             ---------       ---------
Total Other Expense                           (168,097)        (10,414)
                                             ---------       ---------
Loss From Continuing Operations Before
 Income Tax Provision                       (3,518,260)     (1,560,233)

Provision for Income Taxes (Note 1 and 9)          436             240
                                             ---------       ---------
Loss From Continuing Operations             (3,518,696)     (1,560,473)

Discontinued Operations
 Income from operations of the
  discontinued operations
  (net of tax effect of $0)                    239,947         143,384

Loss on disposal of operations
 (net of tax effect of $0)                     (81,321)              -
                                             ---------       ---------
Income From Discontinued Operations            158,626         143,384

Net Loss                                   $(3,360,070)    $(1,417,089)
                                             =========       =========

Earnings (Loss) Per Share From Continuing
 Operations                                $     (1.20)    $    (29.80)
Earnings (Loss) Per Share From
 Discontinued Operations                          0.06            2.73
                                             ---------       ---------
Earnings (Loss) Per Share                  $     (1.14)    $    (27.07)
                                             =========       =========
Weighted Average Number of Common Shares
 Outstanding                                 2,953,237          52,359




See notes to the consolidated financial statements.

            Headliners Entertainment Group, Inc. and Subsidiaries
          Consolidated Statements of Stockholders' Equity (Deficit)
                                 As Restated


                                                                                                          Total
                                Common Stock        Additional                                            Shareholders'
                            -------------------     Paid-in      Accumulated   Prepaid     Deferred       Equity
                             Shares      Amount     Capital      (Deficit)     Consulting  Compensation   (Deficit)
----------------------------------------------------------------------------------------------------------------------

Balance - December 31, 2001  15,827,422 $  15,827   $ 2,439,293  $(3,850,872)  $        -    $        -    $(1,395,752)

Issuance of Common Stock      1,416,700     1,417       110,033            -            -             -        111,450

Stock Issued for Loan
 Extension                      186,000       186        22,134            -            -             -         22,320

Stock Issued for Services    11,730,000    11,730       906,342            -            -             -        918,072

Stock issued for conversion
 of debt and accrued
 interest                       833,334       833       166,667            -            -             -        167,500

Stock issued for officer
 compensation                   400,000       400         5,200            -            -             -          5,600

Retroactive effect of 500:
 1 reverse common stock
 split                      (30,332,669)  (30,332)       30,332            -            -             -              -

Net Loss                              -         -             -   (1,417,089)           -             -     (1,417,089)
                            ------------------------------------------------------------------------------------------
Balance - December 31, 2002      60,787 $      61   $ 3,680,001  $(5,267,961)  $        -    $        -    $(1,587,899)
                            ------------------------------------------------------------------------------------------
Issuance of Common Stock        120,000 $     120   $    59,880  $         -   $        -    $        -    $    60,000

Stock Issued for Services       895,944       895       843,478            -            -             -        844,373

Stock issued for conversion
 of debt and accrued expenses 4,771,500     4,772       893,342            -            -             -        898,114

Stock issued under employee
 stock purchase plan            500,000       500       267,367            -            -             -        267,867

Stock issued for officer
 compensation                 2,000,000     2,000     1,398,000            -            -    (1,400,000)             -

Amortization of deferred
 officer compensation                 -         -             -            -            -       280,000        280,000

Shares issued for consultant
 services to be provided      2,383,500     2,384     2,121,023            -   (2,123,407)            -              -

Amortization of consultant
 services                             -         -             -            -    1,044,692             -      1,044,692

Net Loss                              -         -             -   (3,360,070)           -             -     (3,360,070)
                             -----------------------------------------------------------------------------------------
Balance - December 31, 2003  10,731,731  $ 10,732   $ 9,263,091  $(8,628,031) $(1,078,715)  $(1,120,000)   $(1,552,923)
                             =========================================================================================



See notes to consolidated financial statements.

            Headliners Entertainment Group, Inc. and Subsidiaries
                    Consolidated Statements of Cash Flows


                                                   Year Ended December 31,
                                                       2003
                                                   As Restated      2002
                                                  -------------  ----------
Cash Flows From Operating Activities
 Continuing Operations
  Loss From Continuing Operations                 $ (3,518,260)  $ (1,549,819)

 Adjustments to Reconcile Loss to Net Cash
  Used in Operating Activities
  Depreciation                                          12,188         62,109
  Stock issued for services                          1,154,670        278,292
  Amortization of deferred compensation              1,259,104        206,867

 Decrease (Increase) in Assets
  Deferred charges                                     221,327       (221,327)
  Prepaid expenses                                      10,021         42,289
 Increase (Decrease) in Liabilities
  Accounts payable and accrued expenses                306,762        (74,691)
                                                    ----------     ----------
 Cash (Used in) Continuing Operations                 (554,188)    (1,256,280)
                                                    ----------     ----------
 Discontinued Operations
  Income from discontinued operations                  158,626        143,384

 Adjustments to Reconcile Income to Net Cash
  Provided by Operating Activities
  Decrease in net assets of discontinued operations    259,144        357,697
                                                    ----------     ----------
 Cash Provided by Discontinued Operations              417,770        501,081
                                                    ----------     ----------
 Net Cash (Used in) Operating Activities              (136,418)      (755,199)
                                                    ----------     ----------
Cash Flows From Investing Activities
 Purchase of property and equipment                     (4,526)       (40,845)
                                                    ----------     ----------
 Net Cash Used by Investing Activities                  (4,526)       (40,845)
                                                    ----------     ----------
Cash Flows From Financing Activities
 Repayment of notes payable                             (2,000)       (51,310)
 Repayment on officer loans                            (38,700)             -
 Proceeds from common stock issued                      60,000        111,450
 Proceeds from related party                            90,639        659,361
 Proceeds from officer                                       -         53,843
                                                    ----------     ----------
 Net Cash Provided by Financing Activities             109,939        773,344
                                                    ----------     ----------

Net Decrease in Cash and Equivalents                   (31,005)       (22,700)

Cash and Equivalents at Beginning of Period             31,075         53,775
                                                    ----------     ----------
Cash and Equivalents at End of Period             $         70   $     31,075
                                                    ==========     ==========

See notes to consolidated financial statements.

            Headliners Entertainment Group, Inc. and Subsidiaries
                    Consolidated Statements of Cash Flows


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 Cash paid during the year for:
  Interest                                        $    15,357    $          -
                                                    =========      ==========
  Income taxes                                    $       430    $        480
                                                    =========      ==========


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

  During the year ended December 31, 2003, the Company converted a related party debt of $890,459 into 2,281,213 shares of common stock.

  During the year ended December 31, 2003, the Company converted $16,053 of accrued expenses into 15,000 shares of common stock.

  During the year ended December 31, 2003, the Company issued 2,383,500 share of common stock for $2,123,407 of prepaid consulting services.

  During the year ended December 31, 2002, the Company converted notes payable of $150,000 as well as accrued interest of $17,500 into 105,000 shares of common stock.

See notes to consolidated financial statements.


           Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1)

Basis of Presentation and Business

Headliners Entertainment Group, Inc. (formerly Rascals International, Inc.) was organized as a Delaware corporation in 1992. It is currently engaged in the business of operating comedy clubs in the State of New Jersey. Each club is owned and operated by one of three subsidiaries of Headliners Entertainment Group, Inc.: Rascals Stage Door Grill, Inc., D.E.M., Inc. and Rascals Cherry Hill, Inc. The club operating under D.E.M., Inc. was closed in 2003.

These financial statements are presented on a consolidated basis and include the results of operations of the parent corporation, Headliners Entertainment Group, Inc., the three subsidiaries aforementioned, and Rascals Kendall, Inc., a 75%-owned subsidiary which owned and operated a now-closed club in Kendall, Florida.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the consolidated financial statements, the Company has incurred recurring net losses from operations, an accumulated deficit, and recurring negative cash flows from operations. Further, at December 31, 2003, current liabilities exceed current assets by $1,155,307 and total liabilities exceed total assets by $474,208. These factors all raise substantial doubt about the ability of the Company to continue as a going concern.

Management's plan in regard to the going concern issues it to raise capital through the sale of the Company's stock via the equity line of credit that has been established. In addition, the Company is focusing on developing a significant number of clubs to achieve an efficient level of operations.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At December 31, 2003, the Company had no cash equivalents.

Inventories

Inventories consist of food, beverages and supplies. Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market. As of December 31, 2003, inventories of $8,938 are included in assets to be disposed of on the balance sheet.

Property and Equipment, Depreciation and Amortization

Property and equipment is presented at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets: 5-15 years for Machinery and Equipment and Furniture and Fixtures. Amortization of leasehold improvements is computed utilizing the straight-line method over the lesser of the remaining lease term or the useful life of the leasehold.

            Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1), Continued

Advertising

The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2003 and 2002 were $53,739 and $82,277, respectively.

Concentrations

The Company maintains cash balances at financial institutions in New Jersey. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. All cash balances were fully insured at December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) Per Share

Earnings (Loss) per common share represents the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period. Diluted earnings (loss) per share reflects the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock. The computation of diluted earnings (loss) per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on earnings (loss) per share.

Potential future dilutive securities include 2,200 shares issuable under outstanding warrants as of December 31, 2003.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using tax rates and laws expected to be in effect when the differences are expected to reverse. Valuation allowances are provided against deferred tax assets for which it is "more likely than not" the assets will not be realized.

Revenue Recognition

Revenue from restaurants are recognized when services are provided. Revenues from the comedy clubs are recognized when the show is performed. The Company is paid by cash or credit card when services are provided, therefore, there are no accounts receivable or allowance for doubtful accounts at the date of these financial statements.

The Company accounts for revenue from license agreements by amortizing the up-front license fee over the life of the agreement. Revenues from royalties are recognized upon the sale by the licensee with whom the Company has licensing agreements. As of December 31, 2003, the Company did not recognize any revenue from license agreements.

The Company accounts for the revenue from its VIP Platinum memberships by deferring the up-front fee and recognizing the revenue ratably over the membership term, generally one year. As of December 31, 2003, the Company did not recognize any revenue from its VIP Platinum membership.

            Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1), Continued

Stock Based Compensation

Financial Accounting Statement No. 123 ("SFAS No. 123), Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

As required by Statement No. 123 the Company accounts for stock issued for services to non-employees by reference to the fair market value of the Company's stock on the date of issuance as it is the more readily determinable value.

Reclassification

Certain amounts in the 2002 financial statements have been reclassified to conform with 2003 financial statement presentation. The reclassification had no effect on the net loss reported for the year ended June 30, 2002.


DEFERRED CHARGE (NOTE 2)

In August 2002, the Company entered into an agreement for their location in Cherry Hill, New Jersey. As part of the agreement the Company was responsible for renovating the existing club. The agreement calls for the owners of the club to reimburse the Company, for their "investment cost" at 10% of monthly
beverage revenues generated in the showroom during scheduled shows.   The
agreement is for five years. This deferred charge is being amortized over the five year period and will be decreased by reimbursement. The collections are being held by the hotel, as Company never fully paid the contractors for the renovation. In 2003, the entire deferred charge was reserved to $0.

PREPAID CONSULTING (NOTE 3)

The Company issued 3,279,444 fully vested, non-forfeitable shares of common stock to various consultants for services. 2,383,500 of the shares issued were for $2,123,407 of services that extend into the future and are amortized monthly over the period of the agreement, ranging from one to four years. 895,944 of the shares issued were for $837,559 of services performed in 2003 and were expensed in 2003. All shares issued were valued at the fair market value at the date of the agreement, as there was no readily determinable value for the consulting services provided or to be provided. The Company accounted for the prepaid value of consulting services in accordance with EITF 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees. Due to factors that may lead to uncertainty regarding the future economic benefit of the prepaid consulting services, the asset has been classified as a contra equity account.

The amortization of the value of the prepaid services for which shares were issued in 2003 for the next four years is as follows:

                               Year Ended

                               2004              $  932,757
                               2005                 616,387
                               2006                  97,654
                               2007                  14,628
                                                  ---------
                                                  1,661,426
                               2003 Amortization    461,981
                                                  ---------
                                                 $2,123,407
                                                  =========

            Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements

PROPERTY AND EQUIPMENT (NOTE 4)

A summary of property and equipment is as follows:


  Machinery and Equipment            $   36,996
  Furniture and Fixtures                 35,525
                                       --------
  Total                                  72,521

  Less:  Accumulated Depreciation        42,556
                                       --------
                                     $   29,965
                                       ========

Depreciation expense was $12,188 and $54,931 for the years ended December 31, 2003 and 2002, respectively.

NOTES PAYABLE (NOTE 5)

  Notes payable are as follows:

  Note payable, at 16% interest per annum, secured by
   liquor licence on the West Orange, NJ club.  The Note is
   in litigation.  Subsequent to December 31, 2003, the liquor license on the West Orange, NJ Club was sold for $68,000.
   These proceeds were used to reduce this note.                   $ 119,000

  Note payable, at 18% interest.  This note is currently in
   default. In December of 2003, the Company and the creditor reached an agreement, whereby, the Company issued 1,000,000 common shares to the creditor. The issuance of the 1,000,000 shares have been recorded at par value with a corresponding decrease to paid-in capital.  Upon the sale of the shares by the note holder, the note will be reduced by the amount of the proceeds with a corresponding increase to paid-in
   capital.  The Company will still be liable for any shortfall from the proceeds realized by the note holder.  The ultimate amount to be recorded in satisfaction of the debt will not exceed the balance of the debt recorded.  As of December
   31, 2003 the creditor did not sell any of these shares.           198,000
                                                                    --------
   Total                                                             317,000

   Less: current maturities                                          317,000
                                                                    --------
   Notes Payable, net of Current Maturities                        $       -
                                                                    ========

EQUITY LINE OF CREDIT (NOTE 6)

On October 8, 2003 the Company signed an Equity Line of Credit Agreement with Cornell Capital Partners, LP. The Equity Line of Credit Agreement provides that during the two years commencing January 8, 2004 the Company may demand that Cornell Capital Partners purchase shares of common stock from the Company. The Company may make a demand no more than once every seven trading days.
The maximum purchase price on each demand is $150,000. The aggregate maximum that the Company may demand from Cornell Capital Partners is $10,000,000.
The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by the Company. Cornell Capital Partners is required by the Agreement to pay each amount demanded by the Company, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Rascals outstanding shares, or (c) the representations made by the Company in the Agreement prove to be untrue.


                                                                   F-10
         Headliners Entertainment Group, Inc. and Subsidiaries
             Notes to the Consolidated Financial Statements

CONVERSION OF DUE TO RELATED PARTIES (NOTE 7)

During the year ended December 31, 2003, payable due to related parties in the amount of $890,459 were converted into 2,280,000 shares of the Company's common stock.

TRANSACTIONS WITH RELATED PARTIES (NOTE 8)

Facilities Rental

The companies lease their facilities from two entities owned by the families of the Company's executive officers. Total rent expense to the entities during the years ended December 31, 2003 and 2002 was $114,477 and $312,000, respectively.

Due to Officer

The Company has an amount due to officer for $15,643. The note is non-interest bearing and has no repayment terms.

INCOME TAXES (NOTE 9)

Provision for income taxes consist of the following:

                                         December 31,
                                       2003       2002
                                    --------------------
        Currently Payable
         Federal                    $   -         $   -
         State                        436           240
                                     ----          ----
         Total                      $ 436         $ 240
                                     ====          ====

The components of the Company's deferred tax asset is as follows:


      Federal and State Net Operating Losses     $ 5,072,000
      Deferred Items                                  34,000
                                                   ---------
                           Totals                  5,106,000
      Less:  Valuation Allowance                  (5,106,000)
                                                   ---------
      Net Deferred Tax Asset                     $         -
                                                   =========

The Company has net operating loss carryforwards for federal income tax purposes of approximately $12,664,000 of which approximately $2,100,000 expires in 2009, $300,000 in 2010, $700,000 in 2011, $300,000 in 2012,
$1,000,000 in 2018, $1,200,000 in 2019, $1,580,000 in 2020 $354,000 in 2021
$1,224,000 in 2022 and $3,906,000 in 2023. Certain of the net operating losses arose prior to various subsidiaries joining the consolidated group and are therefore limited in there usage only against profits of that particular subsidiary. In addition, a change in ownership has occurred with respect to approximately $4,000,000 of the net operating losses and their usage will be severely restricted under the net operating loss limitations provided in section 383 of the Internal Revenue Code.

Due to the uncertainty of profitable operations, and the restrictions and limitations on the usage of the Company's net operating losses, a valuation allowance for the full amount of the deferred tax asset has been recorded. At December 31, 2003, the valuation allowance increased $1,500,000 over the preceding period.

A reconciliation of the federal statutory tax amount to the Company's actual tax amount for the year ended December 31, 2003 and 2002 is as follows:

           Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

INCOME TAXES (NOTE 9), Continued

                                                 December 31,
                                              2003         2002
                                           -----------------------

             Statutory Benefit             $ 1,500,000  $  457,000

             Loss for Which No Benefit was
              Received                      (1,470,000)   (433,000)
             Non Deductible Expenses           (30,000)    (24,000)
                                             ---------    --------
             Effective Rate                $         -  $        -
                                             =========    ========

COMMITMENTS (NOTE 10)

Leases

The Company entered into a lease in October 2002 for office space in New Jersey under an operating lease through December 31, 2005. This lease was terminated in 2003, and the Company is currently in negotiations with the former landlord.

Total non-related party rent expense was $32,867 and $3,941 for the years ended December 31, 2003 and 2002, respectively.

Financial Consulting Agreements

In 1999, the Company entered into a five year agreement with a consultant to act as a finder for equity and/or debt financing on the Company's behalf. Terms of the agreement provide the consultant with the following fee schedule:


             5% of the first $1,000,000
             4% of the consideration between $1,000,001 and $2,000,000 3% of the consideration between $2,000,001 and $3,000,000 2% of the consideration between $3,000,001 and $4,000,000 1% of such consideration in excess of $4,000,000

In addition, the Company issued 100 warrants to purchase the Company's common stock at $1,000 per share and 100 warrants to purchase the Company's common stock at $750 per share for a total fair value of $77,954. The warrants are issued for a 5 year period and vest immediately. The Company recorded amortization of $19,491 and $15,590 in the statement of operations for the years ended December 31, 2003 and 2002, respectively.

DEFERRED INCOME AND CREDITS (NOTE 11)

The Company sells comedy tickets in advance for certain performances as well as gift certificates. The deferred income recorded by the Company for prepaid tickets and gift certificates was $31,782 at December 31, 2003 and is included in liabilities to be disposed of on the balance sheet.

FAIR VALUE OF FINANCIAL INSTRUMENTS (NOTE 12)

The carrying amount of cash, inventory, prepaid expenses, accounts payable and deferred income and credits approximates fair value because of the short maturity of these instruments. The fair value of the Company's capital lease obligations approximates its carrying value and is based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

          Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

LIMITATIONS (NOTE 13)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

STOCK BASE COMPENSATION PLANS (NOTE 14)

In July 2003, the Company's Board of Directors adopted the 2003 Employee
Stock Purchase Plan, (the "Plan"). The Plan was established to provide employees with an opportunity to acquire a proprietary interest in the Company through the purchase of stock. The Plan qualifies under Section 423 of the Internal Revenue Code. Eligible employees are able to purchase up to an aggregate 500,000 shares of the Company's common stock at 85% of the lesser of (a) the fair market value on the first date of the purchase period consisting of two calendar weeks, each commencing on a Sunday and ending on a Saturday, or b the fair market value on the purchase date. In accordance with APB opinion No. 25, Accounting for Stock Issued to Employees, the Company did not recognize compensation expense for the difference between the employees' purchase price and the fair value of the stock. During 2003, 208,500 shares were issued at $0.99 and 291,500 shares were issued at $0.16 under the Plan. Had the Company accounted for the Plan under the fair value method of SFAS 123, additional compensation expense of $47,342 would have been recognized.

Effective December 21, 2001, the Company adopted the 2001 Stock and Stock Option Plan. During 2002 the Company adopted the 2002 Stock and Stock Option Plan and the 2002 Equity Incentive Plan. The terms of the Plans are
substantially identical.   Under the Plans the Board of Directors is
authorized to grant up to 28,000 shares of common stock to employees, directors or consultants. The grants could be made in the form of outright grants of stock, grants of restricted stock, grants of qualified or non-qualified options or grants of performance shares. Through December 31, 2002 a total of 21,620 shares had been granted under the Plans, all in the form of stock grants. No options have been granted under the Plans.

        A summary of the status of the Company's warrants as of December 31, 2003 and changes during the year then ended is presented below:


                                                        Weighted
                                                         Average
                                        Shares        Exercise Price
                                     --------------------------------

Outstanding at beginning of year        2,200          $    193

Granted                                     -                 -

Exercised                                   -                 -

Expired                                     -                 -
                                       ------             -----
Outstanding at end of year              2,200          $    193
                                       ======            ======

          Headliners Entertainment Group, Inc. and Subsidiaries
             Notes to the Consolidated Financial Statements

STOCK BASE COMPENSATION PLANS (NOTE 14)

On August 5, 2003, Rascals' Board of Directors adopted a Restricted Stock Grant Program (the "Program") pursuant to which 2,000,000 shares of Common Stock were reserved, in August 2003 the restricted shares were issued. Upon issuance of the restricted shares, deferred compensation, equivalent to the fair value of the shares at the date of grant, was charged to equity and is being amortized over the vesting period. Forfeited shares will return to treasury.

The shares issued under the Program are subject to the following restrictions:

     1. After 2003 and each of the following four fiscal years (2004 through 2007) one-fifth of the shares granted (the "At-Risk Shares") will be forfeited if Rascals' revenue during the year does not exceed the following thresholds:


             2003 - $ 1,000,000
             2004 - $ 1,500,000
             2005 - $ 2,000,000
             2006 - $ 2,500,000
             2007 - $ 3,000,000

     2. All shares held by a Grantee shall be forfeited if his employment by Rascals and his membership on the Board terminates prior to the date the restrictions lapse.

DISCONTINUED OPERATIONS (NOTE 15)

During 2003, the Company ceased operations at its West Orange, NJ location. The decision to cease operations was based on the expiration of the lease and the landlord's decision to sell the property. The prior years operating activities of the West Orange, NJ location have been reclassified to discontinued operations in the accompanying Statement of Operations. The discontinued operations generated sales of $1,206,750 and $2,886,483 in 2003 and 2002, respectively, and operating income of $192,436 and $223,080, respectively.

In November 2003, the Company decided to cease operations at its Ocean, NJ location, effective in the first quarter of 2004. The decision to cease operations was based on the decline in sales and major renovations needed for the building. The prior years operating activities of the Ocean, NJ location have been reclassified to discontinued operations in the accompanying Statement of Operations. The discontinued operations generated sales of $818,853 and $1,238,159 in 2003 and 2002, respectively, an operating loss of $27,062 in 2003 and operating income of $102,423 in 2002.

ASSETS TO BE DISPOSED OF (NOTE 16)

Assets and liabilities to be disposed of comprise the following at December 31, 2003:

                Liquor licences           $  158,105
                Inventories                    8,938
                Security deposit               2,500
                Property and equipment        17,272
                                             -------
                Assets to be disposed of  $  186,815
                                             =======

                Accounts payable and
                 accrued expenses         $  758,960
                Deferred income               31,782
                Liabilities to be disposed   -------
                 of                       $  790,742
                                             =======

The Company expects to sell the assets to be disposed of in the next fiscal year. The liabilities to be disposed of will be settled in the next fiscal year if the Company's working capital permits.

          Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS (NOTE 17)

Standards Implemented

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No.
44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.
Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this Statement are effective for fiscal years ending after December 15, 2002. The adoption of this statement did not have a significant impact on the Company's results of operations of financial position.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement is did not have a significant impact on the Company's results of operations or financial position.

          Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements


NEW ACCOUNTING PRONOUNCEMENTS (NOTE 17), Continued

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

SUBSEQUENT EVENTS (NOTE 18)

In January 2004, the Company entered into an informal arrangement with the owners of a chain of dance clubs ("the owners"), whereby the Company is contributing funds to a joint venture, which is using the funds to develop "mega-entertainment complexes", each consisting of a Rascals Comedy Club and a dance club. Subsequent to December 31, 2003, the Company has contributed $850,000 to the project. The informal agreement with the owners calls for our "mega-entertainment complexes" to be built. The Company will own one-third of the equity in these complexes if it contributes at least $2.9 million to the project.

Subsequent to December 31, 2003, the Company has sold a total of 7,955,121 shares to Cornell Capital Partners pursuant to the terms of the Equity Line of Credit Agreement, and received $650,000 for those shares. In addition, Cornell Capital Partners has made loans to the Company, the remaining balance of which totals $850,000. The loans will be satisfied at a rate of $50,000 per week by the Company issuing shares to Cornell Capital Partners under the terms of the Equity Line of Credit Agreement. The number of shares that will be issued in this way will depend on the market price of the Company's common stock from time to time.

>From the funds provided by Cornell Capital Partners, Rascals has advanced $825,000 to JHF Properties to fund the development of the four "mega-entertainment complexes" that the Company is developing jointly with JHF Properties.

RESTATEMENT OF PRIOR PERIOD RESULTS (NOTE 19)

The Company restated its financial statements for the year ended December 31, 2003. The restated financial results reflect the following errors:

     - the closing of the West Orange, NJ and Ocean, NJ Club as discontinued operations.
     - a reclassification of prepaid consulting expense to a conta equity in the statement of Stockholders' Equity.
     - a revision to Note 14, STOCK BASE COMPENSATION PLANS, to describe the accounting for the 500,000 shares issued under the 2003 Employee
       Stock Purchase Plan.
     - NOTE 1, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, has been revised to reflect managements plan with respect to the Company's ability to overcome its financial difficulties.
     - NOTE 1, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, has been revised to disclose the Company's policy for accounting for stock based compensation.

           Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements


RESTATEMENT OF PRIOR PERIOD RESULTS (NOTE 19), Continued

     - an adjustment to correct the accounting for our liquor license which was being amortized. In accordance with SFAS 142, the liquor license should not have been amortized.
     - an expansion of the revenue recognition disclosure.
     - an expansion to NOTE 5, NOTES PAYABLE, to further explain the Company's accounting treatment for the 1,000,000 shares issued in consideration of debt.

     The impact of these adjustments on the Company's financial results as originally reported are summarized below:


                                               Year Ended December 31, 2003

                                               As Reported      As Restated
                                             --------------------------------

Assets                                         1,940,421        1,946,699

Net Sales                                      2,352,800          264,317

Accumulated deficit                           (9,739,578)      (8,628,031)

Net Loss                                      (4,471,617)      (3,360,070)

Earnings (Loss) Per Share From Continuing
 Operations                                        (1.51)           (1.20)

Earnings (Loss) Per Share From Discontinued
 Operations                                            -             0.06

        Headliners Entertainment Group, Inc. and Subsidiaries
                   Condensed Consolidated Balance Sheet
                           September 30, 2004


Assets

Current Assets
 Cash                                       $    16,849
                                              ---------
 Total Current Assets                            16,849
                                              ---------

Property and equipment, net                   1,403,615
Construction in progress                      1,400,000
Investment in limited liability companies,
 at cost                                      2,490,000
                                              ---------
 Total Assets                                 5,310,464
                                              =========

Liabilities and Stockholders' Equity

Current Liabilities
 Accounts payable and accrued expenses        1,385,828
 Liabilities to be disposed of                  807,964
 Equity line of credit                        3,375,000
 Construction costs payable                   1,400,000
 Notes payable                                  119,000
 Deferred income                                  1,879
                                              ---------
 Total Current Liabilities                    7,089,671
                                              ---------
Stockholders' Equity
 Common stock, authorized 500,000,000
  shares, $.001 par value, 150,513,364
  shares issued and outstanding                 150,514
 Additional paid-in capital                  15,815,658
 Accumulated deficit                        (13,328,379)
 Deferred compensation                         (910,000)
 Prepaid consulting                          (3,507,000)
                                             ----------
 Total Stockholders' Equity                  (1,779,207)
                                             ----------
 Total Liabilities and Stockholders' Equity $ 5,310,464
                                             ==========




See notes to the condensed consolidated financial statements.

          Headliners Entertainment Group, Inc. and Subsidiaries
             Condensed Consolidated Statements of Operations


                                                   Nine Months Ended
                                                     September 30,
                                                   2004          2003
                                               (Unaudited)   (Unaudited)
                                               -------------------------
Net Sales                                      $   912,127   $  155,608

Costs and Expenses
 Cost of sales                                     441,728       78,322
 Restaurant operating expenses                     221,939      286,096
 Rent expense                                       36,726       13,507
 Depreciation and amortization                      42,516        4,744
                                                 ---------    ---------
Total Costs and Expenses                           742,909      382,669
                                                 ---------    ---------

Gross Profit (Loss)                                169,218     (227,061)
                                                 ---------    ---------
General and Administrative expenses
 General and administrative expenses             2,199,305      219,842
 Stock based compensation                          210,000       57,917
 Stock issued for consulting services            2,010,599            -
                                                 ---------    ---------
Total General and Administrative Expenses        4,419,904      277,759
                                                 ---------    ---------
Other Expenses
 Interest expense                                   27,000          650
                                                 ---------    ---------
Total Other Expense                                 27,000          650
                                                 ---------    ---------

Loss From Continuing Operations                 (4,277,686)    (505,470)
                                                 ---------    ---------
Discontinued Operations
 Loss from discontinued operations (net
  of tax effect of $0)                            (439,588)    (233,061)
  Gain on disposal of operations (net of
   tax effect of $0)                                16,926            -
                                                 ---------    ---------
Loss From Discontinued Operations                 (422,662)    (233,061)
                                                 ---------    ---------

Net Loss                                       $(4,700,348)  $ (738,531)
                                                 =========    =========

Earnings (Loss) per share                      $     (0.23)  $    (0.43)
Earnings (Loss) Per Share From Continuing
 Operations                                    $     (0.21)  $    (0.29)
Earnings (Loss) Per Share From
 Discontinued Operations                       $     (0.02)  $    (0.14)

Weighted Average Number of Common Shares
 Outstanding                                    21,716,540     1,716,193



See notes to the condensed consolidated financial statements.
                                                                   F-19


           Headliners Entertainment Group, Inc. and Subsidiaries
              Condensed Consolidated Statements of Cash Flows



                                                    Nine Months Ended
                                                      September 30,
                                                  2004           2003
                                               --------------------------
Cash Used in Operating Activities
 Continued Operations                          $(3,032,065)  $   145,875
 Discontinued Operations                            44,947      (240,107)
                                                 ---------     ---------
 Net Cash Used in Operating Activities          (2,987,118)      (94,232)
                                                 ---------     ---------
Cash Flows from Investing Activities
 Purchase of investment                         (2,490,000)            -
 Purchase of fixed assets                         (888,603)            -
 Proceeds from sale of liquor license               60,000             -
                                                 ---------     ---------
 Net Cash Used in Investing Activities          (3,318,603)            -
                                                 ---------     ---------
Cash Flows From Financing Activities
 Borrowings on line of credit                    3,375,000             -
 Issuance of common stock                        2,872,500             -
 Proceeds from notes payable                        75,000        63,157
                                                 ---------     ---------
 Net Cash Provided by Financing Activities       6,322,500        63,157
                                                 ---------     ---------
Net Increase ( Decrease) in Cash and Equivalents    16,779       (31,075)

Cash and Equivalents at Beginning of Period             70        31,075
                                                 ---------     ---------
Cash and Equivalents at End of Period           $   16,849    $        -
                                                 =========     =========

                                                                   F-20
See notes to the condensed consolidated financial statements.



           Headliners Entertainment Group, Inc. and Subsidiaries
         Notes to the Condensed Consolidated Financial Statements
                 Nine Months Ended September 30, 2004
                              (Unaudited)


1. BASIS OF PRESENTATION

The accompanying unaudited condensed financial statement have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

2. EQUITY LINE OF CREDIT

During the nine months ended September 30, 2004, the Company borrowed against the equity line of credit. Pursuant to the terms of the agreement, the Company repaid the equity line of credit through the issuance of 20,003,409 shares of the Company's shares of common stock. As of September 30, 2004, the outstanding balance on the line of credit was $3,375,000.

3. INVESTMENT IN LIMITED LIABILITY COMPANIES

The Company has a 33 1/3% interest in three limited liability companies. The investment is from an informal arrangement with the owners of a chain of dance clubs (the"Owners"), whereby, the Company committed to contribute $2.9 million to the Owners, who committed to use the funds to develop "mega-entertainment complexes," generally consisting of a Rascals comedy club and one or more dance clubs. Through September 30, 2004, the Company has contributed $2,490,000 to the project, and three mega-entertainment complexes have been built and commenced operations. Each is owned by one of the limited liability companies in which the Company holds its 33 1/3% interest.

On June 23, 2004 the Company formalized its agreement with the Owners pursuant to which the Company will acquire 100% of the equity of the three limited liability companies in exchange for $4,398,000 of which $2,490,000 has been paid as of September 30, 2004. Should the agreement be terminated, the Company will keep its 33 1/3% interest in the limited liability companies but will forfeit all funds paid towards the acquisition.

At inception of the agreement and until the closing date the Company's interest will not exceed 33 1/3%. Until such time JHF is the managing member of each project and the agreement provides for no control features by the Company.
In addition, the Company will not share in any income or loss generated from the limited liability companies until the closing. As such, the investment in the limited liability companies at September 30, 2004 is being accounted for under the cost method.

4.  CONSTRUCTION IN PROGRESS / CONSTRUCTION COSTS PAYABLE

On June 23, 2004, the Company reached an agreement with the owners of a chain of dance clubs (the "Owners"), whereby, the Company committed to pay $1,400,000 to the Owners for the development and construction of a comedy club utilizing the Rascals name in Hampton, Virginia. On June 23, 2004, the Company issued 7,000,000 shares of its common stock to the Owners as payment of the $1,400,000. The Owners agreed to sell the number of shares during each calendar week commencing the first week of October 2004 that yields approximately $100,000 in net proceeds. In the event that the proceeds are less than $1,400,000, the Company will pay to the Owners in cash the amount of the shortfall.

As of September 30, 2004, the total cost to construct the club of $1,400,000 has been recorded as a liability (construction costs payable) with a corresponding asset (construction in progress). The 7,000,000 shares have been recorded at par

                                                                   F-21

       Headliners Entertainment Group, Inc. and Subsidiaries
      Notes to the Condensed Consolidated Financial Statements
                Nine Months Ended September 30, 2004
                            (Unaudited)


4.  CONSTRUCTION IN PROGRESS / CONSTRUCTION COSTS PAYABLE (continued)

value with a corresponding debit to additional paid-in capital. The Company will reduce the amount of the liability by the amount of proceeds received by the Owners evidenced by an accounting by the Owners. A corresponding credit will be applied to additional paid-in capital. Any shortfall from the sale of the 7,000,000 shares by the Owners will be recorded as a liability until paid in full by the Company.

5.  RELATED PARTY TRANSACTION

On July 1, 2004 Rascals Montclair, Inc. a company owned by three members of Headliners' management, and the Company entered into a sublease agreement for the space occupied by the Company's flagship club in Montclair, NJ. The sublease agreement provides that the Company will pay as a rental to Rascals Montclair, Inc. all of the expenses incurred by Rascals Montclair, Inc. as a result of its lease of the premises, as well as $10,000 per month. The monthly surcharge will increase to $14,000 after the Montclair restaurant and club have produced net after tax income totaling $1,100,000 plus 5% per year.

Through September 30, 2004, the Company has paid $1,359,150 to Rascals Montclair, Inc. for the construction of the leasehold improvements and purchase of equipment for the Montclair restaurant and club.

For the quarter ended September 30, 2004, the Company and Rascals Montclair, Inc. have been consolidated in accordance with FIN 46(R): Consolidation of Variable Interest Entities. All inter company transactions have eliminated.

Subsequent to September 30, 2004, the owners of Rascals Montclair, Inc. have contributed their interests in Rascals Montclair, Inc. to the Company, thus, making Rascals Montclair, Inc. a wholly owned subsidiary of the Company.

6.  EARNINGS (LOSS) PER SHARE

Earnings (Loss) per common share represents the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period. Diluted earnings (loss) per share reflects the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock. The computation of diluted earnings (loss) per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on earnings (loss) per share.

Potential future dilutive securities include 165,002,200 shares issuable under outstanding warrants as of September 30, 2004.

7.  STOCKHOLDERS' EQUITY

During the quarter ended September 30, 2004, the Company issued an aggregate 57,015,352 shares of common stock. 7,500,000 shares or $398,000 were issued for consulting services. 4,000,000 shares or $467,000 were issued in settlement of debt. 12,900,000 shares or $764,000 were issued for consulting services to be provided. 30,000,000 were sold for $750,000 in a private placement. 2,615,352 or $100,000 were issued on a pay down of the equity line of credit.

8.  RESTATEMENT OF PRIOR PERIOD RESULTS

The Company restated its financial statements for the quarter ended September 30, 2004. The financial statements were restated to include additional disclosures regarding related party transactions and common shares issued during the quarter. The restated financial statements had no effect on assets, net sales, accumulated deficit, net loss or loss per share.













                                                                   F-22

                                 Jackson
                              Balance Sheet
                            September 30, 2004

    ASSETS
    Current Assets
      Checking
         CASH
            MAIN CHECKING ACCT        $    2,215
            REGISTER/SAFE CASH             9,000
                                         -------
         TOTAL CASH                       11,215
                                         -------
         Total Checking                   11,215
                                         -------
         Other Current Assets
              INVENTORY
               BEVERAGE INVENTORY         30,000
               SUPPLIES INVENTORY          3,500
                                         -------
              TOTAL INVENTORY             33,500
                                         -------
              PREPAID EXPENSES
               PREPAID WORKERS COMP        9,934
               PREPAID EXPENSES            2,685
                                         -------
               PREPAID EXPENSES           12,619
                                         -------
         Total Other Current Assets       46,119
                                         -------
         Total Current Assets             57,334
                                         -------
         Fixed Assets
              FIXED ASSETS
               FURNITURE & EQUIPMENT     504,371
               LEASEHOLD IMPROVEMENTS  1,076,432
               SMALLWARES                 10,000
               ACCUMULATED
                DEPRECIATION             (90,562)
                                       ---------
         TOTAL FIXED ASSETS            1,500,241
                                       ---------
         Total Fixed Assets            1,500,241
                                       ---------
         TOTAL ASSETS                  1,557,575
                                       =========
                                                                   F-23

                                 Jackson
                              Balance Sheet
                            September 30, 2004


LIABILITIES & EQUITY
   Liabilities
         Current Liabilities
               Accounts Payable
               ACCOUNTS PAYABLE           85,093
                                       ---------
         Total Accounts Payable           85,093
                                       ---------
         Other Current Liabilities
               LIABILITY INSURANCE
                FINANCING                  5,773
               PAYROLL LIABILITIES         1,779
               ACCRUED TAXES
               SALES TAX PAYABLE
               TOTAL ACCRUED TAXES             -
                                       ---------
         Total Other Current
          Liabilities                      7,553
                                       ---------
         Total Current Liabilities        92,646
                                       ---------
         Total Liabilities                92,646
                                       ---------
         Equity
               OWNER DISTRIBUTIONS      (544,674)
               OWNER CONTRIBUTIONS     1,715,902
               Net Income                293,701
                                       ---------
         Total Equity                  1,464,929
                                       ---------
         TOTAL LIABILITIES & EQUITY   $1,557,575
                                       =========
                                                                   F-24

                                   Jackson
                            Profit & Loss Statement
                       March through September 30, 2004

         INCOME
              SALES                    2,125,118
                                       ---------
              TOTAL SALES              2,125,118
                                       ---------
              TOTAL INCOME             2,125,118

         COST OF GOODS SOLD
              SUBCONTRACT LABOR
              ENTERTAINMENT
               BANDS                      30,033
               DJ/KARAOKE                 13,628
               RADIO/PROMOTIONAL           7,318
               TALENT                     44,967
               SOUND                      13,500
               ENTERTAINMENT              11,574
                                       ---------
              TOTAL ENTERTAINMENT        121,019
                                       ---------
              CLUB SECURITY               13,077
              SUBCONTRACT LABOR           49,186
              SUBCONTRACT LABOR          183,283
              PURCHASES
              CASH PAID OUTS                   -
              ALCOHOLIC BEVERAGES
              WINE                         3,292
              BEER                       152,863
              LIQUOR                     228,258
              ALCOHOLIC BEVERAGES         55,255
                                       ---------
              TOTAL ALCOHOLIC BEVERAGES  439,668
                                       ---------
               SOFT DRINKS                25,558
               LINEN                       5,528
               SMALLWARES                 44,502
               ICE                         5,689
               FOOD                      105,911
                                       ---------
              TOTAL PURCHASES            626,856
                                       ---------
              TOTAL COGS                 810,138
                                       ---------
              GROSS PROFIT             1,314,980
                                                                   F-25
                                   Jackson
                            Profit & Loss Statement
                       March through September 30, 2004

              EXPENSES
                   ADVERTISING
                    MARKETING              8,069
                    NEWSPAPER              2,526
                   ADVERTISING            81,411
                                       ---------
                   TOTAL ADVERTISING      92,006

                   AUTOMOBILE EXPENSE        200

                   RENT
                    EQUIPMENT RENT           430
                   RENT                  146,742
                                       ---------
                   TOTAL RENT            147,172
                                       ---------
                   REPAIRS & MAINTENANCE
                    BUILDING REPAIRS      13,579
                    CLEANING              16,460
                   REPAIRS & MAINTENANCE  49,955
                                       ---------
                   TOTAL REPAIRS &
                    MAINTENANCE           79,994
                                       ---------

                   SALARIES & WAGES      415,462
                    PAYROLL PROCESSING
                     FEES                  6,675
                    INSURANCE
                     LIABILITY INSURANCE   8,697
                     WORKERS COMP          3,043
                                       ---------
                   TOTAL INSURANCE        11,740
                                       ---------
                   BANK/MERCHANT
                    CHARGES
                    BANK/MERCHANT FEES    23,788
                    BANK CHARGES               -
                                       ---------
                    BANK/MERCHANT
                     CHARGES              23,788
                                       ---------
                   LICENSES & PERMITS      3,273
                   OFFICE EXPENSE            915
                   POSTAGE & DELIVERY        192
                   PROFESSIONAL FEES
                   MANAGEMENT FEES             -
                   PROFESSIONAL FEES           -
                   PROFESSIONAL FEES           -
                   SUPPLIES               15,443
                   TAXES
                    PAYROLL TAXES          7,260
                    TAXES                      -
                                       ---------
                   TAXES                   7,260
                                       ---------
                   TRAVEL EXPENSE
                    AIRFARE/LODGING       36,718
                    MEALS & ENTERTAINMENT  2,040
                    OTHER TRAVEL               -
                   TRAVEL EXPENSE         26,560
                                       ---------
                   TOTAL TRAVEL EXPENSE   65,318
                                       ---------
                   UNIFORMS                  611

                   UTILITIES
                    GAS & ELECTRIC        39,585
                    TELEPHONE              7,561
                    WATER                    406
                    CABLE                  6,113
                    TRASH REMOVAL          7,000
                                       ---------
                   TOTAL UTILITIES        60,666
                                       ---------
                   DEPRECIATION           90,562
                   MISCELLANEOUS               -
                   PAYMENT SCHEDULES
                    CONSTRUCTION               -
                                       ---------
                   TOTAL PAYMENT
                    SCHEDULES                  -
                                       ---------
                   EXPENSE ACCOUNT             -

                   TOTAL EXPENSES      1,021,279
                                       ---------
                   NET INCOME            293,701
                                       =========
                                                                   F-26
                                   Jackson
                            Statment of Cash Flows
                       March through September 30, 2004


		OPERATING ACTIVITIES

                   Net Income              $  293,701

                   Adjustments to reconcile
                    Net Income to net cash
                    provided by operations:

                    BEVERAGE INVENTORY        (30,000)
                    SUPPLIES INVENTORY         (3,500)
                    PREPAID EXPENSES           (2,685)
                    PREPAID WORKERS COMP       (9,934)
                    ACCOUNTS PAYABLE           85,093
                    LIABILITY INSURANCE
                     FINANCING                  5,773
                    PAYROLL LIABILITIES         1,779
                    SALES TAX PAYABLE

                   Net cash provided by      --------
                    Operating Activities      340,228
                                             --------
                   INVESTING ACTIVITIES
                    FURNITURE & EQUIPMENT    (504,371)
                    LEASEHOLD IMPROVEMENTS (1,076,432)
                    SMALLWARES                (10,000)
                    ACCUMULATED DEPRECIATION   90,562
                                            ---------
                   Net cash provided by
                    Investing Activities   (1,500,241)
                                            ---------
                   FINANCING ACTIVITIES
                    OWNER DISTRIBUTIONS      (544,674)
                    OWNER CONTRIBUTIONS     1,715,902
                                            ---------
                   Net cash provided by
                    Financing Activities    1,171,228
                                            ---------
                   Net cash increase for
                    period                     11,215
                                            ---------
                   Cash at end of period   $   11,215
                                            =========

                                                                   F-27

                              Omaha
                         Balance Sheet
                       September 30, 2004

ASSETS
  Current Assets
  Checking
  CASH
    MAIN CHECKING ACCT          $     2,553
    REGISTER/SAFE CASH               12,000
                                    -------
  TOTAL CASH                         14,553
                                    -------
  Total Checking                     14,553
                                    -------
  Other Current Assets
  INVENTORY
   BEVERAGE INVENTORY                20,250
   SUPPLIES INVENTORY                 2,500
                                    -------
  TOTAL INVENTORY                    22,750
                                    -------
  PREPAID EXPENSES
   PREPAID INSURANCE                 25,480
                                    -------
  TOTAL PREPAID EXPENSES             25,480
                                    -------
  Total Other Current Assets         48,230
                                    -------
  Total Current Assets               62,783
                                    -------
  Fixed Assets
  FIXED ASSETS
   FURNITURE & EQUIPMENT            206,910
   LEASEHOLD IMPROVEMENTS           453,090
   SMALL WARES                        5,000
   ACCUMULATED DEPRECIATION         (39,583)
                                   --------
  TOTAL FIXED ASSETS                625,417
                                   --------
  Total Fixed Assets                625,417
                                   --------
  TOTAL ASSETS                   $  688,200
                                   ========
                                                                   F-28

                             Omaha
                         Balance Sheet
                       September 30, 2004


LIABILITIES & EQUITY
 Liabilities
  Current Liabilities
   Accounts Payable
   ACCOUNTS PAYABLE                  49,408
                                   --------
   Total Accounts Payable            49,408
                                   --------
  Other Current Liabilities

   LIABILITY INSURANCE FINANCED      16,309
   PAYROLL LIABILITIES
    FICA WITHHELD & ACCRUED             267
    PAYROLL LIABILITIES               3,493
                                   --------
   TOTAL PAYROLL LIABILITIES          3,760
                                   --------
   ACCRUED TAXES
    SALES TAX PAYABLE
    ACCRUED TAXES                         -
                                   --------
   Total Other Current
    Liabilities                      20,069
                                   --------
   Total Current Liabilities         69,478
                                   --------
   Total Liabilities                 69,478
                                   --------
   Equity
    OWNER DISTRIBUTIONS            (156,453)
    OWNER'S CONTRIBUTION            704,447
    Net Income                       70,728
                                   --------
   Total Equity                     618,722
                                   --------
   TOTAL LIABILITIES & EQUITY    $  688,200
                                   ========

                                                                   F-29

                              Omaha
                      Profit & Loss Statement
                    April through September 2004


          INCOME
           SALES                    988,493
                                   --------
          TOTAL INCOME              988,493
                                   --------
          COST OF GOODS SOLD
           SUBCONTRACT LABOR

          ENTERTAINMENT
          BANDS                       4,900
          DJ/KARAOKE                 14,665
          RADIO/PROMOTIONAL           9,865
          TALENT                     12,200
          SOUND                         747
          CONTEST                       500
          ENTERTAINMENT               3,980
                                    -------
          TOTAL ENTERTAINMENT        46,858

          CLUB SECURITY              20,120
          SUBCONTRACT LABOR          61,339
                                    -------
          TOTAL SUBCONTRACT LABOR   128,316

          PURCHASES

          ALCOHOLIC BEVERAGES
            WINE                        958
            BEER                     82,004
            LIQUOR                   98,118
                                    -------
          TOTAL ALCOHOLIC BEVERAGES 181,080

          SOFT DRINKS                14,491
          LINEN                       2,405
          SMALLWARES                  8,500
          ICE                         1,163
          WRISTBANDS                     75
          FOOD                      122,821
                                   --------
          TOTAL PURCHASES           330,535
                                   --------

          TOTAL COGS                458,850
                                   --------
          GROSS PROFIT              529,642
                                                                   F-30
                               Omaha
                       Profit & Loss Statement
                     April through September 2004


          EXPENSES

          ADVERTISING
           MARKETING                  3,500
           NEWSPAPER                  2,860
           ADVERTISING               36,570
                                   --------
          TOTAL ADVERTISING          42,930

          RENT
           EQUIPMENT RENT             2,257
           RENT                      25,647
                                   --------
          TOTAL RENT                 27,904
                                   --------
          REPAIRS & MAINTENANCE
           BUILDING REPAIRS           1,125
           CLEANING                  11,145
           REPAIRS & MAINTENANCE     22,639
                                   --------
          REPAIRS & MAINTENANCE      34,909

          SALARIES & WAGES          207,397
           PAYROLL PROCESSING FEES    3,859
          INSURANCE
           HEALTH INSURANCE               -
           LIABILITY INSURANCE        8,859
           WORKERS COMP               2,298
           INSURANCE                      -
                                   --------
          TOTAL INSURANCE            11,158
                                   --------

          BANK/MERCHANT CHARGES      11,291

          LICENSES & PERMITS          2,693
          OFFICE EXPENSE                215
          POSTAGE & DELIVERY            500
          SUPPLIES                    3,176
          TAXES
           PAYROLL TAXES
           FICA EXPENSE              15,866
           FUTA/SUI                   5,938
           PAYROLL TAXES                  -
                                    -------
          TOTAL PAYROLL TAXES        21,804
                                    -------
          STATE INCOME TAX                -
                                    -------
          TOTAL TAXES                21,804
                                    -------
          TRAVEL EXPENSE
           AIRFARE/LODGING           12,411
           TRAVEL EXPENSE             3,231
                                    -------
          TOTAL TRAVEL EXPENSE       15,642
                                    -------
          UNIFORMS                      519
          UTILITIES
           GAS & ELECTRIC            11,822
           TELEPHONE                  2,185
           WATER                      7,238
           INTERNET                     815
           CABLE                      2,386
           TRASH REMOVAL              7,671
           UTILITIES                  1,464
                                    -------
          TOTAL UTILITIES            33,581
                                    -------
          DEPRECIATION               39,583
          MISCELLANEOUS               1,754
          PAYMENT SCHEDULES
           CONSTRUCTION                   -
           OTHER PYMT SCHEDULES           -
                                    -------
          TOTAL PAYMENT SCHEDULES         -
                                    -------
          TOTAL EXPENSES            458,914
                                    -------

          NET INCOME              $  70,728
                                    =======


                                                                   F-31
                              Omaha
                      Statement of Cash Flows
                    April through September 2004



          OPERATING ACTIVITIES
            Net Income            $  70,728

            Adjustments to
             reconcile Net Income
             to net cash provided
             by operations:

             BEVERAGE INVENTORY     (20,250)
             SUPPLIES INVENTORY      (2,500)
             PREPAID INSURANCE      (25,480)
             ACCOUNTS PAYABLE        49,408
             LIABILITY INSURANCE
              FINANCED               16,309
             PAYROLL LIABILITIES      3,493
             FICA WITHHELD & ACCRUED    267
             SALES TAX PAYABLE
                                    -------
            Net cash provided by
             Operating Activities    91,976
                                    -------

            INVESTING ACTIVITIES
             FURNITURE & EQUIPMENT (206,910)
             LEASEHOLD
              IMPROVEMENTS         (453,090)
             SMALL WARES             (5,000)
              ACCUMULATED
             DEPRECIATION            39,583
                                   --------
            Net cash provided by
            Investing Activities   (625,417)
                                   --------
            FINANCING ACTIVITIES

             OWNER DISTRIBUTIONS   (156,453)
             OWNER'S CONTRIBUTION   704,447
                                  ---------
            Net cash provided by
             Financing Activities   547,994
                                  ---------
            Net cash increase for
             period                  14,553
                                   --------
            Cash at end of period $  14,553
                                   ========
                                                                   F-32


                                Louisville
                               Balance Sheet
                            September 30, 2004

ASSETS
 Current Assets
   Checking
   CASH
   MAIN CHECKING ACCT          $    7,084
   SAFE/REGISTER CASH               9,600
                                  -------
   TOTAL CASH                      16,684
                                  -------
   Total Checking                  16,684
                                  -------
   Other Current Assets
   INVENTORY
    BEVERAGE INVENTORY             50,000
    SUPPLIES INVENTORY              4,500
                                  -------
    TOTAL INVENTORY                54,500

   PREPAID EXPENSES                36,344
                                  -------
   Total Other Current Assets      90,844
                                  -------
   Total Current Assets           107,528
                                  -------
   Fixed Assets
   FIXED ASSETS
    FURNITURE & EQUIPMENT         694,497
    LEASEHOLD IMPROVEMENTS      1,489,705
    SMALL WARES                    10,000
     ACCUMULATED DEPRECIATION     (43,782)
                                ---------
    TOTAL FIXED ASSETS          2,150,420
                                ---------
    Total Fixed Assets          2,150,420
                                ---------
    TOTAL ASSETS                2,257,948
                                =========
                                                                   F-33
                                Louisville
                               Balance Sheet
                            September 30, 2004


LIABILITIES & EQUITY
 Liabilities
 Current Liabilities
    Accounts Payable
    ACCOUNTS PAYABLE              228,687
                                ---------
    Total Accounts Payable        228,687
                                ---------
    Other Current Liabilities
     LIABILITY INSURANCE
      FINANCING                    23,797
     PAYROLL LIABILITIES
     FICA WITHHELD & ACCRUED          517
     PAYROLL LIABILITIES            6,789
                                ---------
    TOTAL PAYROLL LIABILITIES       7,306
                                ---------
    ACCRUED TAXES
    SALES TAX PAYABLE
    TOTAL ACCRUED TAXES                 -
                                ---------
    Total Other Current
     Liabilities                   31,103
                                ---------
    Total Current Liabilities     259,790
                                ---------
    Total Liabilities             259,790
                                ---------
    Equity
     OWNER DISTRIBUTIONS       (1,781,210)
     OWNER CONTRIBUTIONS        3,109,024
     Net Income                   670,344
                                ---------
     Total Equity               1,998,158
                                ---------
     TOTAL LIABILITIES &
       EQUITY                  $2,257,948
                                =========
                                                                   F-34

                                Louisville
                         Profit & Loss Statement
                        June through September 2004

    INCOME
     SALES                     $2,156,301
     OTHER INCOME                       -
                                ---------
     TOTAL INCOME               2,156,301

     COST OF GOODS SOLD
       SALES TAXES                      -
       SUBCONTRACT LABOR
        ENTERTAINMENT
        BANDS                      12,225
        DJ/KARAOKE                 20,305
        RADIO/PROMOTIONAL          26,787
        TALENT                     27,685
        SOUND                         503
        CONTEST                       827
        ENTERTAINMENT              20,986
                                  -------
       TOTAL ENTERTAINMENT        109,317
                                  -------
       CLUB SECURITY               31,814
       SUBCONTRACT LABOR           13,064
                                  -------
       TOTAL SUBCONTRACT LABOR    154,196

       PURCHASES
       ALCOHOLIC BEVERAGES
        WINE                        8,561
        BEER                      154,688
        LIQUOR                    251,741
        ALCOHOLIC BEVERAGES
                                  -------
       TOTAL ALCOHOLIC BEVERAGES  414,990

       SOFT DRINKS                 19,024
       LINEN                        4,863
       SMALLWARES                   2,135
       ICE                          7,060
       WRISTBANDS                   1,501
       MERCHANDISE                    645
       CIGARS/CIGARETTES            1,619
       FOOD                       107,554
       PURCHASES                        -
                                  -------
       TOTAL PURCHASES            559,392
                                                                   F-35

                                Louisville
                         Profit & Loss Statement
                        June through September 2004


       TOTAL COGS                 713,588
                                ---------
       GROSS PROFIT             1,442,712


       EXPENSES
        ADVERTISING
        MARKETING                  29,554
        NEWSPAPER                  20,188
        ADVERTISING                23,431

       TOTAL ADVERTISING           73,173

       RENT
        OFFICE RENT                     -
        EQUIPMENT/OFFICE
        RENT-OWNER                      -
        RENT                      156,095
       TOTAL RENT                 156,095

       REPAIRS & MAINTENANCE
        BUILDING REPAIRS                -
        EQUIPMENT REPAIRS           4,406
        CLEANING                   18,763
        REPAIRS & MAINTENANCE      48,940
                                   ------
       TOTAL REPAIRS & MAINTENANCE 72,108
                                   ------
       SALARIES & WAGES
        BAR STAFF                       -
        SALARIES & WAGES          255,310
                                  -------
       TOTAL SALARIES & WAGES     255,310
                                  -------
                                                                   F-36
                                Louisville
                         Profit & Loss Statement
                        June through September 2004



       PAYROLL PROCESSING FEES      5,651
       INSURANCE
        LIABILITY INSURANCE         9,234
        WORKERS COMP                1,178
        INSURANCE                       -
                                  -------
       TOTAL INSURANCE             10,412

       MERCHANT/BANK CHARGES
        MERCHANT FEES              17,916
        BANK CHARGES                9,585
                                  -------
       TOTAL MERCHANT/BANK
        CHARGES                    27,502
                                  -------

       LICENSES & PERMITS           6,270
       OFFICE EXPENSE               6,991
       POSTAGE & DELIVERY           1,725
       SUPPLIES                     3,498
       TAXES

       PAYROLL TAXES
        FICA EXPENSE               19,470
        FUTA/SUI                    8,633
        PAYROLL TAXES                   -
       TOTAL PAYROLL TAXES         28,103
       TAXES                            -
                                  -------
       TOTAL TAXES                 28,103
                                  -------
       TRAVEL EXPENSE
        AIRFARE/LODGING            37,567
        MEALS & ENTERTAINMENT         370
        OTHER TRAVEL                    -
        TRAVEL EXPENSE              2,023
                                  -------
       TOTAL TRAVEL EXPENSE        39,960
                                  -------

       UNIFORMS                     1,670
       UTILITIES
         CAM                            -
         AHU                            -
         GAS & ELECTRIC            25,015
         TELEPHONE                  5,636
         WATER                      5,300
         CABLE                        447
         TRASH REMOVAL              3,721
                                  -------
       TOTAL UTILITIES             40,119
                                  -------
       DEPRECIATION                43,782
       MISCELLANEOUS                    -
       PAYMENT SCHEDULES
        CONSTRUCTION                    -
                                  -------
       TOTAL PAYMENT SCHEDULES          -
                                  -------
       UNCATEGORIZED EXPENSES           -
                                  -------
       TOTAL EXPENSES             772,368
                                  -------
       NET INCOME              $  670,344
                                  =======


                                                                   F-37
                                Louisville
                          Statememt of Cash Flows
                        June through September 2004


       OPERATING ACTIVITIES

        Net Income             $  670,344

        Adjustments to reconcile
         Net Income to net cash
         provided by operations:

         BEVERAGE INVENTORY       (50,000)
         SUPPLIES INVENTORY        (4,500)
         PREPAID EXPENSES         (36,344)
         ACCOUNTS PAYABLE         228,687
         LIABILITY INSURANCE
          FINANCING                23,797
         PAYROLL LIABILITIES        6,789
         FICA WITHHELD & ACCRUED      517
         SALES TAX PAYABLE

         Net cash provided by     -------
          Operating Activities    839,290
                                  -------
         INVESTING ACTIVITIES
          FURNITURE & EQUIPMENT  (694,497)
          LEASEHOLD
           IMPROVEMENTS        (1,489,705)
          SMALL WARES             (10,000)
          ACCUMULATED
           DEPRECIATION            43,782

         Net cash provided by   ---------
          Investing Activities (2,150,420)
                                ---------

         FINANCING ACTIVITIES
          OWNER DISTRIBUTIONS  (1,781,210)
          OWNER CONTRIBUTIONS   3,109,024
                                ---------
         Net cash provided by
          Financing Activities  1,327,814

         Net cash increase for
          period                   16,684
                                ---------
         Cash at end of period $   16,684
                                =========
                                                                   F-38

To the Member Management
1133 Sycamore Street, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 1133 Sycamore
Street, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2003 and the related statements of income, member's equity, and cash flows from July 31, 2003 (date of inception) to December 31, 2003
 These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1133 Sycamore Street, LLC. as of December 31, 2003, and the results of its operations and its cash flows from July 31, 2003 (date of inception) to December 31, 2003 in conformity with generally accepted accounting principles generally accepted in the United States of America.

                                    /s/ Couchot, Hogenkamp & Associates, Inc.
October 28, 2004                    -----------------------------------------
                                    Couchot, Hogenkamp & Associates, Inc.



                                                                   F-39

                          1133 Sycamore Street, LLC
                                BALANCE SHEET
                              December 31, 2003

ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                               $ 13,882
 Inventory                                            20,241
 Prepaid expenses                                     12,717
                                                     -------
Total current assets                                  46,840

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                 $181,000
 Equipment & fixtures                     74,866
                                         -------
                                         255,866
Less accumulated depreciation             (7,587)    248,279
                                         -------
OTHER ASSETS
 Deposits                                  6,612
 Organization and startup cost
  net of amortization of $712              9,718      16,330
                                         -------     -------
                                                    $311,449
                                                     =======
CURRENT LIABILIITES
Bank overdraft                          $ 20,622
Accounts payable                           3,939
Note payable-insurance                     7,956     $32,517
                                         -------
Accrued liabilities
 Payroll                                   9,438
 Workers' compensation                     2,519
 Sales tax                                20,675      32,632
                                                     -------
Total current liabilities                             65,149

COMMITMENT                                                 -

MEMBER'S EQUITY                                      246,300
                                                    --------
                                                    $311,449
                                                     =======




See accompanying notes and auditor's report

                                                                   F-40


                         1133 Sycamore Street, LLC
                             STATEMENT OF INCOME
         From July 31, 2003 (date of inception) to December 31, 2003


                                       Amount          Percent of Sales
                                     ----------        ----------------
Sales                                 $ 556,349               100.00 %

COST OF SALES                           120,801                21.71
                                       --------               ------
Gross profit                            435,548                78.29

OPERATING EXPENSES
 Wages                                   74,295                13.35
 Advertising                             62,655                11.26
 Amortization                               712                 0.13
 Bank charges                             8,681                 1.57
 Cleaning                                 9,564                 1.73
 Club security                            7,632                 1.37
 Depreciation                             7,587                 1.36
 Licenses & permits                       1,572                 0.28
 E ntertainment                          35,732                 6.42
 Insurance                                3,633                 0.65
 Management fee                          98,089                17.64
 Professional fees                        2,000                 0.36
 Payroll processing fee                   1,666                 0.30
 Rent                                    44,864                 8.06
 Repairs & maintenance                    6,489                 1.16
 Office expense                           2,391                 0.43
 Payroll taxes                           12,301                 2.22
 Supplies                                 8,177                 1.47
 Equipment rental                           960                 0.17
 Travel & lodging                         6,777                 1.22
 Uniforms                                 1,750                 0.31
 Utilities                                4,590                 0.82
                                       --------              -------
                                        402,117                72.28
                                       --------              -------
OPERATING INCOME                         33,431                 6.01

OTHER INCOME (EXPENSE)
Interest expense                           (298)               (0.05)
Discounts earned                            112                 0.02
                                       --------              -------
                                           (186)               (0.03)

NET INCOME                            $  33,245                 5.98 %
                                       ========              =======

<PAGE)
                                                                   F-41

                           1133 Sycamore Street, LLC
                          STATEMENT OF MEMBER'S EQUITY
          From July 31, 2003 (date of inception) to December 31, 2003



Member's equity at July 1, 2003        $         -

Capital contributed                        225,055

Capital distributions                      (12,000)

Net income                                  33,245
                                         ---------
Member's equity at December 31, 2003   $   246,300
                                         =========

                          1133 Sycamore Street, LLC
                            STATEMENT OF CASH FLOW
           From July 31, 2003 (date of inception) to December 31, 2003


CASH FLOW FROM OPERATING ACTIVITIES
 Net income                                          $  33,245

Adjustments to reconcile net income to
 net cash used by operating activities
 Amortization expense                                      712
 Depreciation expense                                    7,587
 Increase in inventory                                 (20,241)
 Increase in prepaid expense                           (12,717)
 Increase in other assets                              (17,042)
 Increase in bank overdraft                             20,622
 Increase in accounts payable                            3,939
 Increase in accrued liabilities                        32,632
                                                      --------
Net cash provided by operating activities               48,737

CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment                (255,866)
                                                      --------
Net cash used by investing activities                 (255,866)

CASH FLOW FROM FINANCING ACTIVITIES

 Member contributions                                  225,055
 Member distributions                                  (12,000)
 Increase in short-term note-net                         7,956
                                                      --------
Net cash provided by financing activities              221,011

Net increase in cash                                    13,882

CASH AT JULY 31, 2003                                        -
                                                      --------
CASH AT DECEMBER 31, 2003                            $  13,882
                                                      ========

SUPPLEMENTAL DISCLOSURES:
Interest paid                                        $     298
                                                      ========







See accompanying notes and auditor's report

                         1133 SYCAMORE STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 1133 Sycamore Street, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.   Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and doing business as "Red Cheetah" in Cincinnati, Ohio. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 1133 Sycamore Street, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.   Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.   Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If amounts become uncollectible, they are charged to operations when that determination is made.

4.   Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. At December 31, 2003, inventories consisted of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.
                                                                   F-44

                         1133 SYCAMORE STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

5.   Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

6.   Income Taxes

The Company is a single member limited liability company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

7.   Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

8.   Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2003 were $62,655.

9.   Intangibles

Intangible assets are made up of organizational and startup costs that are amortized over a period of sixty months.

                         1133 SYCAMORE STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

10.  Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.  Concentrations of Credit Risk Arising from Cash Deposits in
     Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit
Insurance Corporation up to $100,000.  At December 31, 2003, the
Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

12.  Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current 2003 reporting period the Company paid the affiliate
$98,089 in management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment in order to open the business. The total for store buildouts was $250,000. $24,945 was paid by the company to the affiliate and the balance capitalized into the equity of the member.


NOTE C - SHORT TERM NOTE

The Company entered into an unsecured financing arrangement with a Premium Financing Specialist to pay its general insurance liability for the period 9/25/03 to 9/24/04. The note required a down payment of $3,378 and nine equal monthly payments of $1,180 beginning
October 25, 2003 at the rate of 11.25%.

                         1133 SYCAMORE STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2003

NOTE D - FACILITY LEASE COMMITMENTS

The Company conducts its operations from facilities that are leased under a five year noncancellable operating lease expiring in July, 2008. On August 7, 2003, the Company entered into this lease agreement with an unrelated Limited Liability Company. The first two months are rent free, the next six months require monthly payments of $12,500 for base rent, the following six months require monthly payments of $13,500 for lease rent and the remaining forty-six months require monthly payments of $14,000 in base rent. In addition to the base rent the Company pays a CAM charge to cover common areas. The current CAM charge is $2,727 per month. Rental expense amounted to $44,864 in 2003.

The Company has the option, during the 61st and 62nd months, to purchase the premises, the equipment, furniture, fixtures and liquor license for $1,700,000. Additionally, the Company has the option to extend the lease for up to two additional five year terms. Rent would be adjusted to an amount computed using the change in the consumer price index.

    Future minimum lease payments at December 31, 2003 are as follows:


                Year ending
                 December                Amount
                -----------             --------
                   2004                 $  160,500
                   2005                    168,000
                   2006                    168,000
                   2007                    168,000
                   2008                     98,000
                   Thereafter                    -
                                         ---------
                                        $  762,500
                                         =========

                         1133 SYCAMORE STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2003

NOTE E - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning September, 2003 requiring monthly payments of $240. Equipment lease payments charged to operations in 2003 was $960.
The lease is guaranteed by the sole member.


NOTE F - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

                                                                   F-48
                   1133 Sycamore Street, LLC - Cincinnati
                                BALANCE SHEET
                              September 30, 2004


ASSETS
Current Assets

Checking
  CASH
  MAIN CHECKING ACCT          $   1,735
  REGISTER/SAFE CASH              9,000
  PAYROLL CHECKING                2,528
                                 ------
  TOTAL CASH                     13,264
                                 ------
  Total Checking                 13,264

Other Current Assets
  INVENTORY
  BEVERAGE INVENTORY             20,241
                                 ------
  TOTAL INVENTORY                20,241

PREPAID EXPENSES
  PREPAID INSURANCE                 872
                                 ------
  TOTAL PREPAID EXPENSES            872

  PREPAID RENT                    2,419
  PREPAID LIQUOR LICENSE          2,966
                                 ------
  Total Other Current Assets     26,498
                                 ------
  Total Current Assets           39,762
                                 ------
FIXED ASSETS
 FURNITURE & EQUIPMENT           69,000
 LEASEHOLD IMPROVEMENTS         181,000
 SMALLWARES                       5,866
 ACCUMULATED DEPRECIATION       (21,127)
                                -------
  TOTAL FIXED ASSETS            234,738
                                -------

                                                                   F-49
                   1133 Sycamore Street, LLC - Cincinnati
                                BALANCE SHEET
                              September 30, 2004


Other Assets
        STARTUP COST              8,801
	ORGANIZATION COST NET
         OF AMORTIZATION            767
        WORKERS COMP DEPOSIT        362
        LEASE SECURITY DEPOSIT    6,250
                               --------
  TOTAL OTHER ASSETS              6,612

Total Other Assets               16,180
                               --------
TOTAL ASSETS                    290,680
                               ========



LIABILITIES & EQUITY
Liabilities
	Current Liabilities
        Accounts Payable
         ACCOUNTS PAYABLE        72,652
                               --------
Total Accounts Payable           72,652
                               --------
Other Current Liabilities
        PAYROLL LIABILITIES
        ACCRUED WORKERS COMP      1,924
        PAYROLL LIABILITIES       1,375
                               --------
TOTAL PAYROLL LIABILITIES         3,299
                               --------

Total Other Current
 Liabilities                      3,299
                               --------
Total Current Liabilities        75,951

Total Liabilities                75,951

Equity
        OWNER DISTRIBUTIONS    (430,801)
        RETAINED EARNINGS        33,245
        Net Income              612,285
Total Equity                    214,729
                               --------
TOTAL LIABILITIES & EQUITY    $ 290,680
                               ========

                                                                   F-50
                         1133 Sycamore Street, LLC
                           Profit & Loss Statement
                       January through September 2004



SALES                 $  1,932,696.04
                         ------------
                         1,932,696.04

SUBCONTRACT LABOR
	ENTERTAINMENT
           BANDS            11,006.00
           DJ/KARAOKE       78,890.50
           TALENT           17,167.00
           SOUND               800.00
           CONTEST             300.00
           ENTERTAINMENT    11,929.00
                          -----------
      TOTAL ENTERTAINMENT  120,092.50
        CLUB SECURITY       33,295.00
        SUBCONTRACT LABOR   52,792.30
                          -----------
TOTAL SUBCONTRACT LABOR    206,179.80
PURCHASES
   CASH PAID OUTS                   -
   ALCOHOLIC BEVERAGES
                   WINE     18,827.63
                  BEER     117,078.51
                  LIQUOR   219,947.27
   TOTAL ALCOHOLIC        -----------
    BEVERAGES              355,853.41

    SOFT DRINKS             46,873.17
    LINEN                    4,003.67
    SMALLWARES                      -
    ICE                        434.00
    WRISTBANDS               5,004.59
    FOOD                     6,612.15
                          -----------
TOTAL PURCHASES            418,780.99
                          -----------
TOTAL COGS                 624,960.79
                          -----------
GROSS PROFIT             1,307,735.25
                         ------------
EXPENSE

 ADVERTISING                                                        F-51
	MARKETING
        RACE CAR                    -
        ADVERTISING         89,980.20
                         ------------
TOTAL ADVERTISING           89,980.20
RENT
        STORE RENT         139,942.33
        RENT - Other                -
                         ------------
TOTAL RENT                 139,942.33
REPAIRS & MAINTENANCE
  BUILDING REPAIRS           1,526.04
  EQUIPMENT REPAIRS         16,578.12
  CLEANING                  17,598.77
  REPAIRS & MAINTENANCE     32,843.28
                         ------------
TOTAL REPAIRS &
 MAINTENANCE                68,546.21
SALARIES & WAGES           206,987.78
PAYROLL PROCESSING FEES      3,257.20
INSURANCE
 LIABILITY INSURANCE         9,605.04
 WORKERS COMP                6,896.11
 INSURANCE - Other
                         ------------
TOTAL INSURANCE             16,501.15
BANK CHARGES
 MERCHANT FEES              17,464.39
 BANK CHARGES               15,272.04
                         ------------
TOTAL BANK CHARGES          32,736.43
LICENSES & PERMITS           6,423.50
POSTAGE & DELIVERY             530.00
PROFESSIONAL FEES
    LEGAL FEES               2,000.00

PROFESSIONAL FEES            2,000.00
SUPPLIES                    25,710.72
TAXES
 PAYROLL TAXES              14,896.60
 THER TAXES                  9,503.36
                         -----------
TOTAL TAXES                 24,399.96
TRAVEL EXPENSE
     AIRFARE/LODGING        12,725.29
     OTHER TRAVEL            7,643.85
                         ------------
TOTAL TRAVEL EXPENSE        20,369.14
UTILITIES
   GAS & ELECTRIC           17,363.95
   TELEPHONE                 3,113.47
   WATER                       919.68
   TRASH REMOVAL             1,871.37
   UTILITIES                14,786.89
                         ------------
TOTAL UTILITIES             38,055.36
AMORTIZATION                   150.00
DEPRECIATION                13,540.09
MISCELLANEOUS                6,319.73

                           695,449.80
                         ------------
                           612,285.45
                         ============
                                                                   F-52

                  1133 Sycamore Street, LLC - Cincinnati
                         Statement of Cash Flows
                     January through September 2004


OPERATING ACTIVITIES
  Net Income                            612,285.45
  Adjustments to reconcile Net Income
   to net cash provided by operations:
        PREPAID INSURANCE                 9,009.00
        PREPAID LIQUOR LICENSE           (2,548.60)
        ACCOUNTS PAYABLE                 49,166.23
        OTHER ACCOUNTS PAYABLE           (1,128.62)
        LIABILITY INSURANCE FINANCING    (7,955.85)
        PAYROLL LIABILITIES              (8,062.58)
        ACCRUED WORKERS COMP               (594.67)
	SALES TAX PAYABLE
                                        ----------
Net cash provided by Operating
 Activities                             650,170.36
                                        ----------
INVESTING ACTIVITIES
 ACCUMULATED DEPRECIATION                13,540.09
 ACCUMULATED AMORTIZATION                   150.00
                                        ----------
Net cash provided by Investing
 Activities                              13,690.09
                                        ----------
FINANCING ACTIVITIES
 MEMBER CAPITAL
 OWNER DISTRIBUTIONS                   (643,856.39)
Net cash provided by Financing          ----------
 Activities                            (643,856.39)
                                        ----------
Net cash increase for period             20,004.06
Cash at beginning of period              (6,740.48)
                                        ----------
Cash at end of period                    13,263.58
                                        ==========
                                                                   F-53


To the Member Management
4115 Mill Street, LLC
Dublin, Ohio


We have audited the accompanying balance sheets of 4115 Mill Street, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2003 and the related statements of income, member's equity, and cash flows from August 19, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 4115 Mill Street, LLC. as of December 31, 2003, and the results of its operations and its cash flows from August 19, 2003 (date of inception) to December 31, 2003 in conformity with generally accepted accounting principles generally accepted in the United States of America.

                                    /s/ Couchot, Hogenkamp & Associates, Inc.
October 28, 2004                    -----------------------------------------
                                    Couchot, Hogenkamp & Associates, Inc.

                                                                   F-54

                            4115 Mill Street, LLC
                                BALANCE SHEET
                              December 31, 2003

                   ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                           $   6,181
 Inventory                                         14,154
 Prepaid expenses                                  17,574
                                                 --------
Total current assets                               37,909

PROPERTY AND EQUIPMENT - at cost
 Leasehold improvements              $ 137,300
 Equipment & fixtures                   70,270
                                      --------
                                       207,570
 Less accumulated depreciation           5,942
                                       -------    201,628
OTHER ASSETS
 Deposits                                8,085
 Organization cost net of amortization
  of $58                                   942
                                      --------      9,027
                                                 --------
                                                $ 248,564
                                                 ========
CURRENT LIABILIITES
Bank overdraft                       $  10,029
Accounts payable                         4,107
Note payable-insurance                  15,373
                                      --------  $  29,509

Accrued liabilities
Payroll                                  2,246
Workers' compensation                    1,717
Sales tax                                6,012
                                      --------      9,975
                                                 --------
Total current liabilities                          39,484

COMMITMENT                                              -

MEMBER'S EQUITY                                   209,080
                                                 --------
                                                $ 248,564
                                                 ========




See accompanying notes and auditor's report
                                                                   F-55


                           4115 Mill Street, LLC
                            STATEMENT OF INCOME
         From August 19, 2003 (date of inception) to December 31, 2003


                    Amount           Percent of Sales
                  ----------         ----------------
Sales               $ 159,331             100.00 %

COST OF SALES          33,378              20.95
                     --------
Gross profit          125,953              79.05

OPERATING EXPENSES
 Wages                 22,795              14.31
 Advertising           18,987              11.92
 Amortization              58               0.04
 Bank charges           2,146               1.35
 Cleaning               4,375               2.75
 Club security          3,143               1.97
 Depreciation           5,942               3.73
 Licenses & permits       602               0.38
 Entertainment         11,253               7.06
 Insurance              3,028               1.90
 Management fees            -                  -
 Professional fees          -                  -
 Payroll processing fee   814               0.51
 Rent                  39,045              24.51
 Repairs & maintenance  2,773               1.74
 Office expense           453               0.28
 Payroll taxes          4,388               2.75
 Supplies               3,472               2.18
 Equipment rental         575               0.36
 Travel & lodging       3,821               2.40
 Utilities              3,972               2.49
                      -------             ------
                      131,642              82.62
OPERATING LOSS         (5,689)             (3.57)

OTHER INCOME (EXPENSE)
Interest expense         (267)             (0.17)
                      -------             ------
NET INCOME          $  (5,956)             (3.74) %
                      =======             ======







See accompanying notes and auditor's report
                                                                   F-56



                           4115 Mill Street, LLC
                        STATEMENT OF MEMBER'S EQUITY
        From August 19, 2003 (date of inception) to December 31, 2003



Member's equity at August 19, 2003     $        -

Capital contributed                       215,036

Capital distributions                           -

Net loss                                   (5,956)
                                         --------
Member's equity at December 31, 2003   $  209,080
                                         ========


                                                                   F-57

                            4115 Mill Street, LLC
                            STATEMENT OF CASH FLOW
         From August 19, 2003 (date of inception) to December 31, 2003


CASH FLOW FROM OPERATING ACTIVITIES
 Net loss                                    $(5,956)

Adjustments to reconcile net income to
net cash used by operating activities
 Amortization expense                              58
 Depreciation expense                           5,942
 Increase in inventory                        (14,154)
 Increase in prepaid expense                  (17,574)
 Increase in other assets                      (9,085)
 Increase in bank overdraft                    10,029
 Increase in accounts payable                   4,107
 Increase in accrued liabilities                9,975
                                              -------
Net cash used by operating activities         (16,658)

CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment       (207,570)
                                              -------
Net cash used by investing activities        (207,570)

CASH FLOW FROM FINANCING ACTIVITIES
 Member contributions                         215,036
 Member distributions                               -
 Increase in short-term note-net               15,373
                                              -------
Net cash provided by financing activities     230,409

Net increase in cash                            6,181

CASH AT AUGUST 19, 2003                             -

CASH AT DECEMBER 31, 2003                    $  6,181
                                              =======

SUPPLEMENTAL DISCLOSURES:
Interest Paid                                $    267
                                              =======







See accompanying notes and auditor's report
                                                                   F-58


                           4115 MILL STREET, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 4115 Mill Street, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.   Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Cactus Cafe," to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 4115 Mill Street, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.   Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.   Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If amounts become uncollectible, they are charged to operations when that determination is made.

4.   Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. At December 31, 2003, inventories consisted of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.

                                                                   F-59
                         4115 MILL STREET, LLC
                 NOTES TO AUDITED FINANCIAL STATEMENTS
                           December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

5.   Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

6.   Income Taxes

The Company is a single member Limited Liability Company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

7.   Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

8.   Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2003 were $18,987.

9.   Intangibles

Intangible assets are made up of organizational costs that are amortized over a period of sixty months.

                                                                   F-60
                         4115 MILL STREET, LLC
                 NOTES TO AUDITED FINANCIAL STATEMENTS
                           December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

10.  Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.  Concentrations of Credit Risk Arising from Cash Deposits in
Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit
Insurance Corporation up to $100,000.  At December 31, 2003, the
Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

12.  Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current 2003 reporting period the Company paid the affiliate $-0-in management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment in order to open the business. The total for store buildouts cost $200,000. The entire cost of the buildouts was capitalized into the equity of the member.


NOTE C - SHORT TERM NOTE

The Company entered into two unsecured financing arrangements with a Premium Financing Specialist to pay its general insurance liability for the period 10/23/03 to 10/23/04 and workers' compensation deposit. The notes required down payments of $4,098 and $2,811, respectively and nine equal monthly payments of $1,396 and $611, respectively beginning November 23, 2003 and November 11, 2003 at the rate of 11.25% and 12.5%, respectively.
                                                                   F-61


                         4115 MILL STREET, LLC
                 NOTES TO AUDITED FINANCIAL STATEMENTS
                           December 31, 2003

NOTE D - FACILITY LEASE COMMITMENTS

On September 8, 2003, the Company entered into a sublease agreement with an unrelated sublandlord corporation. The Company conducts its operations from facilities that are subleased under a five year noncancellable operating sublease expiring in April, 2008.

The initial sublease term (September 8, 2003 through April 30,
2008) requires the sub tenant to pay rent of $8,740 on the 15th of each month for the entire term of the sublease agreement. The subtenant has the option to renew the sublease for an additional five year term at the monthly rate of $10,057 provided written notice has been given on or before December 1, 2007. As additional rent the subtenant pays common area maintenance, association dues, insurance, property taxes and special assessments. Currently the monthly for this additional rent is $2,995. Rental expense amount to $39,045 in 2003.

The following is a schedule of future minimum sublease payments required under the above operating sublease as of December 31, 2003:


                   Year ending
                    December                 Amount
                   -----------              --------
                      2004                 $ 104,880
                      2005                   104,880
                      2006                   104,880
                      2007                   104,880
                      2008                    34,960
                      Thereafter                   -
                                            --------
                                           $ 454,480
                                            ========

NOTE E - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning September, 2003 requiring monthly payments of $144.
 Equipment lease payments charged to operations in 2003 was $575.
The lease is guaranteed by the sole member.

                                                                   F-62

                         4115 MILL STREET, LLC
                 NOTES TO AUDITED FINANCIAL STATEMENTS
                           December 31, 2003


NOTE F - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.





                                                                   F-63

                      4115 Mill Street, LLC - Kansas City
                                BALANCE SHEET
                            As of September 30, 2004



ASSETS
	Current Assets
		Checking
			CASH
                        MAIN CHECKING ACCT     $ 15,030
                        SAFE/REGISTER CASH        5,000
                        PAYROLL CHECKING            532
                                                -------
                        TOTAL CASH               20,562
                                                -------
                Total Checking                   20,562
                                                -------
		Other Current Assets
			INVENTORY
                        BEVERAGE INVENTORY       11,629
                        SUPPLIES INVENTORY        2,525
                                                -------
                        TOTAL INVENTORY          14,154
                                                -------
			PREPAID EXPENSES
                        PREPAID RENT              4,511
                                                -------
                        TOTAL PREPAID EXPENSES    4,511
                                                -------
                Total Other Current Assets       18,665
                                                -------
        Total Current Assets                     39,228
                                                -------
	Fixed Assets
		FIXED ASSETS
                        LEASEHOLD IMPROVEMENTS  200,000
                        SMALLWARES                7,570
                        ACCUMULATED
                         DEPRECIATION           (23,769)
                                                -------
                TOTAL FIXED ASSETS              183,801
                                                -------
        Total Fixed Assets                      183,801
                                                -------
	Other Assets
                                                                   F-64
                WORKERS COMP DEPOSIT              3,725
		OTHER ASSETS
                        ORGANIZATION COS          1,000
			ORGANIZATION COSTS
                         AMORTIZATION              (208)
                                                -------
                TOTAL OTHER ASSETS                  792
                                                -------
        Total Other Assets                        4,516
                                                -------
TOTAL ASSETS                                    227,545
                                                =======
LIABILITIES & EQUITY
	Liabilities
		Current Liabilities
                     Accounts Payable
                     ACCOUNTS PAYABLE            12,410
                                                -------
                     Total Accounts Payable      12,410
                                                -------
                     Other Current Liabilities
                      PAYROLL LIABILITIES         1,075
                      ACCRUED TAXES
                      SALES TAX PAYABLE
                      TOTAL ACCRUED TAXES             -
                                                -------
        Total Other Current Liabilities           1,075
                                                -------
        Total Current Liabilities                13,485
                                                -------
        Total Liabilities                        13,485
                                                -------
	Equity
              ADDITIONAL PAID IN CAPITAL
              OWNER CONTRIBUTIONS               141,875
              RETAINED EARNINGS                  (5,957)
              Net Income                         78,141
                                                -------
        Total Equity                            214,060
                                                -------
TOTAL LIABILITIES & EQUITY                     $227,545
                                                =======
                                                                   F-65
                   4115 Mill Street, LLC - Kansas City
                             Profit & Loss
                     January through September 2004

INCOME
        SALES                    725,200
                                 -------
TOTAL INCOME                     725,200

COST OF GOODS SOLD
        SALES TAXES                    -
	SUBCONTRACT LABOR
        ENTERTAINMENT
         BANDS                       300
         DJ/KARAOKE               30,022
         TALENT                    1,660
         CONTEST                   1,200
                                 -------
         TOTAL ENTERTAINMENT      33,182

         CLUB SECURITY               356
         SUBCONTRACT LABOR         7,162
                                 -------
         TOTAL SUBCONTRACT LABOR  40,700

                                                                   F-66

             PURCHASES
             COMPS/GIVEAWAYS          420
             ALCOHOLIC BEVERAGES
                 BEER              66,126
                 LIQUOR            98,854
                 ALCOHOLIC
                  BEVERAGES         1,278
                                 --------
             TOTAL ALCOHOLIC
              BEVERAGES           166,258
                                 --------
                 SOFT DRINKS       10,115
                 LINEN                989
                 SMALLWARES           280
                 ICE                1,320
                 FOOD              24,377
                 PURCHASES - Other      -
                                  -------
             TOTAL PURCHASES      203,760
                                  -------
             TOTAL COST OF GOODS
              SOLD                244,459
                                  -------
GROSS PROFIT                      480,740
                                  -------
EXPENSES
	ADVERTISING
          RACE CAR                 26,500
          NEWSPAPER                 8,418
          ADVERTISING              38,144
                                  -------
        TOTAL ADVERTISING          73,062
                                  -------
	RENT
         STORE RENT               111,083
         EQUIPMENT RENT               585
         RENT                         700
                                  -------
        TOTAL RENT                112,368
                                                                   F-67

	REPAIRS & MAINTENANCE
          BUILDING REPAIRS
          EQUIPMENT REPAIRS
          CLEANING                 15,600
          REPAIRS & MAINTENANCE     1,804
        TOTAL REPAIRS &           -------
         MAINTENANCE               17,404
                                  -------

        SALARIES & WAGES           90,651
        PAYROLL PROCESSING FEES     2,322
	INSURANCE
           LIABILITY INSURANCE     11,334
           WORKERS COMP             4,360
           INSURANCE                4,068
                                  -------
        TOTAL INSURANCE            19,762
                                  -------
	BANK CHARGES
           MERCHANT FEES            6,142
           BANK CHARGES             5,742
                                  -------
        TOTAL BANK CHARGES         11,884
                                  -------

        INTEREST EXPENSE            1,232
        LICENSES & PERMITS          1,966
        POSTAGE & DELIVERY            157

        PROFESSIONAL FEES
              ACCOUNTING FEES          96
                                  -------
        TOTAL PROFESSIONAL FEES        96

        SUPPLIES                    3,461
	TAXES
        PAYROLL TAXES
                   FICA EXPENSE     5,619
                   PAYROLL TAXES    1,357
                                  -------
             TOTAL PAYROLL TAXES    6,975
                                  -------
        TAXES
        TOTAL TAXES                 6,975

	TRAVEL EXPENSE
           AIRFARE/LODGING          1,696
           TRAVEL EXPENSE           3,000
                                  -------
        TOTAL TRAVEL EXPENSE        4,696
                                  -------
	UTILITIES
          GAS & ELECTRIC           22,498
          TELEPHONE                 2,105
          WATER                       350
          CABLE                       869
          TRASH REMOVAL             9,897
          UTILITIES                 2,869
                                  -------
        TOTAL UTILITIES            38,586

        AMORTIZATION                  150
        DEPRECIATION               17,826
	PAYMENT SCHEDULES
                CONSTRUCTION            -

        TOTAL PAYMENT SCHEDULES         -
                                 --------
TOTAL EXPENSES                    402,599
                                 --------
NET INCOME                      $  78,141
                                 ========                             F-68
                      4115 Mill Street, LLC - Kansas City
                            Statement of Cash Flows
                         January through September 2004


	OPERATING ACTIVITIES
        Net Income                              78,141

        Adjustments to reconcile Net Income
         to net cash provided by operations:
                       PREPAID INSURANCE        13,063
                       PREPAID WORKERS COMP      6,368
                       ACCOUNTS PAYABLE         2,291
                       LIABILITY INS FINANCING  (10,710)
                       WORKERS COMP FINANCING   (4,663)
                       PAYROLL LIABILITIES      (1,170)
                       SALES TAX PAYABLE
        Net cash provided by Operating        --------
         Activities                             83,319
                                              --------
	INVESTING ACTIVITIES
        ACCUMULATED DEPRECIATION                17,826
        LOAN TO JHF PROPERTIES
        WORKERS COMP DEPOSIT                    (4,725)
        ORGANIZATION COSTS AMORTIZATION            150
                                              --------
        Net cash provided by Investing
         Activities                             13,252
                                              --------
	FINANCING ACTIVITIES
             OWNER CONTRIBUTIONS               103,505
             OWNER DISTRIBUTIONS              (175,665)
                                              --------
        Net cash provided by Financing
         Activities                            (72,160)
                                              --------
        Net cash increase for period            24,411
        Cash at beginning of period             (3,848)
                                              --------
        Cash at end of period                $  20,562
                                              ========

                                                                   F-69



October 28, 2004

To the Member Management
296 N. Stone, LLC
Dublin, Ohio


We have audited the accompanying balance sheets of 296 N. Stone, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2003 and the related statements of income, member's equity, and cash flows from September 23, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 296 N. Stone, LLC. as of December 31, 2003, and the results of its operations and its cash flows from September 23, 2003 (date of inception) to December 31, 2003 in conformity with generally accepted accounting principles generally accepted in the United States of America.

                                    /s/ Couchot, Hogenkamp & Associates, Inc.
October 28, 2004                    -----------------------------------------
                                    Couchot, Hogenkamp & Associates, Inc.





                                                                   F-70
                              296 N. STONE, LLC
                                BALANCE SHEET
                              December 31, 2003

                  ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
  Cash                                        $    2,092
  Inventory                                       15,817
  Prepaid expenses                                16,903
                                                --------
Total current assets                              34,812

PROPERTY AND EQUIPMENT - at cost
Leasehold improvements             $ 137,300
Equipment & fixtures                  67,744
                                    --------
                                     205,044
Less accumulated depreciation         (2,884)
                                    --------     202,160

OTHER ASSETS
 Deposits                                314
 Organization cost net of
   amortization of $21                   979
                                    --------       1,293
                                                 -------
                                                $238,265
                                                 =======

CURRENT LIABILIITES
 Bank overdraft                    $  15,580
 Accounts payable                      2,444
 Note payable-insurance               10,654
                                    --------     $28,678

Accrued liabilities
 Payroll                                 626
 Sales tax                             1,914
                                    --------       2,540
                                                 -------
Total current liabilities                         31,218

COMMITMENT                                             -

MEMBER'S EQUITY                                  207,047
                                                 -------
                                              $  238,265
                                                 =======





See accompanying notes and auditor's report

                                                                   F-71

                             296 N. STONE, LLC
                            STATEMENT OF INCOME
       From September 23, 2003 (date of inception) to December 31, 2003


                                      Amount          Percent of Sales
                                    ----------        ----------------
Sales                                $ 51,235              100.00  %

COST OF SALES                          10,959               21.39
                                      -------              ------
Gross profit                           40,276               78.61

OPERATING EXPENSES
 Wages                                  9,219               17.99
 Contract labor                         4,648                9.07
 Advertising                           15,765               30.77
 Amortization                              21                0.04
 Bank charges                           1,901                3.71
 Cleaning                               3,114                6.08
 Club security                            842                1.64
 Depreciation                           2,884                5.63
 Licenses & permits                     2,482                4.84
 Entertainment                          6,108               11.92
 Insurance                              1,900                3.71
 Payroll processing fee                   348                0.68
 Rent                                  16,556               32.31
 Repairs & maintenance                  2,323                4.53
 Office expense                           845                1.65
 Payroll taxes                          1,053                2.06
 Supplies                                 380                0.74
 Travel & lodging                       5,348               10.44
 Miscellaneous                            930                1.82
 Utilities                              2,922                5.70
                                      -------              ------
                                       79,589              155.34
                                      -------              ------

OPERATING LOSS                        (39,313)             (76.73)

OTHER INCOME (EXPENSE)
Interest expense                         (135)              (0.26)
                                      -------              ------
NET LOSS                            $ (39,448)             (76.99) %
                                      =======               =====






See accompanying notes and auditor's report

                                                                   F-72


                             296 N. STONE, LLC
                        STATEMENT OF MEMBER'S EQUITY
      From September 23, 2003 (date of inception) to December 31, 2003



Member's equity at Septemer 23, 2003   $       -

Capital contributed                      246,495

Capital distributions                          -

Net loss                                 (39,448)
                                         -------
Member's equity at December 31, 2003   $ 207,047
                                         =======












See accompanying notes and auditor's report

                                                                   F-73
                            296 N. STONE, LLC
                          STATEMENT OF CASH FLOW
      From September 23, 2003 (date of inception) to December 31, 2003


CASH FLOW FROM OPERATING ACTIVITIES
 Net loss                             $  (39,448)

 Adjustments to reconcile net income
  to net cash used by operating
  activities
  Amortization expense                        21
  Depreciation expense                     2,884
  Increase in inventory                  (15,817)
  Increase in prepaid expense            (16,903)
  Increase in other assets                (1,314)
  Increase in bank overdraft              15,580
  Increase in accounts payable             2,444
  Increase in accrued liabilities          2,540
                                         -------
Net cash used by operating activities    (50,013)

CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment  (205,044)
                                         -------
Net cash used by investing activities   (205,044)

CASH FLOW FROM FINANCING ACTIVITIES
 Member contributions                    246,495
 Member distributions                          -
 Increase in short-term note-net          10,654
                                         -------
Net cash provided by financing
 activities                              257,149

Net increase in cash                       2,092

CASH AT SEPTEMBER 23, 2003                     -
                                         -------
CASH AT DECEMBER 31, 2003             $    2,092
                                         =======

SUPPLEMENTAL DISCLOSURES:
Interest Paid                         $      135
                                         =======







See accompanying notes and auditor's report

                                                                   F-74


                             296 N. STONE, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 296 N. Stone, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.   Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Coconuts" in Tucson, Arizona to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 296 N. Stone, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.   Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.   Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If amounts become uncollectible, they are charged to operations when that determination is made.

4.   Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. At December 31, 2003, inventories consisted of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.

                                                                   F-75
                             296 N. STONE, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

5.   Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

6.   Income Taxes

The Company is a single member Limited Liability Company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

7.   Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

8.   Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2003 were $15,765.

9.   Intangibles

Intangible assets are made up of organizational costs that are amortized over a period of sixty months.

                                                                   F-76
                             296 N. STONE, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

10.  Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.  Concentrations of Credit Risk Arising from Cash Deposits in
Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit
Insurance Corporation up to $100,000.  At December 31, 2003, the
Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

12.  Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current 2003 reporting period the Company paid the affiliate $-0-in management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment in order to open the business. The total for store buildouts of $200,000 was capitalized into the equity of the member.


NOTE C - SHORT TERM NOTE

The Company entered into an unsecured financing arrangement with a Premium Financing Specialist to pay its general insurance liability for the period 11/19/03 to 11/19/04. The note, in the amount of $16,547, required a down payment of $4,366 and nine equal monthly payments of $1,400 beginning December 19, 2003 at the rate of 8.25%.

                                                                   F-77
                             296 N. STONE, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2003

NOTE D - FACILITY LEASE COMMITMENTS

The Company conducts its operations from facilities that are leased under an eight year noncancellable operating lease expiring in June, 2011. The lease entered into August 21, 2003 allowed for rent to commence the day after lessee obtained authorization by the Arizona Board of Liquor License and Control to use a series 6 liquor license on the premises. The liquor license was issued November 19, 2003. Base rent for year one is $9,000 per month through June 30, 2004. Beginning July 1, 2004 and annually throughout the term of the lease, base rent shall increase 3% on each anniversary date. Additionally, the Company shall pay percentage rent to the extent that six percent of gross quarterly sales exceed base rent for the corresponding quarter. For this calculation gross sales shall mean all sales from the Premises that would be subject to sales tax. In addition to the base rent and percentage rent the Company shall pay as additional rent an amount to cover real estate taxes and insurance. Currently this additional amount to cover taxes and insurance is $2,384 and is paid monthly with an annual reconciliation. The lease is partially guaranteed up until $100,000 of base rent has been paid.

The Company has an option to terminate the lease effective at midnight on June 30, 2011 and again on June 30, 2016 by providing Lessor with not less than 180 days advance written notice. Lessee has no right to sublease or assign its interest under the lease without prior consent of the Lessor.

Future minimum lease payments at December 31, 2003 are as follows:


                      Year ending
                       December               Amount
                     -------------          ---------
                        2004               $  109,620
                        2005                  112,909
                        2006                  116,296
                        2007                  119,785
                        2008                  123,387
                        Thereafter          1,892,764
                                            ---------
                                           $2,474,764
                                            =========

Rental expense amounted to $16,556 in 2003.

                                                                   F-78
                             296 N. STONE, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2003

NOTE E - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

                                                                   F-79
                            Tuscon
                        Balance Sheet
                   As of September 30, 2004

ASSETS
   Current Assets
        Checking
         CASH
          MAIN CHECKING ACCT            $  1,279
          SAFE/REGISTER CASH               5,000
          PAYROLL CHECKING                   292
                                         -------
         TOTAL CASH                        6,571
                                         -------
         Total Checking                    6,571
                                         -------
         Other Current Assets

         INVENTORY
          BEVERAGE INVENTORY              14,821
          SUPPLIES INVENTORY               2,000
          SMALLWARES                       5,044
                                         -------
         TOTAL INVENTORY                  21,865
                                         -------
          PREPAID EXPENSES
          PREPAID INSURANCE                2,171
          PREPAID EXPENSES                   237
                                         -------
         TOTAL PREPAID EXPENSES            2,408
                                         -------
         Total Other Current Assets       24,273
                                         -------

         Total Current Assets             30,844
                                         -------
         Fixed Assets
               FIXED ASSETS
               FURNITURE & EQUIPMENT      62,700
               LEASEHOLD IMPROVEMENTS    137,300
               SMALL WARES                 5,044
                ACCUMULATED DEPRECIATION (15,863)
                                         -------
         TOTAL FIXED ASSETS              189,181
                                         -------
         Total Fixed Assets              189,181
                                         -------
	Other Assets
          OTHER ASSETS
               ORGANIZATIONAL COSTS        1,000
               ORGANIZATIONAL
                AMORTIZATION                (171)
               BWC DEPOSIT                   315
                                         -------
        TOTAL OTHER ASSETS                 1,144
                                         -------
        Total Other Assets                 1,144
                                         -------
        TOTAL ASSETS                     221,168
                                         =======
                                                                   F-80

LIABILITIES & EQUITY

	Liabilities
         Current Liabilities
          Accounts Payable
          ACCOUNTS PAYABLE                26,904
                                         -------
        Total Accounts Payable            26,904
                                         -------
         Other Current Liabilities
          PAYROLL LIABILITIES              1,445
          ACCRUED TAXES
          SALES TAX PAYABLE
          ACCRUED TAXES                        -
                                         -------
        Total Other Current Liabilities    1,445
                                         -------
        Total Current Liabilities         28,349
                                         -------
        Total Liabilities                 28,349

	Equity
         ADDITIONAL PAID IN CAPITAL
         OWNER CONTRIBUTIONS             195,876
         RETAINED EARNINGS               (39,447)
         Net Income                       36,391
                                         -------
        Total Equity                     192,820

        TOTAL LIABILITIES & EQUITY     $ 221,168
                                         =======
                                                                   F-81

                                    Tuscon
                           Profit & Loss Statement
                        January through September 2004

       INCOME

        SALES                       661,072
        OTHER INCOME                      -
                                   --------
       TOTAL INCOME                 661,072
                                   --------
       COST OF GOODS SOLD
	SUBCONTRACT LABOR
        ENTERTAINMENT
        BANDS                        10,180
        DJ/KARAOKE                   24,730
        RADIO/PROMOTIONAL             2,457
        TALENT                       14,033
        SOUND                         7,978
        ENTERTAINMENT                   650
                                    -------
        TOTAL ENTERTAINMENT          60,027
                                    -------
        CLUB SECURITY                 5,160
        SUBCONTRACT LABOR             2,700
                                    -------
        TOTAL SUBCONTRACT LABOR      67,887
                                    -------
        PURCHASES
         ALCOHOLIC BEVERAGES
         WINE                           223
         BEER                        49,523
         LIQUOR                      51,334
                                    -------
        TOTAL ALCOHOLIC BEVERAGES   101,079
                                    -------
         SOFT DRINKS                 12,794
         LINEN                        4,264
         SMALLWARES                   4,454
         FOOD                         8,917
         PURCHASES - Other                -
                                    -------
        TOTAL PURCHASES             131,508
                                    -------
        TOTAL COST OF GOODS SOLD    199,395
                                    -------
        GROSS PROFIT                461,677
                                    -------                        F-82
        EXPENSE
          ADVERTISING
          MARKETING                  19,497
          NEWSPAPER                     927
          ADVERTISING                40,681
                                    -------
        TOTAL ADVERTISING            61,105
                                    -------
          RENT
          OFFICE RENT               119,695
          EQUIPMENT RENT              1,405
                                    -------
        TOTAL RENT                  121,100

         REPAIRS & MAINTENANCE
         SECURITY SYSTEM              1,019
         BUILDING REPAIRS               775
         EQUIPMENT REPAIRS            4,650
         CLEANING                    11,182
         REPAIRS & MAINTENANCE       12,188
                                    -------
        TOTAL REPAIRS & MAINTENANCE  29,813
                                    -------

        SALARIES & WAGES            107,252
	INSURANCE
         LIABILITY INSURANCE         12,529
         WORKERS COMP                 1,737
         INSURANCE                      573
                                    -------
        TOTAL INSURANCE              14,840
                                    -------
        BANK CHARGES                 14,736
        LICENSES & PERMITS            3,298
        OFFICE EXPENSE                  280
	POSTAGE & DELIVERY
	PROFESSIONAL FEES
        MANAGEMENT FEES                   -
        PROFESSIONAL FEES                 -
         Other                            -
                                    -------
        Total
         PROFESSIONAL FEES                -
                                    -------
        SUPPLIES                     11,452
	TAXES
            PAYROLL TAXES
            FICA EXPENSE              8,190
            FUTA/SUI                    704
                                    -------
        TOTAL PAYROLL TAXES           8,894
                                    -------
        TOTAL TAXES                   8,894
                                    -------
                                                                   F-83
        TRAVEL EXPENSE
        AIRFARE/LODGING               2,409
        MEALS & ENTERTAINMENT         2,062
                                    -------
        TOTAL TRAVEL EXPENSE          4,471
                                    -------
        UTILITIES
            GAS & ELECTRIC           24,464
            TELEPHONE                 2,536
            WATER                     2,348
            INTERNET
            CABLE                       591
            TRASH REMOVAL             2,873
            UTILITIES                 2,105
                                    -------
        TOTAL UTILITIES              34,917
                                    -------
        AMORTIZATION                    150
        DEPRECIATION                 12,979
        UNCATEGORIZED EXPENSE             -

        CONSTRUCTION                      -
                                    -------
        Total PAYMENT
         SCHEDULES                        -
                                    -------
        TOTAL EXPENSES              425,286
                                    -------
        NET INCOME                 $ 36,391
                                    =======

                                                                   F-84
                                    Tuscon
                           Statement of Cash Flows
                        January through September 2004


                                 Jan - Sep 04
	OPERATING ACTIVITIES
         Net Income                  $ 36,391

          Adjustments to reconcile
           Net Income to net cash
           provided by operations:

           LOAN TO JHF PROPERTIES
           PREPAID EXPENSES             7,081
           PREPAID INSURANCE           12,277
           ACCOUNTS PAYABLE            22,546
           PFS LIABILITY INS
            FINANCING                 (10,654)
           PAYROLL LIABILITIES            820
                                      -------
         Net cash provided by
          Operating Activities         68,460
                                      -------
         INVESTING ACTIVITIES
          FURNITURE & EQUIPMENT       (62,700)
          LEASEHOLD IMPROVEMENTS       62,700
          SMALL WARES                  (5,044)
          ACCUMULATED DEPRECIATION     12,979
          ORGANIZATIONAL AMORTIZATION     150
                                      -------
         Net cash provided by
          Investing Activities          8,085
                                      -------
	FINANCING ACTIVITIES
          OWNER CONTRIBUTIONS          98,923
          OWNER DISTRIBUTIONS        (154,405)
                                      -------
        Net cash provided by
         Financing Activities         (55,482)
                                      -------
        Net cash increase for period   21,063
        Cash at beginning of period   (14,492)
                                      -------
        Cash at end of period       $   6,571
                                      =======

         Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Headliners' By-laws provide that Headliners will indemnify our directors and officers against liabilities arising from their service as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Headliners pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Headliners of expenses incurred or paid by a Director, officer or controlling person of Headliners in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Headliners will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Our certificate of incorporation also provides that our directors will not be personally liable to us for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

Item 25.  Other Expenses of Issuance and Distributions

     The following are the expenses that Headliners expects to incur in connection with the registration and distribution of the shares being registered. All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective. Headliners will pay all of these expenses; the selling shareholders will pay none of them.

          Filing Fee.................. $  6,052
          Accounting fees.............   10,000
          Transfer Agent..............      500
          Legal fees..................   10,000
          Printing expenses...........      300
                                         ------
          TOTAL....................... $ 26,852
                                         ======

Item 26.  Recent Sales of Unregistered Securities.

      In January 2002 Headliners issued 3,000 shares of common stock to Michael Margolies. The securities were issued in consideration for Mr. Margolies undertaking to provide management services. The shares were valued at $55 per share, the market value on the date of issuance. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

      In January 2002 Headliners issued 1,000 shares of common
stock to The Siriani-Jersey Trust.    The securities were issued
in consideration for satisfaction of a $50,000 promissory note and $25,000 in cash. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In March 2002 Headliners issued 1,000 shares of common stock and common stock purchase warrants to Sage Capital
Investments Limited.   The securities were issued in
consideration for satisfaction of a $100,000 debenture. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In April 2002 Headliners issued a total of 17,500 shares of common stock to Messrs. Eduardo Rodriguez, Michael Margolies and Gary Marks. The securities were issued in consideration for their undertakings to provide management services. The shares were valued at $34 per share, the market value on the date of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and who were acquiring the shares for their own accounts. There were no underwriters.

      In October 2002 Headliners issued 2,000 shares of common stock to Andrew Freundlich. The securities were issued in consideration for a loan extension. The shares were valued at $250 per share, the market price of the shares on the date of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

      In January 2003 Headliners issued 1,213 shares of common stock to Michael Margolies. The securities were issued in consideration for management services performed by Mr. Margolies. The shares were valued at $4.50 per share, the market price on the date the shares were issued. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

      In January 2003 Headliners issued 30,000 shares of common stock to Marod Holdings LLC and Rodmar Holdings, LLC. The securities were issued in consideration for a loan. The shares were valued at $4.50 per share, the market price on the date the shares were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      In May 2003 Headliners issued 1,000,000 shares of common stock to Rodmar Holdings LLC. The securities were issued in consideration for satisfaction of $500,000 due on a promissory note. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In June 2003 Headliners issued 275,000 shares of common
stock to iCapital Finance Inc. and Basic Investors Inc.   The
securities were issued in consideration for their undertaking to provide capital-raising services. The shares were valued at $2.00 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      In June 2003 Headliners issued 7,500 shares of common stock to National Financial Comm. Corp. The securities were issued in satisfaction of a $10,000 obligation. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In August 2003 Headliners issued 2,000,000 shares of
common stock to Eduardo Rodriguez and Michael Margolies.   The
securities were issued in consideration for their undertaking to provide management services. The shares were valued at $.70 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

      In October 2003 Headliners issued 120,000 shares of common stock to Live Oak Capital LLC. The securities were issued in consideration for an undertaking to pay $60,000 for the shares. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In October 2003 Headliners issued a total of 321,231 shares of common stock to Cornell Capital Partners, LP, Newbridge Securities Corp., and Butler Gonzalez LLP. The securities were issued to compensate these entities for their roles in completing the Equity Line of Credit Agreement between Cornell Capital Partners and Headliners. The shares were valued at $.35 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose principals had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

      In December 2003 Headliners issued 1,000,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $265,000 obligation. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

      In December 2003 Headliners issued a total of 1,500,000 shares of common stock to Mark Magnusson and Drew Magnusson. The securities were issued in partial satisfaction of an obligation of approximately $155,000. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

      In December 2003 Headliners issued a total of 1,250,000 shares of common stock to Rodmar Holdings LLC and Marod Holdings LLC. The securities were issued in satisfaction of an obligation of approximately $300,000. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      From January 2004 through November 2004 Headliners sold a total of 38,559,043 shares of common stock to Cornell Capital Partners, LP. The shares were sold for $2,015,000 cash. The sales were exempt pursuant to Section 4(2) of the Act since the sales were not made in a public offering and were made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In May 2004 Headliners sold 2,542,373 shares of common stock to Jeff D. Halverson. The shares were sold for $50,000 cash. The sale was exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own accounts. There were no underwriters.

      In May 2004 Headliners issued 5,900,000 shares of common
stock to Brett Salter.   The securities were issued in
consideration for his undertaking to provide financial and management consulting services to Headliners through the six year term of the agreement. The shares were valued at $.09 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      In May 2004 Headliners issued 2,000,000 shares of common stock to P.A. Whalen & Company. The securities were issued in satisfaction of a $100,000 obligation, with a covenant by P.A. Whalen & Company to return to Headliners any shares that remain after the proceeds from selling the shares reach $100,000. The shares were valued at $100,000, based on the terms of the agreement. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose owner who had access to detailed information about Headliners and was acquiring the shares for its own account. There were no underwriters.

      In June 2004 Headliners issued a total of 33,290,951 shares of common stock to 29 individual investors. The shares were sold for $932,500 cash. The sales were exempt pursuant to
Section 4(2) of the Act and Rule 506 promulgated thereunder since the sales were not made in a public offering and were made to individual who had access to detailed information about Headliners and who were acquiring the shares for their own accounts. There were no underwriters.

      In June 2004 Headliners issued 7,000,000 shares of common stock to JHF Properties, LLC. The shares were issued as an advance payment of Headliners' obligation to pay $1,400,000 to JHF Properties to develop an entertainment facility. The shares will be valued at the amount realized by JHF Properties when the shares are sold. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In July 2004 Headliners sold 30,000,000 shares of common stock to Kevin Waltzer. The shares were sold for $500,000 cash. The sale was exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own accounts. There were no underwriters.

      In July 2004 Headliners issued a total of 3,600,000 shares of common stock to Wall Street At Home.com, Inc. and Oceanic Consulting LLC. The shares were issued in consideration for their services as finders who introduced investors to Headliners. The shares were valued at $.08 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      In August 2004 Headliners issued a total of 11,900,000 shares of common stock to Paul Negroni, XXR Consulting, Inc. and Trans Global Industries, Inc. The securities were issued in consideration for their undertaking to provide financial and management consulting services. The shares were valued at $.06 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      In August 2004 Headliners issued 2,000,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $265,000 obligation. The shares were valued at $.06, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

      In August 2004 Headliners issued a total of 3,000,000 shares of common stock to Mark Magnusson and Drew Magnusson. The securities were issued in partial satisfaction of an obligation of approximately $155,000. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

Item 27.  Exhibits and Financial Statement Schedules

Exhibits

3-a   Articles of Incorporation, as amended on May 6, 1993 and
      August 9, 1999. (1)

3-a(1) Certificate of Amendment to Articles of Incorporation dated March 17, 2003 - filed as an exhibit to the Quarterly Report on Form 10-QSB for the period ended March 31, 2003 and incorporated herein by reference.

3-1(2) Certificate of Amendment to Articles of Incorporation dated May 24, 2004 - filed as an exhibit to the Current
          Report on Form 8-K dated June 1, 2004 and incorporated herein by reference.

3-b   By-laws. (1)

5     Opinion of Robert Brantl, Esq.

10-a  Affiliation Agreement dated December 31, 2001 among
      Headliners Entertainment Group, Inc., Edward Rodriguez and
      Michael Margolies. (2)

10-b  Employment Agreement - Michael Margolies dated January 1,
      2002. (2)

10-c  Employment Agreement - Eduardo Rodriguez dated January 1,
      2002. (2)

10-d  Common Stock Purchase Warrant dated May 21, 2004 issued to
      The Rodriguez Family Trust

10-e  Common Stock Purchase Warrant dated May 21, 2004 issued to
      The Margolies Family Trust

10-f  Standby Equity Distribution Agreement with Cornell Capital
      Partners dated June 2, 2004

10-g  Project Acquisition Agreement dated June 23, 2004 among
      Headliners Entertainment Group, Inc., Paul Butler and JHF
      Properties, LLC. (3)

10-h  Properties Acquisition Agreement - Butler dated June 23,
      2004 among Headliners Entertainment Group, Inc., Paul
      Butler and JHF Properties, LLC. (3)

10-i Omnibus Modification Agreement dated November 22, 2004 among Headliners Entertainment Group, Inc., Paul Butler,
      Jon Field and JHF Properties, LLC

10-j  Shopping Center Lease dated November 28, 2003 between
      Eklecco LLC and Palisades Comedy LLC d/b/a Rascals Comedy
      Club for premises in the Palisades Center, West Nyack, NY

21    Subsidiaries -   Rascals Comedy Club Stage Door Grill, Inc.
                       D.E.M. Amusements, Inc.
                       Rascals Cherry Hill, Inc.
                       Palisades Comedy LLC
                       Rascals Montclair, Inc.

23-a. Consent of Rosenberg Rich Baker Berman & Company, P.A.

23-b  Consent of Couchot, Hogenkamp & Associates, Inc.

23-c  Consent of Robert Brantl, Esq. is contained in his
      opinion.
_____________________________

(1)       Filed as an exhibit to the Company's Registration
          Statement on Form 10-SB and incorporated herein by reference.
(2) Filed as an exhibit to the Company's Current Report on Form 8-K dated December 31, 2001 and incorporated herein by reference.
(3) Filed as an exhibit to the Company's Current Report on Form 8-K dated June 24, 2004 and incorporated herein by reference.

Item 28.  Undertakings

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Headliners, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Headliners of expenses incurred or paid by a Director, officer or controlling person of Headliners in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Headliners will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement to:

                (i) Include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, Headliners Entertainment Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Town of Montclair and the State of New Jersey on the 6th day of December, 2004.

                       Headliners Entertainment Group, Inc.

                       By:/s/Eduardo Rodriguez
                       --------------------------------------
                       Eduardo Rodriguez, Chairman


          In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated on December 6, 2004.


/s/Eduardo Rodriguez
---------------------       President (Chief Executive Officer, Chief Financial
Eduardo Rodriguez           Officer, Chief Accounting Officer), Director


/s/Michael Margolies        Director
---------------------
Michael Margolies